As filed with the Securities and Exchange Commission on December 23, 2010

Registration No. 333-170703

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CNH Capital Receivables LLC

(Exact name of registrant as specified in its charter)

Delaware	39-1995297
(State of Organization)	(I.R.S. Employer Identification No.)

6900 Veterans Boulevard

Burr Ridge, Illinois 60527

(630) 887-2233

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael P. Going

Senior Vice President,

General Counsel and Secretary

CNH Global N.V.

6900 Veterans Boulevard

Burr Ridge, Illinois 60527

(630) 887-3766

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Trent M. Murch

Greenberg Traurig, LLP

77 West Wacker Drive, Suite 3100

Chicago, Illinois 60601

(312) 456-1015

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration state filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)(3)
Asset Backed Notes	$6,079,068,000	100%	$6,079,068,000	$433,437.55
Asset Backed Certificates	$0	100%	$0	$0

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) On November 19, 2010, pursuant to Rule 457(p) under the Securities Act, the registrant offset $46,126.30 of the registration fee due under this Registration Statement by the $46,126.30 of registration fees previously paid in connection with unsold securities registered by registrant's affiliate, CNH Wholesale Receivables LLC, pursuant to Registration Statement No. 333-133489, which was originally filed with the Commission on April 24, 2006 and became effective on November 8, 2007.

(3) $387,311.25 is paid as of the date hereof.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement  and the attached prospectus  is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement and the attached prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 23, 2010

Prospectus Supplement to Prospectus dated [       ], 20

CNH Equipment Trust 20   -

Issuing Entity

CNH Capital Receivables LLC

Depositor

CNH Capital America LLC Sponsor and Originator	New Holland Credit Company, LLC Servicer

The trust will issue the following classes of Notes, which are offered under this prospectus supplement and the accompanying prospectus.

Class A Notes
	A-1 Notes	A-2 Notes	A-3 Notes	A-4a Notes	A-4b Notes	Class B Notes
Principal Amount	$	$	$	$	$	$
Interest Rate	%	%	%	%	One-Month LIBOR plus %	%
Final Maturity Date
Price to Public[1]	%	%	%	%	%	%
Underwriting Discount[2]	%	%	%	%	%	%
Proceeds to Depositor[3]	%	%	%	%	%	%

1                                           Plus accrued interest, if any, from [   ]. Total price to public (excluding such interest) = $[            ].

2                                           Total Underwriting Discount = $[     ].

3                                           Total Proceeds to Depositor = $[         ].

Consider carefully the risk factors beginning on page S-7 in this prospectus supplement and on page 2 in the prospectus.

The notes represent obligations of the issuing entity only and do not represent obligations of or interests in CNH Capital Receivables  LLC, CNH Capital America LLC, New Holland Credit Company, LLC or any of their affiliates.

This prospectus supplement may be used to offer and sell the Class A Notes and Class B Notes only if accompanied by the prospectus.

Pursuant to this prospectus supplement and accompanying prospectus, notes are being offered with an aggregate principal amount of $[        ], which consists of $[        ] of Class A Notes and $[        ] of Class B Notes.

The primary assets of the trust will consist of [variable rate][fixed rate] [retail installment sale contracts], [equipment leases][retail installment loans] [consumer installment loans] secured by agricultural or construction equipment.

Interest and principal will be payable on the notes on the 15th day of each month or, if the 15th is not a business day, the next business day, beginning on [    ], 20 . See page S-4 of the summary of this prospectus supplement for a discussion of the distribution priority for each class of notes.

Credit Enhancement

•      The trust will also issue $[        ] [    ]% asset backed certificates, which are subordinated to the notes and which will initially be held by the depositor.

•      A spread account will be established with an initial balance of $[    ], which is [    ]% of the aggregate contract value of the [initial] receivables.

•      The Class B Notes are subordinated to the Class A Notes and provide additional credit enhancement for the Class A Notes.

The trust will enter into an interest rate swap agreement with [    ], as the initial swap counterparty, to hedge its floating interest rate obligations on the A-4b Notes.

This prospectus supplement and the accompanying prospectus relate only to the offering of the notes. The certificates are not offered under these documents.

Delivery of the Class A Notes and the Class B Notes, in book-entry form only, will be made through The Depository Trust Company, Clearstream Banking, société anonyme, and the Euroclear System on or about [        ], 20  against payment in immediately available funds.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters of the Class A Notes

[ ]	[ ]

Underwriters of the Class B Notes

[ ]	[ ]

The date of this prospectus supplement is [        ], 20[    ]

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We (CNH Capital Receivables LLC) are not offering these securities in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities will deliver a prospectus supplement and prospectus until 90 days after the commencement of this offering.

We tell you about the securities in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) this prospectus supplement, which describes the specific terms of your series of securities.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Terms” beginning on page S-54 in this prospectus supplement and under the caption “Index of Terms” beginning on page 56 in the accompanying prospectus.

We have made forward-looking statements in this prospectus supplement and the accompanying prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including the risks set forth under “Risk Factors” in this prospectus supplement and in the accompanying prospectus. Forward-looking statements are statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future. Forward-looking statements also include any other statements that include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions.

Forward-looking statements are based on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate.

Whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties.

All of the forward-looking statements made in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we have anticipated will be realized. Even if the results and developments in our forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on us, the trust, CNH Capital America LLC, New Holland Credit Company, LLC or any other person or on our respective businesses or operations. The foregoing review of important factors, including those discussed in detail in this prospectus supplement and the accompanying prospectus should not be construed as exhaustive. We undertake no obligation to release the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect the occurrences of anticipated events.

NOTICE TO U.K. AND EEA INVESTORS

This prospectus supplement and the accompanying prospectus (together, the “Offering Document”) is only being distributed to, and is only directed at, persons in member states in the European Economic Area (the “EEA”), who are qualified investors within the meaning of Article 2(1)(e) of Directive 2003/71/EC (the “Prospectus Directive”). In addition, in the United Kingdom, the Offering Document is only being distributed to, and is only directed at, qualified investors (“qualified investors”) within the meaning of Article 2(1)(e) of the Prospectus Directive that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (to which we will refer to as the Order) or (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). The Offering Document must not be acted on or relied on (i) in the United Kingdom, by persons who are not relevant persons and (ii) in any member state of the EEA other than the United Kingdom, by persons who are not qualified investors. The securities are only available to and any investment or investment activity to which the Offering Document relates is available only to (i) in the United Kingdom, relevant persons and (ii) in any member state of the EEA other than the United Kingdom, qualified investors, and will be engaged in only with such persons.

The Offering Document has been prepared on the basis that all offers of the securities will be made pursuant to an exemption under the Prospectus Directive, as implemented in member states of the EEA, from the requirement to produce a prospectus for offers of the securities. Accordingly, any person making or intending to make any offer within the EEA of the securities which are the subject of the placement contemplated by the Offering Document should only do so in circumstances in which no obligation arises for us, the issuing entity or the underwriters to produce a prospectus for such offer.

In the case of any securities being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, such financial intermediary will also be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of the securities to the public other than their offer or resale in a member state to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. We, the issuing entity, the underwriters and our and their respective affiliates and others will rely upon the truth and accuracy of the foregoing representation, acknowledgment and agreement. Notwithstanding the above, a person who is not a qualified investor may, with the consent of the underwriters, be permitted to purchase securities in the offering.

TABLE OF CONTENTS

Page
Summary of Terms	S-1
Offered Securities	S-1
Subordination	S-1
Closing Date	S-1
Sponsor and Originator	S-1
Servicer	S-1
Depositor	S-1
Issuing Entity	S-1
Backup Servicer	S-1
Indenture Trustee	S-1
Trustee	S-1
Initial Interest Rate Swap Counterparty	S-1
Payment Dates	S-2
Principal Payments	S-2
Final Scheduled Maturity Dates	S-2
Optional Redemption	S-2
[Mandatory Redemption]	S-2
The [Initial] Receivables	S-2
[Pre-Funding]	S-3
[Negative Carry Account]	S-3
Credit Enhancement	S-3
Spread Account	S-3
[Principal Supplement Account]	S-3
The Certificates	S-3
Subordination	S-3
[Negative Carry Account]	S-4
Interest Rate Swap Agreement	S-4
Priority of Distributions	S-4
Removals Upon Certain Breaches	S-5
Substitutions	S-5
Servicing Fee	S-5
Events of Default	S-5
Tax Status	S-6
ERISA Considerations	S-6
Legal Investment	S-6
[Rating of the Notes]	S-6
Risk Factors	S-7
It may not be possible to find a purchaser for your securities	S-7
[Prepayments could result from pre-funding]	S-7
[The trust is dependent upon CNH Capital America LLC and CNH Global N.V. for additional receivables]	S-7
[Variations in economic and other factors may reduce the rate of creation of additional receivables]	S-7
[Characteristics of the pool of receivables may change due to pre-funding]	S-8
Payments on the receivables vary seasonally	S-8
Payments on the Class B Notes are junior to payments on the Class A Notes	S-8
[Losses on residual values may result in payment shortfalls]	S-8
[Turn in rates may affect residual value losses]	S-9
Prepayments of receivables or refinancing of equipment could result in payment shortfalls	S-9
The return on your notes could be reduced by shortfalls due to extreme weather conditions and natural disasters	S-10
The trust may not have sufficient funds to make all required payments on your notes if an interest rate swap terminates	S-10
Cross-collateralization may adversely affect the timing and amount of recoveries on the receivables and the payment on the notes	S-11
If the servicer is terminated, the servicing fee may increase	S-11
Economic conditions or lack of liquidity in the secondary market could limit your ability to resell notes and/or may adversely affect the price of your notes	S-12
Risks relating to unsolicited ratings	S-12
Credit ratings on the notes carry risks	S-12
Summary of Deposits to and Withdrawals from Accounts	S-13
Affiliations Among Transaction Parties	S-14
[Additional Information on Transactions Among Affiliates]	S-14
Issuing Entity	S-14
The Trustee	S-14
The Indenture Trustee	S-15
The Initial Interest Rate Swap Counterparty	S-16
Static Pool Data	S-16
The Receivables Pool	S-16
Weighted Average Life of the Notes	S-26
Description of the Notes	S-31
General	S-31
Payments of Interest	S-31
Payments of Principal	S-32
Subordination	S-33
Payment Dates and Collection Periods	S-33
Cutoff Dates	S-34
Record Dates	S-34
[Mandatory Redemption]	S-34
Optional Redemption	S-34
Clearing of Notes and Denominations	S-34
Description of the Certificates	S-34
[Pre-Funding Period]	S-34
Servicing Matters	S-35
Fees	S-35
Backup Servicer and Backup Servicer Account	S-35
Distributions	S-37
[Negative Carry Account]	S-42
Spread Account	S-43

v

Summary of Terms

•                  This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

•                  This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

Offered Securities

We are offering the following classes of notes issued by CNH Equipment Trust 20  -  :

Class	Aggregate Principal Amount		Interest Rate
A-1	$	[ ]	[ ]%
A-2	$	[ ]	[ ]%
A-3	$	[ ]	[ ]%
A-4a	$	[ ]	[ ]%
A-4b	$	[ ]	One-Month LIBOR plus [ ]%
B	$	[ ]	[ ]%

The notes will be book-entry securities clearing through DTC (in the United States) or Clearstream or Euroclear (in Europe) in minimum denominations of $1,000 and in greater whole-dollar denominations.  The trust will also issue $[      ] [   ]% certificates, which are not being offered under this prospectus supplement and the accompanying prospectus.

Subordination

The A-1, A-2, A-3, A-4a and A-4b Notes are all Class A Notes. The Class B Notes will be subordinated to the Class A Notes as follows:

•                  no interest will be paid on the Class B Notes on any payment date until all interest due on the Class A Notes through that payment date has been paid in full; and

•                  no principal will be paid on the Class B Notes on any payment date until the Class A Notes have been repaid in full.

Interest on the Class B Notes will also be subordinated to principal payments on the Class A Notes if either (a) the maturity of the notes has been accelerated after an event of default or (b) credit losses erode the aggregate assets of the trust below the then outstanding principal balance of the Class A Notes. See “Description of the Notes—Payments of Principal” and “Servicing Matters—Distributions” for details on the priority rules that would apply in these circumstances.

Closing Date

[                         ].

Sponsor and Originator

CNH Capital America LLC.

Servicer

New Holland Credit Company, LLC.

Depositor

CNH Capital Receivables LLC.

Issuing Entity

CNH Equipment Trust 20   -  .

Backup Servicer

[Systems & Services Technologies, Inc.]

Indenture Trustee

[The Bank of New York Mellon Trust Company, N.A.]

Trustee

[Wilmington Trust Company.]

Initial Interest Rate Swap Counterparty

[                        ] is the initial interest rate swap counterparty to the Class A-4b interest rate swap agreement.

Payment Dates

Payments on the notes will be payable on the 15th day of each calendar month (or, if not a business day, the next business day), beginning with [       ], except that interest and principal on A-1 Notes will also be payable on [   ], if any A-1 Notes remain outstanding after the [                 ] payment date.

Principal Payments

The aggregate amount of principal payments to be made on all outstanding classes of notes on each payment date, to the extent of available amounts as described under “Servicing Matters—Distributions,” will generally equal the decrease during the prior collection period in [the sum of (a)] the contract value of the receivables [and (b) the amount on deposit in the trust’s pre-funding account]. The contract value of the receivables equals the discounted present value of their scheduled cash flows, using a specified discount rate. The collection period with respect to any payment date is the period from the end of the preceding collection period (or, if for the first payment date, from the beginning of the day after the [initial] cutoff date) to and including the last day of the calendar month preceding the calendar month in which such payment date occurs. [In addition, on each payment date to the extent of available amounts as described under “Servicing Matters—Distributions,” additional principal payments will also be made on the Class A-1 Notes until paid in full.]

Amounts allocated to payment of the principal on the notes will generally be applied on a fully sequential basis, meaning that no principal payments will be made on any class of notes until each more senior class of notes has been paid in full. Within the Class A Notes, no principal will be paid on any class of Class A Notes until each class of Class A Notes with a lower numerical designation has been paid in full.  For purposes of principal payments, the Class A-4a Notes and Class A-4b Notes will be treated as a single class.  Specifically, principal payments will be made on the notes in the following order: A-1 Notes; A-2 Notes; A-3 Notes; A-4a Notes and A-4b Notes, pro rata based on their respective outstanding principal balances; and Class B Notes.

See “Description of the Notes—Payments of Principal” and “Servicing Matters—Distributions” for special priority rules that would apply after either (a) the maturity of the notes has been accelerated after an event of default or (b) credit losses erode the aggregate assets of the trust below the then outstanding principal balance of the Class A Notes.

Final Scheduled Maturity Dates

The outstanding principal amount, together with all accrued and unpaid interest, if any, of each class of offered notes will be payable in full on the date specified for each below:

Class	Final Maturity Date
A-1	[ ]
A-2	[ ]
A-3	[ ]
A-4a	[ ]
A-4b	[ ]
B	[ ]

Optional Redemption

Any notes outstanding on any payment date on which CNH Capital America LLC exercises its option to purchase the receivables will be prepaid in whole on that payment date at a redemption price for each class equal to the outstanding principal balance of that class of notes, plus accrued and unpaid interest thereon.

CNH Capital America LLC cannot exercise this option until the aggregate contract value of the receivables declines to 10% or less of the aggregate [initial] contract value of the receivables[, measured for each receivable at the time of its sale to the trust][as of the cutoff date].

[Mandatory Redemption

The trust will have a pre-funding period.  On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the trust’s pre-funding account after any purchase of receivables on that date will be applied to prepay the notes then outstanding in whole or in part in the same sequence and proportions that would apply in a normal principal distribution.]

The [Initial] Receivables

On the closing date, we will sell to the trust [variable rate][fixed rate] [retail installment sale contracts], [equipment leases],[retail installment loans] and [consumer installment loans] secured by agricultural or construction equipment. The aggregate statistical contract value of the receivables as of [           ], which is the [initial] cutoff date, was equal to $[           ]. The aggregate contract value, which is the present value of the scheduled and unpaid payments on the receivables discounted at [      ]%, of the receivables as of the [initial] cutoff date [plus the residual value of the equipment underlying the receivables that are equipment leases] was equal to $[           ]. For a more detailed description of aggregate statistical contract value, see “The Receivables Pool.”

[Pre-Funding

We will sell to the trust additional [variable rate] [fixed rate] [retail installment sale contracts] [equipment leases] [retail installment loans] [consumer installment loans], secured by agricultural, construction or other equipment during a pre-funding period, to the extent described below, beginning on the closing date and ending not later than the close of business on the [insert date up to one year later] payment date.

The trust will pay for the subsequent receivables with funds on deposit in a pre-funding account established for the trust, with an initial deposit of $[       ] ([      ]% of the sum of the aggregate contract values of the initial receivables and the balance on deposit in the pre-funding account on the closing date). We expect to sell subsequent receivables to the trust with an aggregate contract value approximately equal to the amount deposited in the pre-funding account.

The pre-funding period will end earlier than the [     ] payment date if and when the balance in the pre-funding account is reduced to less than $200,000. The pre-funding period will also terminate early if certain defaults or other adverse events occur as described under “Pre-Funding Period.” Any balance remaining in the pre-funding account at the end of the pre-funding period will be payable to the noteholders as principal in the ordinary priority for principal payments.

Negative Carry Account

We anticipate that the average interest rate earned by the trust on investment of funds in the pre-funding account may be less than the weighted average interest rate on the notes. To provide a source of funds to cover any shortfall resulting from this difference, we will deposit $[        ] into the trust’s negative carry account.]

Credit Enhancement

To the extent the credit enhancement described below does not cover any losses, noteholders will be allocated the losses in the manner described under “—Principal Payments” above and “—Subordination” below.

Spread Account

As credit enhancement for the notes, a spread account will be established for the trust. The spread account will be funded as follows:

•                  On the closing date, we will deposit into the spread account $[              ], which is [    ]% of the aggregate contract value of the [initial] receivables.

[•              On the date of each subsequent sale of receivables to the trust, the indenture trustee will transfer cash or highly-rated, short-term securities having a value approximately equal to [     ]% of the aggregate contract value of the receivables purchased from the pre-funding account to the spread account.]

•                  On each payment date available collections remaining after other more senior payments have been made will be deposited into the spread account to the extent necessary to maintain a specified minimum balance.

For a more detailed description of the specified minimum balance, see “Servicing Matters—Spread Account.”

Funds on deposit in the spread account will be available on each payment date to cover shortfalls in distributions of interest and principal on the notes and swap payments to the extent described under “Servicing Matters—Spread Account.” The funds on deposit in the spread account will not be available to cover the distributions, if any, of principal to be paid pursuant to clause [(11)] of “Priority of Distributions.”

[Principal Supplement Account

As further enhancement for the notes, a principal supplement account will be established for the trust. However, no deposit is required to be made into the principal supplement account on or before the closing date. We will make deposits in the principal supplement account on the date of each subsequent sale of receivables to the trust, but only if, and to the extent necessary, to maintain the original credit ratings of the notes.

Funds on deposit in the principal supplement account on any payment date will be used to cover shortfalls in distributions of interest and principal on the notes and swap payments if the amount available in the spread account on that payment date is insufficient to cover those shortfalls.]

The Certificates

On the closing date, the trust will issue certificates representing the ownership interest in the trust. We will initially retain the certificates. No amounts will be paid with respect to the certificates on any payment date until all principal and interest due on the notes on that payment date have been paid in full.

Subordination

The subordination with respect to principal and interest payments of the Class B Notes to the Class A Notes as described herein will provide additional credit enhancement for the Class A Notes. Through subordination, principal and/or interest payments are, to the extent described herein, allocated to the more senior class first, thereby increasing the likelihood of payment on such class.

[Negative Carry Account

Amounts on deposit in the negative carry account will be available to pay interest on the notes in the event that there is a shortfall in such amounts during the pre-funding period. See “Servicing Matters—Negative Carry Account” below for a more detailed description of how the negative carry account is designed to ensure that interest will be timely paid on the notes.]

Interest Rate Swap Agreement

The trust will enter into an interest rate swap agreement with [     ], as the interest rate swap counterparty, to hedge its floating rate interest obligations on the A-4b Notes. The notional amount of such interest rate swap agreement will equal the outstanding principal amount of the A-4b Notes.

Under the interest rate swap agreement, for each interest period, the interest rate swap counterparty’s payments will be calculated based on One-Month LIBOR, and the trust’s payments will be calculated based on a stated fixed rate, as follows:

A-4b Interest Rate Swap	[ ]%

The interest rate swap agreement will terminate on the final scheduled maturity date for the related class of notes or earlier as described in “The Interest Rate Swap Agreement.”

To the extent that interest calculated on any payment date based on One-Month LIBOR exceeds interest calculated based on the stated fixed rate:

•                  the interest rate swap counterparty will be obligated to pay an amount equal to the excess to the trust; and

•                  that payment will constitute a portion of available collections.

Likewise, to the extent that interest calculated based on the stated fixed rate exceeds interest calculated based on One-Month LIBOR, the trust will be obligated to pay an amount equal to the excess to the interest rate swap counterparty.

Net swap payments rank higher in priority than interest payments on the notes. Certain priority swap termination payments are pro rata with interest on the Class A Notes and senior to other payments on the notes. The obligations of the interest rate swap counterparty will be unsecured except under the circumstances described below.

For a more detailed description of the initial interest rate swap counterparty and the interest rate swap agreement, see “The Initial Interest Rate Swap Counterparty” and “The Interest Rate Swap Agreement.”

Priority of Distributions

On each payment date, available collections, plus funds transferred from various trust bank accounts as described above, will be applied to the following (in the priority indicated):

(1)          to pay backup servicing fees;

(2)          to pay servicing fees;

(3)          to pay administration fees;

(4)          to pay any net swap payments due to the interest rate swap counterparty;

(5)          to pay (a) accrued and unpaid interest on the Class A Notes and (b) certain priority swap termination payments, if any, owed by the trust to the applicable interest rate swap counterparty, pro rata based on the principal balance of the Class A Notes and the amount of any priority swap termination payment; provided that if any funds allocated to make payments pursuant to the preceding clause 5(a) or 5(b) remain after making the payments required by clause 5(a) or 5(b), respectively, such funds shall be used to pay any remaining amounts due payable under clause (5) before any such funds are distributed pursuant to clauses (6) through (13);

(6)          to make principal payments on the Class A Notes equal to the excess of (x) the outstanding principal balance of the Class A Notes over (y) [the sum of (a)] the aggregate contract value of the receivables at the beginning of the current collection period less the aggregate write down amount as of the last day of the preceding collection period as described under “Description of the Notes—Payments of Principal”[ and (b) the balance on deposit in the pre-funding account];

(7)          to pay accrued and unpaid interest on the Class B Notes;

(8)          to make principal payments on the Class A Notes and the Class B Notes in an amount equal to the excess of (x) the outstanding principal balances of the Class A Notes (after giving effect to payments on the Class A Notes to be made pursuant to clause (6) above on that payment date) and Class B Notes over (y) [the sum of (a)] the aggregate contract value of the receivables at the beginning of the current collection period (less the aggregate write down amount as of the last day of the preceding collection period) [and (b) the balance on deposit in the pre-funding account] less the amount of the excess, if any, of the aggregate contract value of the receivables at the beginning of the prior collection period over the outstanding principal balances of the notes as of, and after giving effect to the distributions on, the previous payment date, as described under “Description of the Notes—Payments of Principal.” This amount will be reduced by the amount of payments of principal to be made pursuant to clause (6) above;

(9)          to the spread account, to the extent necessary to maintain a specified minimum balance;

(10)    [to make principal payments on the Class A-1 Notes in an amount equal to the lesser of (a) the amounts remaining after giving effect to the preceding clauses (1) through (9) and (b) the outstanding principal balance of the Class A-1 Notes as of the end of the preceding payment date minus the amount of payments of principal on the Class A-1 Notes to be made pursuant to clause (6) and clause (8) above on that payment date;]

(11) to make any other swap termination payments owed by the trust to the interest rate swap counterparty;

(12)    first, to cover reimbursable expenses of the backup servicer that remain unpaid after application, when applicable, of amounts in the backup servicer account and second, to cover reimbursable expenses of the servicer; and

(13)    the remaining balance, if any, to the certificateholders, which will initially be us.

See “Description of the Notes—Payments of Principal” and “—Payments of Interest” for additional details regarding payments of principal and interest among the Class A subclass noteholders.

See “Servicing Matters—Distributions” for additional details and for special priority rules that would apply after an event of default and acceleration of the notes.

Removals Upon Certain Breaches

If CNH Capital America LLC breaches certain representations or warranties, it will be obligated to repurchase the receivables materially and adversely affected by the breach, as described under “Depositor—Regular Sales of Receivables” in the accompanying prospectus. Similarly, the servicer will be required to purchase or cause to be purchased receivables materially and adversely affected as a result of breaches of certain representations or warranties, or if certain modifications to a receivable are made, as described under “Depositor—Regular Sales of Receivables” in the accompanying prospectus.

Substitutions

The equipment related to a receivable may be replaced with substitute equipment as described under “Servicer—Servicing Procedures” in the accompanying prospectus. The most common scenarios in which equipment would be substituted for the equipment originally related to a receivable are when the original equipment related to a receivable is stolen or damaged beyond repair and insurance proceeds are used to replace the stolen or damaged equipment or when the original equipment related to a receivable is faulty or nonfunctioning.

Servicing Fee

So long as New Holland Credit Company, LLC is the servicer, the servicing fee payable to the servicer will accrue at a rate of 1.00% per annum on the pool balance as of the first day of each collection period. The servicing fee will be paid solely to the extent that there are funds available to pay it as described in “Servicing Matters—Distributions.”

The servicing fee payable to a successor servicer each month, as described in “Servicing Matters—Fees” from the funds described in “Servicing Matters—Distributions,” may be higher than the servicing fee payable to New Holland Credit Company, LLC as the servicer.

Events of Default

Any one of the following events will be an event of default for the notes:

•                  the trust fails to pay any interest on any note within five days after its due date;

•                  the trust fails to pay any installment of the principal of any note on its due date;

•                  the trust breaches any of its other covenants in the indenture and such breach continues for 30 days after written notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series;

•                  the trust fails to correct a breach of a representation or warranty it made in the indenture, or in any certificate delivered in connection with the indenture, that was incorrect in a material respect at the time it was made, for 30 days after written notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series; or

•                  the trust becomes bankrupt or insolvent or is liquidated (provided, however, that if such event arises due to an order or decree in an involuntary case, such order or decree remains unstayed and in effect for a period of 60 consecutive days or the trust consents to such order).

After an event of default, the indenture trustee and the noteholders would have various rights and remedies, including the right to accelerate the maturity of the notes and to force a sale of the receivables. Following an acceleration, the priority of distributions would change as described in “Servicing Matters—Distributions.”

These remedies would be exercised collectively and involve voting procedures and requirements that are described in “Description of the Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the prospectus.

Tax Status

Greenberg Traurig, LLP, our tax counsel, is of the opinion that for U.S. federal income tax purposes the notes held by parties unaffiliated with the depositor will be characterized as, and holders of such notes will be treated as holding, debt, and the trust will not be characterized as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

For additional information about the application of U.S. federal, state and local tax laws, you should refer to “U.S. Federal Income Tax Considerations” in this prospectus supplement, and “U.S. Federal Income Tax Consequences”, and “State and Local Tax Consequences” in the prospectus.

ERISA Considerations

Subject to the considerations discussed under “ERISA Considerations,” the offered notes acquired by persons other than the depositor or its affiliates are eligible for purchase by employee benefit plans.

Legal Investment

The Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended.  There are a number of other requirements under Rule 2a-7, which has recently been amended, that must be satisfied prior to the purchase of any security, and it is the responsibility solely of the fund and its advisor to determine eligibility and satisfy those requirements.

[Rating of the Notes

The trust will not issue the notes unless the A-1 Notes are rated in the highest short-term rating category by [                       ] and [                       ] and, the A-2 Notes, the A-3 and the A-4a Notes and A-4b Notes are rated in the highest long-term rating category by [                       ] and [                       ], and the Class B Notes are rated at least in the “A” category or its equivalent, in each case by [                     ] and [                       ]. A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the offered notes address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the offered notes pursuant to their terms.]

Risk Factors

You should consider the following risk factors in deciding whether to purchase the offered notes.

It may not be possible to find a purchaser for your securities.

The underwriters may assist in resales of the offered notes, but they are not required to do so. A trading market for the offered notes may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

[Prepayments could result from pre-funding.]

[If the principal amount of eligible receivables purchased or directly originated by CNH Capital America LLC during the trust’s pre-funding period, plus other pre-existing eligible receivables, is less than the amount deposited in the trust’s pre-funding account, we will not have sufficient receivables to sell to the trust during the pre-funding period. This would result in a prepayment of principal in an aggregate amount equal to the amount remaining in the pre-funding account at the end of the pre-funding period to the noteholders in the same sequence and proportions that would apply in a normal principal distribution. Any prepayment will shorten the weighted average life of the affected notes. The amount of the offered notes that will be prepaid is not known at this time, but the greater the prepayment, the shorter the weighted average life of the offered notes.]

[The trust is dependent upon CNH Capital America LLC and CNH Global N.V. for additional receivables.]

[The trust will not be able to purchase receivables from us during the pre-funding period unless CNH Capital America LLC has or generates eligible receivables which it is able to transfer to us. CNH Capital America LLC’s ability to generate receivables depends primarily upon sales [and leases] of agricultural, construction and other equipment manufactured or distributed by CNH Global N.V. or its subsidiaries. If, during the pre-funding period, CNH Global N.V. or its subsidiaries were to temporarily or permanently stop manufacturing or distributing agricultural, construction and other equipment, the rate of sales [and leases] of agricultural, construction and other equipment manufactured or distributed by CNH Global N.V. or its subsidiaries would decrease. This would adversely affect our ability to sell receivables to the trust. CNH Global N.V.’s and its subsidiaries’ use of manufacturer’s rebates and other incentive programs may also affect retail sales [and leases], and neither we nor the trust have any control over CNH Global N.V.’s or its subsidiaries’ future use of those incentives.]

[Variations in economic and other factors may reduce the rate of creation of additional receivables.]

[The ability of dealers financed by CNH Capital America LLC to sell [or lease] agricultural, construction and other equipment and generate eligible receivables through those sales [and leases] is affected by the general level of activity in the agricultural, construction and other related industries, including the rate of North American agricultural production and demand, weather conditions, commodity prices, consumer confidence, government subsidies for the agricultural sector, interest rates, prevailing levels of construction (especially housing starts) and levels of total industry capacity and equipment inventory. We have no basis to predict whether or to what extent these factors will affect the level of sales [or leases] of agricultural, construction and other equipment.]

[Characteristics of the pool of receivables may change due to pre-funding.]

[There will be no required characteristics of the receivables transferred to the trust during the pre-funding period, except that each additional receivable must satisfy the eligibility criteria specified in the sale and servicing agreement among us, the servicer and the trust at the time of its addition. Additional receivables may be originated at a later date using credit criteria different from those that were applied to the initial receivables and may be of a different credit quality and seasoning. In addition, following the transfer of subsequent receivables to the trust, the characteristics of the entire receivables pool, including the composition of the receivables, the distribution by receivable type, annual percentage rate, advance rate, equipment type (including the composition of new and used equipment), payment frequency and current statistical contract value and the geographic distribution, may vary from those of the initial receivables. Since the weighted average life of the notes will be influenced by the rate at which the principal balances of the receivables are paid, some of these variations will affect the weighted average life of the notes. However, the trust will not purchase any receivables that have a remaining term in excess of [          ] months or any receivables that would cause the weighted average original term of the receivables in the trust to be greater than [        ] months. These requirements are intended to minimize the effect of the addition of subsequent receivables on the weighted average life of the notes. In addition, after each transfer of receivables to the trust, not more than [      ]% of the contract value of the receivables in the trust will represent contracts for the financing of construction equipment.]

Payments on the receivables vary seasonally.

Payments on the receivables may be made on a monthly, quarterly, semi-annual, annual or irregular basis. A significant portion of the [initial] receivables (representing approximately [     ]% of the aggregate statistical contract value of the [initial] receivables) are agricultural equipment sale contracts [or leases] and tend to have payment dates that correspond to periods in which farmers have stronger cash flows. As a result, the amounts of cash distributed to noteholders may reflect this seasonality.

Payments on the Class B Notes are junior to payments on the Class A Notes.

If you buy Class B Notes, you will not receive any principal payments until the Class A Notes have been repaid in full. In addition, you will not receive any interest payments on your Class B Notes on any payment date until the full amount of interest then payable on the Class A Notes has been paid or provided for in full. Interest on the Class B Notes will also be subordinated to principal payments on the Class A Notes if either (a) the maturity of the notes has been accelerated after an event of default or (b) credit losses erode the aggregate assets of the trust below the then-outstanding principal balance of the Class A Notes. See “Description of the Notes—Payments of Principal” and “Servicing Matters—Distributions” for details of the priority rules that would apply in these circumstances.

[Losses on residual values may result in payment shortfalls.]

[Historical residual value loss experience on leased agricultural, construction [and other] equipment is partially attributable to new equipment pricing policies of all manufacturers. Discount pricing incentives or other marketing incentive programs on new equipment by CNH or by its competitors that effectively reduce the prices of new equipment may have the effect of reducing demand by consumers for used equipment. CNH currently [has] [does not have] marketing incentive programs that reduce the prices of new equipment, [and] [but] it may introduce such programs from time to time in the future. The reduced demand for used equipment resulting from discount pricing incentives or other marketing incentive programs introduced by CNH or any of its competitors may reduce the prices consumers will be willing to pay for used equipment, including leased equipment included in the pool assets at the end of the related equipment leases and thus reduce the realized residual value of such leased equipment. As a result, the proceeds received by the trust upon disposition of leased vehicles may be reduced and may not be sufficient to pay amounts owing on the notes.]

[Turn-in rates may affect residual value losses.]

[Residual value losses may be greater as turn-in rates upon the expiration of leases increase because more used agricultural, construction and other equipment would be available in the used equipment market. Under each lease, the lessee may elect to purchase the related equipment at the expiration of the lease. Lessees who decide not to purchase their related equipment at lease expiration will expose the trust to possible losses if the sale prices of such equipment in the used equipment market are less than their respective stated residual values. The level of turn-ins at termination of the leases could be adversely affected by lessee views on equipment quality, the relative attractiveness of new models available to the lessees, sales and lease incentives offered with respect to other equipment (including those offered by CNH), the level of the purchase option prices for the related equipment compared to new and used equipment prices and economic conditions generally. The early termination of leases by lessees may affect the number of turn-ins in a particular month. If losses resulting from increased turn-ins exceed the credit enhancement available for your series of notes, you may suffer a loss on your investment.]

Prepayments of receivables or refinancing of equipment could result in payment shortfalls.

The receivables are subject to voluntary prepayment. Prepayments may also result in connection with a servicer modification of a receivable. In addition, an obligor may refinance equipment related to a receivable, which would result in a prepayment in full of the trust’s receivable. Upon any prepayment in full of a receivable, the contract value of that receivable will be reduced to zero, and the contract value of that receivable will be added to the amount of principal to be paid on the notes on the related payment date. However, some receivables have contract values that are greater than their outstanding principal balances. When a receivable of this type is prepaid, the principal collected through the prepayment will be less than the resulting increase in the targeted principal distribution by an amount roughly equal to the excess of the receivable’s contract value over its outstanding principal balance immediately prior to the prepayment, which could lead to a cash flow shortfall that could result in delays and/or reductions in the interest and principal payments on your notes. See “Description of the Notes—Payments of Principal.”

In addition, all of the [initial] receivables in the trust that accrue interest will be simple interest receivables. Under simple interest receivables, if an obligor pays a fixed periodic installment early, the portion of the payment applied to reduce the unpaid balance will be greater than the reduction if the payment had been made as scheduled, and the final payment will be reduced accordingly. As a result, the contract value of the receivable, at any time, may be greater than its principal balance. Upon final payment (including prepayment in full) of the receivable, principal collected through that final payment will be less than the resulting increase in the targeted principal distribution, which could lead to a cash flow shortfall that could result in delays and/or reductions in the interest and principal payments on your notes.

[To the extent necessary to maintain the initial credit ratings on the notes, funds may be deposited in the trust’s principal supplement account each time that the trust buys additional receivables during the pre-funding period. Those funds, if any, are intended to make up for potential cash flow shortfalls of the type described in the two preceding paragraphs. On each payment date, any funds on deposit in the principal supplement account will be withdrawn to cover shortfalls in distributions of interest and principal on the notes (after giving effect to any withdrawal to be made from the spread account on that payment date). However, in many cases, no deposit is required to be made into the principal supplement account, and in any event the amount of any required deposit is expected to be less than the maximum aggregate potential shortfalls of the type described in the two preceding paragraphs. You might not receive ultimate payment in full of all amounts due under your notes if the amount of the shortfalls exceeds the amount of the deposits and other available credit enhancement and excess collections available to make up for the shortfalls.]

The return on your notes could be reduced by shortfalls due to extreme weather conditions and natural disasters.

Extreme weather conditions could cause substantial business disruptions, economic losses, unemployment and/or an economic downturn. As a result, the related obligors’ ability to make payments on the receivables could be adversely affected. The issuing entity’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

The effect of natural disasters on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables.

The trust may not have sufficient funds to make all required payments on your notes if an interest rate swap terminates.

The A-4b Notes bear interest at a floating rate, while the payments due under the receivables are calculated using stated fixed interest rates. The trust will enter into an interest rate swap for the A-4b Notes to mitigate the risk associated with an increase in One-Month LIBOR that results in the interest payable on such notes exceeding the amount available to make these payments.

No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover certain shortages of funds available on any payment date.

If the interest rate swap agreement is terminated while the related notes remain outstanding or the interest rate swap counterparty fails to perform its obligations under the interest rate swap agreement, the noteholders will be exposed to the risk that the interest rate on the A-4b Notes will be greater than the stated fixed rate payable by the trust under the related interest rate swap agreement, which could leave the trust without sufficient funds to make all required payments on the notes. To the extent that distributions on the notes depend in part on payments to be received by the indenture trustee under the interest rate swap agreement, the ability of the indenture trustee to make such distributions on such notes will be subject to the credit risk of the interest rate swap counterparty.

The interest rate swap counterparty’s claim for payments other than termination payments will be higher in priority than payments on the notes. The interest rate swap counterparty’s claim for certain priority termination payments described under “Servicing Matters—Distributions” will be at the same priority with interest on the Class A Notes. If there is a shortage of funds available on any payment date, you may experience delays and/or reductions in the interest and principal payments on your notes.

Depending on market interest rates prevailing at the time of the termination, termination payments may be due to the trust or to the interest rate swap counterparty. The amount of any such termination payments will be based on the actual costs or market quotations of the costs of entering into a similar swap transaction or such other methods as will be required under the interest rate swap agreement, and such amount may be positive or negative for the trust. Any such termination payments could, if market interest rates or other conditions have changed materially, be substantial. A payment due to an interest rate swap counterparty would be made by the trust out of funds that would otherwise be available to make payments on the notes. To the extent not paid by a replacement interest rate swap counterparty, certain priority swap termination payments would be paid from available funds on the same priority level with payments of interest on the Class A Notes, and will reduce the amount of funds available for payments of interest and principal on the notes.

If the interest rate swap counterparty fails to make a termination payment owed to the trust, the trust may not be able to enter into a replacement interest rate swap agreement and to the extent the interest rate on the floating rate A-4b Notes, as applicable, exceeds the applicable stated fixed rate the trust would have been required to pay the related interest rate swap counterparty under the related interest rate swap agreement, the amount available to pay principal of and interest on the notes will be reduced. If the interest rate swap is terminated and no replacement swap is entered into, you may experience delays and/or reductions in the interest and principal payments on your notes.

Cross-collateralization may adversely affect the timing and amount of recoveries on the receivables and the payments on the notes.

The financed equipment securing a receivable of an obligor held by the trust may also secure other receivables of the same obligor financed by CNH Capital America LLC that may or may not be included in the trust (such an obligor, is referred to as a common obligor). CNH Capital America LLC has agreed to subordinate all rights in any equipment included in the trust and has agreed to obtain a similar subordination agreement from any third-party or securitization vehicle to which they may sell any interest in any equipment related to a receivable that has been sold to CNH Equipment Trust 20[  ]-[ ]. As a result, a receivable of a common obligor held by any other securitization vehicle may have a subordinated lien or security interest on the financed equipment securing the receivables of such common obligor in the trust. Actions by the servicer for any other securitization vehicle, or the trustee related to the securities issued by another securitization vehicle, may adversely affect the timing and amount of recoveries by the trust with respect to the receivables held by the trust. These actions include enforcement of the security interest of any other securitization vehicle in the financed equipment securing receivables in the trust if receivables with a common obligor in such securitization vehicle go into default, remedial proceedings in the event of the bankruptcy of the common obligor or application of payments received under receivables. Such actions may adversely affect the timing and amount of recovery by the trust.

If the servicer is terminated, the servicing fee may increase.

If New Holland Credit Company, LLC is terminated as servicer, and the backup servicer, or any other entity appointed to succeed to the duties of the servicer, becomes the successor servicer, the servicing fee paid to the successor servicer may exceed the servicing fee to which New Holland Credit Company, LLC, as servicer, would have otherwise been entitled to receive. If a successor servicer has replaced New Holland Credit Company, LLC as servicer, an increase in the servicing fee payable to the successor servicer will reduce the amount of funds that would otherwise be available to pay the noteholders. See “Servicing Matters—Fees”, and “—Distributions.”

Economic conditions or lack of liquidity in the secondary market could limit your ability to resell notes and/or may adversely affect the price of your notes.

Recent events in the global financial markets, including the weakened financial condition of several major financial institutions, problems related to subprime mortgages and other financial assets, the devaluation of various assets in secondary markets, the forced sale of asset-backed and other securities by certain investors, and the lowering of ratings on certain asset-backed securities, caused a significant reduction in liquidity in the secondary market for asset-backed securities. A recurrence of similar events could limit your ability to resell your notes and/or adversely affect the price of your notes. Your ability to resell your notes may also be adversely affected if economic conditions result in increases in delinquencies by obligors on the receivables, and such increases in delinquencies cause potential purchasers of your notes to become concerned about possible defaults by obligors. Furthermore, general concerns about financial stability in the agricultural and construction industries, as well as general economic concerns about the servicer, may also result in decreased liquidity for your notes. For more information about how illiquidity may impact your ability to resell your notes, see “Risk Factors—It may not be possible to find a purchaser for your securities.”

Risks relating to unsolicited ratings.

Rating agencies not hired to rate the notes may assign unsolicited ratings, which may differ from the ratings assigned by any hired rating agencies (each, a “hired NRSRO”). Pursuant to a rule adopted recently by the Securities and Exchange Commission aimed at enhancing transparency, objectivity and competition in the credit rating process, the sponsor will make available to each nationally recognized statistical rating organization (an “NRSRO”) not hired to rate the notes the same information that the sponsor and the underwriters provide to a hired NRSRO in connection with determining or maintaining credit ratings on the notes, including information about the characteristics of the underlying receivables and the legal structure of the notes. This could make it easier for non-hired NRSROs to assign ratings to the notes prior to or after the closing date, which ratings could differ from those assigned by any hired NRSROs. We cannot predict the occurrence, timing, or effect of any such ratings actions.

Credit ratings on the notes carry risks.

Investors in the notes should consider that there are risks with respect to credit ratings on asset-backed securities and that such risks apply to an investment in the notes.  A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor.  Ratings of the asset-backed securities generally address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the securities pursuant to their terms but are solely the view of the assigning rating agency and are subject to any limitations that such agency may impose.  Similar ratings on different types of securities do not necessarily mean the same thing.  A rating agency that has assigned a rating to a class of the notes may change its rating after the notes are issued if that rating agency believes that circumstances have changed.  Any subsequent change in a rating on any class of the notes by a hired NRSRO will likely affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.  A rating assigned by a non-hired NRSRO, or a change in such a rating by the related non-hired NRSRO could also affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

Additionally, we note that it may be perceived that a hired NRSRO has a conflict of interest where, as is the industry standard and the case with any rating by a hired NRSRO of the notes, the sponsor pays the fee charged by the hired NRSRO for its rating services.

Summary of Deposits to and Withdrawals from Accounts(1)(2)

(1)                                  This chart provides only a simplified overview of the distribution of available collections and other available funds on each payment date when no event of default and acceleration of the notes has occurred. Please refer to this prospectus supplement and the accompanying prospectus for a further description, including with respect to amounts payable under each item identified in the waterfall.

(2)                                  See “Servicing Matters—Distributions” for additional details and for special priority rules that would apply after an event of default and acceleration of the notes.

Affiliations Among Transaction Parties

[Additional Information on Transactions Among Affiliates

Provide any additional disclosure required by Item 1119 of Regulation AB.]

Issuing Entity

The trust will possess only the following property:

•                  receivables and related collections;

•                  bank accounts established for the trust;

•                  [security interests in] the equipment [financed][leased] under the receivables;

•                  any property obtained in a default situation under those security interests;

•                  Net Swap Receipts and swap termination payments from the interest rate swap counterparty;

•                  rights to proceeds from certain insurance policies covering equipment financed [or leased] under the receivables or obligors on the receivables (to the extent not used to purchase substitute equipment); and

•                  our interest in any proceeds from recourse to dealers on receivables.

The trust’s fiscal year-end is December 31 of each year and its principal offices are initially in [Wilmington, Delaware], in care of [Wilmington Trust Company], as trustee, at the address listed below under “The Trustee,” and may in the future be at such address as the trustee designates in a written notice to the depositor.

The following table illustrates the capitalization of the trust as of [                    ], as if the issuance and sale of the notes had taken place on that date:

Class A-1 [ ]% Asset Backed Notes	$	[ ]
Class A-2 [ ]% Asset Backed Notes	$	[ ]
Class A-3 [ ]% Asset Backed Notes	$	[ ]
Class A-4a [ ]% Asset Backed Notes	$	[ ]
Class A-4b Floating Rate Asset Backed Notes	$	[ ]
Class B [ ]% Asset Backed Notes	$	[ ]
Total	$	[ ]

The Trustee

[Wilmington Trust Company] is the trustee under the trust agreement. [Wilmington Trust Company] is a Delaware banking corporation with trust powers incorporated in [1903. Wilmington Trust Company’s] principal place of business is located at [1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company] has served as trustee in numerous asset-backed securities transactions involving equipment retail installment loans[, consumer installment loans, leases] and retail installment sale contracts. [Wilmington Trust Company] has served as trustee for trusts involving securitizations of retail installment sale contracts and retail installment loans by the depositor since [2007].

[Wilmington Trust Company] is subject to various legal proceedings that arise from time to time in the ordinary course of business.  [Wilmington Trust Company] does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as trustee or on the noteholders.

[Wilmington Trust Company] has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, [Wilmington Trust Company] has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement or the accompanying prospectus.

The trustee’s responsibilities include establishing and maintaining the certificate distribution account (which [The Bank of New York Mellon Trust Company, N.A.] as the initial paying agent under the trust agreement may do on the trust’s behalf) for the benefit of the certificateholders, executing and delivering the transaction documents to which the trustee is a party, discharging the responsibilities of the transaction documents to which the trust is a party, and administering the trust in the interests of the certificateholders, subject to the transaction documents. The trustee will not have the power, except upon the direction of the certificateholders, to remove the servicer or the administrator.

The trustee will not independently verify distribution calculations, access to and activity in transaction accounts, compliance with transaction covenants, use of credit enhancement, the addition or removal of receivables, the substitution of substitute equipment, or the underlying data used for such determinations.

The trust agreement will be signed by [Wilmington Trust Company], in its individual capacity, but the trust agreement provides that in no event will [Wilmington Trust Company], in its individual capacity, or any beneficial owner of the trust have any liability for the representations, warranties, covenants, agreements or other obligations of the trust thereunder or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse will be had solely to the assets of the trust.

The Indenture Trustee

The indenture trustee under the indenture pursuant to which the notes will be issued is [The Bank of New York Mellon Trust Company, N.A.], a wholly owned subsidiary of [The Bank of New York Mellon Corporation], (NYSE: [BK]) (the “Bank”). The Bank holds consolidated assets in excess of $[200 billion] and has a presence in more than [30] cities worldwide. The Bank’s operations include a full range of securities services, treasury management, investment management, and private banking services. [The Bank of New York Mellon Trust Company, N.A.] is a national banking association with its principal office located at [700 South Flower Street, Suite 500, Los Angeles, California 90017]. [The Bank of New York Mellon Trust Company, N.A.] acts as indenture trustee through its Global Corporate Trust Division in the Securities Services line of business. The Global Corporate Trust Division offers a full range of trust and administrative services for prime and sub-prime asset-backed transactions from offices across the U.S. and around the world.

Asset classes for which [The Bank of New York Mellon Trust Company, N.A.] serves as trustee include residential mortgages, credit cards, auto loans, equipment loans and leases, trade receivables, commercial leases, franchise loans, and student loans.

[The Bank of New York Mellon Trust Company, N.A.] has served and currently serves as indenture trustee on numerous securitization transactions in which equipment receivables comprised the asset pool and has significant experience in this area. [The Bank of New York Mellon Trust Company, N.A.] has served as indenture trustee in securitizations of retail installment sale contracts and retail installment loans by the depositor since [2007].

On or prior to each payment date, the indenture trustee will make the noteholder statement described under “Administrative Information about the Securities—Reports to Securityholders” in the prospectus for that payment date available via the indenture trustee’s internet website. The indenture trustee’s internet website for investor reporting will be located at “[https://gctinvestorreporting.bnymellon.com]” or at such other address as the indenture trustee notifies the noteholders of in the manner described below. Any person who is unable to access the indenture trustee’s internet website may receive paper copy of the noteholder statements via first class mail by calling the indenture trustee at [(312) 827-8500]. The indenture trustee may change the manner in which the noteholder statements are distributed or otherwise made available in order to make the circulation of the noteholder statements more convenient and/or more accessible to the noteholders. The indenture trustee will provide timely and adequate notice to the noteholders of any change described above. For assistance with the indenture trustee’s internet website, noteholders may call [(312) 827-8500].

The issuing entity’s annual reports on Form 10-K, current reports on Form 8-K, and amendments to those reports and its distribution reports on Form 10-D filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on CNH Global N.V.’s website at “www.cnh.com” or “investors.cnh.com” as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Reports to security holders and information about the asset-backed securities described in “Reports to Noteholders” below will also be made available on these websites in this manner.

Pursuant to the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for the Class A Notes or the Class B Notes if a default occurs under the indenture. The indenture will provide for a successor trustee to be appointed for one or more of the classes of notes in these circumstances, so that there will be separate trustees for the Class A Notes and the Class B Notes. In these circumstances, the Class A noteholders and the Class B noteholders will continue to vote as a single group. So long as any amounts remain unpaid with respect to the Class A Notes, only the trustee for the Class A noteholders will have the right to exercise remedies under the indenture (but the Class B noteholders will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described herein). Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class B Notes. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor trustee for that class of notes and the successor’s acceptance of that appointment.

The indenture trustee will be responsible for authenticating and delivering the notes, and for making withdrawals from the collection account and note distribution account for payments on the notes and to the swap counterparty. The indenture trustee will not independently verify distribution calculations, access to and activity in transaction accounts, compliance with transaction covenants, use of credit enhancement, the addition or removal of receivables, the substitution of substitute equipment, or the underlying data used for such determinations.

If an event of default as described under “Description of the Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the accompanying prospectus occurs and is continuing and is known to certain officers of the indenture trustee (each a “responsible officer”), the indenture trustee will mail to the swap counterparty and each noteholder notice of the default within 90 days after it occurs. Except in the case of a default in payment of principal of or interest on any note, the indenture trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of noteholders and the interest rate swap counterparty.

The trust will give the indenture trustee, the swap counterparty and each hired NRSRO prompt written notice of each such event of default under the indenture, each default on the part of the servicer or the depositor of its obligations under the sale and servicing agreement and each default on the part of the sponsor of its obligations under the purchase agreement between it and the depositor.

In addition, the trust will deliver to the indenture trustee and the swap counterparty, within five days after the trust or the administrator obtains actual knowledge thereof, written notice in the form of an officer’s certificate of any event that, with the giving of notice or the lapse of time or both, would become an event of default under the third or fourth bullet point under “Description of the Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the accompanying prospectus, the status of the event and what action the trust is taking or proposes to take with respect thereto.

The Initial Interest Rate Swap Counterparty

[         ], a [                   ], is the initial interest rate swap counterparty. [                   ] is a [describe general character of business]. We have determined that the “significance percentage” for the A-4b interest rate swap, within the meaning of Item 1115 of Regulation AB of the Securities and Exchange Commission is less than 10%. [Describe any affiliation with underwriters or other transaction parties.]

Static Pool Data

Information can be found on [CNH Global N.V.’s] website at “www.cnhetrust.com” regarding prior securitized pools of the sponsor that are of a type similar to the trust’s receivables. Such information for prior securitized pools established before January 1, 2006, is not deemed part of this prospectus supplement, the prospectus or the registration statement of which this prospectus supplement is a part.

The characteristics of receivables included in these prior securitized pools, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the trust’s receivables and the social, economic and other conditions existing at the time when the trust’s receivables were originated and that will exist when the trust’s receivables are repaid. As a result of each of the foregoing, there is no assurance that the performance of the prior securitized pools will correspond to or be an accurate predictor of the performance of the trust’s receivables.

The Receivables Pool

[Static pool data for current pool to be provided if seasoned and would reveal trend or pattern that is material and not evident from other data presented.]

The pool of receivables held by the trust will [include][consist of] the [initial] receivables purchased on the closing date[ and any additional receivables purchased during the trust’s pre-funding period].

A number of calculations described in this prospectus supplement, and calculations required by the agreements governing the trust and the notes, are based upon the Contract Value of the receivables. “Contract Value” means, as of any calculation date, the [sum of (a) the] present value of the scheduled and unpaid payments on the receivables discounted monthly at an annual rate equal to the Specified Discount Factor, which exceeds the weighted average adjusted annual percentage rate of the receivables as of the cutoff date, plus, any amount of past due payments as of the [applicable] cutoff date[, plus (b) in the case of any equipment lease, the residual value of the related equipment as determined by CNH Capital America at the time of the origination of that equipment lease]. The “Specified Discount Factor” equals [      ]%. Any defaulted receivables liquidated by the servicer through the sale or other disposition of the related equipment or that the servicer has, after using all reasonable efforts to realize upon the related equipment, determined to charge off without realizing upon the related equipment are deemed to have a Contract Value of zero. Whenever we refer to a “weighted average adjusted annual percentage rate” in this prospectus supplement, we mean a weighted average annual percentage rate determined by converting the individual annual percentage rate of each receivable (other than receivables with a monthly payment frequency) to an equivalent annual percentage rate as if such receivable had a monthly payment frequency, which is weighted by the outstanding scheduled payments discounted at the equivalent annual percentage rate.

[The residual value of underlying equipment included in the Contract Value for any receivable that is an equipment lease is determined at the time of origination, based on maximums published by CNH Capital America to its dealers. These maximum residual values take into account the type of equipment, the length of the lease and the annual hours of use permitted under the lease before excess usage charges are required. CNH Capital America bases the maximum residual values on manufacturer production information, internal asset management sales data and industry resale guide book values. In addition, CNH Capital America from time to time increases the maximum residual values (which has the result of reducing required rental payments) as part of CNH America’s marketing programs. Occasionally, the originating dealer or CNH Capital America will request to guaranty a portion of the residual value in order to lower the rental payments for the customer. The benefits of any such guaranty applicable to equipment leases included in the trust’s receivables will be transferred to the trust.]

The Contract Value of any particular receivable may be greater than or less than its outstanding principal amount, depending primarily upon whether the annual percentage rate of that receivable is greater than or less than the Specified Discount Factor. If a receivable’s annual percentage rate is greater than the Specified Discount Factor, its Contract Value will be greater than its outstanding principal balance because the discount rate used to determine its Contract Value is lower than the annual percentage rate that generated the finance charge component of the scheduled payments that are discounted to determine the Contract Value. Conversely, if a receivable’s annual percentage rate is lower than the Specified Discount Factor, its Contract Value will be less than its outstanding principal balance because the discount rate used to determine its Contract Value is greater than the annual percentage rate that generated the finance charge component of the scheduled payments that are discounted to determine the Contract Value.

The [initial receivables were selected and any additional] receivables will be selected by CNH Capital America LLC from its portfolio using several criteria, including the criteria set forth under “Pool Assets—Selection Process” in the accompanying prospectus and the additional criteria that:

(1)           each receivable is either [non-interest bearing] or is [a fixed rate, simple interest] [retail installment sale contract] [equipment lease] [retail installment loan] [or] [consumer installment loan];

(2)           each receivable has a remaining term to maturity of not more than [  ] months as of the [applicable] cutoff date and a scheduled maturity not later than the date that is [   ] months prior to the final scheduled maturity date for the notes; [and]

(3)           each receivable has a Statistical Contract Value as of the [applicable] cutoff date that (when combined with the Statistical Contract Value of any other receivables with the same or an affiliated obligor) does not exceed [1]% of the aggregate Statistical Contract Value of all the [initial] receivables as of the [initial] cutoff date[;

(4)           after giving effect to each transfer of additional receivables, the weighted average original term of the receivables in the trust will not be greater than [    ] months; and

(5)           after giving effect to each transfer of additional receivables, not more than [   ]% of the Contract Value of the receivables in the trust will represent contracts for the financing [or lease] of construction equipment].

The receivables as they are constituted on [any][the] cutoff date [for an addition of receivables] will not deviate from the foregoing characteristics. There will be no independent verification of CNH Capital America LLC’s determinations that the [initial receivables and the additional] receivables meet the selection criteria set forth above, except that CNH Capital America LLC is required to have independent public accountants verify some calculations relevant to these criteria.

The Contract Value of the [initial] receivables will represent approximately [    ]% of the sum of initial outstanding principal amount of the notes.   [Except for the criteria described in the preceding paragraphs, there will be no required characteristics of the additional receivables. Therefore, following the transfer of additional receivables to the trust, the aggregate characteristics of all of the receivables in the trust, including the composition of the receivables, the distribution by receivable type, annual percentage rate, advance rate, equipment type (including the composition of new and used equipment), payment frequency, current Statistical Contract Value and geographic distribution described in the following tables, may vary from those of the initial receivables. Following the end of the pre-funding period, if our reporting obligations under the Exchange Act relating to the notes remain in effect, and if we have transferred additional receivables to the trust, we will file a report on Form 10-D containing information comparable to that contained in the tables set forth below regarding the aggregate characteristics of all of the receivables in the trust, after the addition of the additional receivables.]

The composition, distribution by receivable type, annual percentage rate, advance rate, equipment type (including the composition of new and used equipment), payment frequency, current Statistical Contract Value and geographic distribution, in each case of the [initial] receivables as of the [initial] cutoff date, which is [    ], are as set forth in the following tables. For purposes of this prospectus supplement, the “Statistical Contract Value” for each receivable has been calculated as the current balance of the receivable on the servicer’s records. Totals may not add to 100% due to rounding.

[The initial receivables purchased on the closing date include some receivables previously securitized that have been reacquired by CNH Capital America through the exercise of its clean-up call on prior transactions. These previously securitized receivables, which make up [        ]% of the aggregate Statistical Contract Value, were contained in the assets of CNH Equipment Trust 20[   — ], and their historical performance is included in the static pool information for that trust that is available at the web site referenced above.]

[The information in the following tables regarding “Advance Rate” excludes previously securitized receivables repurchased by CNH Capital America representing [        ]% of the aggregate Statistical Contract Value of the receivables pool.]

Composition of the Receivables
as of the [Initial] Cutoff Date

Weighted Average Adjusted APR	Aggregate Statistical Contract Value	Number of Receivables	Weighted Average Remaining Term	Weighted Average Original Term	Average Statistical Contract Value
%	$		months	months	$

Average Original Statistical Contract Value	Average Outstanding Contract Value	Weighted Average Age of Contract	Weighted Average Advance Rate
$	$	months	%

Distribution by Receivable Type of the Receivables
as of the [Initial] Cutoff Date

Receivables Type	Number of Receivables	Aggregate Statistical Contract Value	Percent of Aggregate Statistical Contract Value
[Retail Installment Sale Contracts]		$	%
[Equipment Leases]			%
[Retail Installment Loans]			%
[Consumer Installment Loans]			%
Total		$	%

Distribution by Contract Annual Percentage Rate of the Receivables
as of the [Initial] Cutoff Date

Contract APR Range	Number of Receivables	Aggregate Statistical Contract Value	Percent of Aggregate Statistical Contract Value
0.000% — 0.999%		$	%
1.000% — 1.999%			%
2.000% — 2.999%			%
3.000% — 3.999%			%
4.000% — 4.999%			%
5.000% — 5.999%			%
6.000% — 6.999%			%
7.000% — 7.999%			%
8.000% — 8.999%			%
9.000% — 9.999%			%
10.000% — 10.999%			%
11.000% — 11.999%			%
12.000% — 12.999%			%
13.000% — 13.999%			%
14.000% — 14.999%			%
15.000% — 15.999%			%
16.000% — 16.999%			%
17.000% — 17.999%			%
18.000% — 18.999%			%
19.000% — 19.999%			%
Total		$	%

Distribution by Advance Rate of the Receivables
as of the [Initial]Cutoff Date

Advance Rate Range	Number of Receivables	Aggregate Statistical Contract Value	Percent of Aggregate Statistical Contract Value
Up to 20.99%		$	%
21.00% — 40.99%			%
41.00% — 60.99%			%
61.00% — 80.99%			%
81.00% — 100.99%			%
101.00% — 120.99%			%
121.00% — 140.99%			%
Greater than or equal to 141.00%			%
Total		$	%

[Distribution by Type of Interest Rate on the Contracts
as of the Initial Cutoff Date

Interest Rate Type	Number of Receivables	Aggregate Statistical Contract Value	Percent of Aggregate Statistical Contract Value
[Fixed]		$	%
[Non-Interest Bearing]			%
Total:		$	%	]

Distribution by Equipment Type of the Receivables
as of the [Initial] Cutoff Date

Equipment Type	Number of Receivables	Aggregate Statistical Contract Value	Percent of Aggregate Statistical Contract Value
Agriculture		$	%
New			%
Used			%
Construction			%
New			%
Used			%
Consumer			%
New			%
Used			%
Total(1)		$	%

(1)                                  Totals reflect the sum of the aggregate agricultural, construction and consumer data in this table.

Distribution by Payment Frequency of the Receivables
as of the [Initial] Cutoff Date

Payment Frequency	Number of Receivables	Aggregate Statistical Contract Value	Percent of Aggregate Statistical Contract Value
Annually(1)		$	%
Semi-Annually			%
Quarterly			%
Monthly			%
Irregular			%
Total		$	%

(1)           Approximately [   ]%, [ ]%, [   ]%, [   ]%, [ ]%, [   ]%, [   ]%, [ ]%, [   ]%, [   ]%, [ ]% and [   ]%, of the annual receivables have scheduled payments in January, February, March, April, May, June, July, August, September, October, November and December, respectively.

Distribution of the Receivables by Current Statistical

Contract Value as of the [Initial] Cutoff Date

Statistical Contract Value Range	Number of Receivables	Aggregate Statistical Contract Value	Percent of Aggregate Statistical Contract Value
Up to $5,000.00		$	%
$5,000.01 to $10,000.00			%
$10,000.01 to $15,000.00			%
$15,000.01 to $20,000.00			%
$20,000.01 to $25,000.00			%
$25,000.01 to $30,000.00			%
$30,000.01 to $35,000.00			%
$35,000.01 to $40,000.00			%
$40,000.01 to $45,000.00			%
$45,000.01 to $50,000.00			%
$50,000.01 to $55,000.00			%
$55,000.01 to $60,000.00			%
$60,000.01 to $65,000.00			%
$65,000.01 to $70,000.00			%
$70,000.01 to $75,000.00			%
$75,000.01 to $80,000.00			%
$80,000.01 to $85,000.00			%
$85,000.01 to $90,000.00			%
$90,000.01 to $95,000.00			%
$95,000.01 to $100,000.00			%
$100,000.01 to $200,000.00			%
$200,000.01 to $300,000.00			%
$300,000.01 to $400,000.00			%
$400,000.01 to $500,000.00			%
More than $500,000.00			%
Total		$	%

[Distribution by Stated Residual Value of the Equipment Underlying Equipment Leases

as of the [Initial] Cutoff Date

Residual Value Range		Number of Equipment Leases	Aggregate Residual Value	Percent of Aggregate Statistical Contract Value
Up to $			$	%
$	to $
$	to $
$	to $
$	to $
$	to $			%
Total			$		]

Geographic Distribution of the Receivables

as of the [Initial] Cutoff Date

Geographic Distribution(1)	Number of Receivables	Aggregate Statistical Contract Value	Percent of Aggregate Statistical Contract Value
Alabama		$	%
Alaska			%
Arizona			%
Arkansas			%
California			%
Colorado			%
Connecticut			%
Delaware			%
Florida			%
Georgia			%
Hawaii			%
Idaho			%
Illinois			%
Indiana			%
Iowa			%
Kansas			%
Kentucky			%
Louisiana			%
Maine			%
Maryland			%
Massachusetts			%
Michigan			%
Minnesota			%
Mississippi			%
Missouri			%
Montana			%
Nebraska			%
Nevada			%
New Hampshire			%
New Jersey			%
New Mexico			%
New York			%
North Carolina			%
North Dakota			%
Ohio			%
Oklahoma			%
Oregon			%
Pennsylvania			%
Rhode Island			%
South Carolina			%
South Dakota			%
Tennessee			%
Texas			%
Utah			%
Vermont			%
Virginia			%
Washington			%
West Virginia			%
Wisconsin			%
Wyoming			%
Total		$	%

(1)                                  Based upon billing addresses of the obligors.

[If 10% or more of the pool assets are or will be located in any one state or other geographic region, any economic or other factors specific to such state or region that may materially impact the pool assets or pool asset cash flows will be described. Also, any other concentrations material to the asset type (e.g., school type for student loans will be described). If material, information required by second preceding sentence regarding such concentrations, as applicable, will be provided.]

[Delinquency Experience For the [Initial] Receivables

Set forth below is historical delinquency information for the receivables purchased on the closing date, the majority of which have been originated no earlier than [          ].

At [ ], 20[ ]
	Number of Contracts	Dollars
(Dollars in Millions)
Aggregate Number of Contracts and Loans and Principal Balance Outstanding		$
Period of Delinquency[(1)]
31 to 60 days
61 to 90 days
91 to 120 days
121 to 150 days
151 to 180 days
181 + days
Total Delinquencies		$
Total Delinquencies[(2)]	%	%	]

[(1)                         The “Dollars” column numbers are calculated using the aggregate principal balance of all receivables (excluding repossessions) with respect to which any amounts are delinquent (as further described in the last paragraph under “Historical Delinquency Experience”) for the specified period.]

[(2)                         As a percent of the number of receivables or principal amount outstanding, as applicable.]

Historical Delinquency Experience

Set forth below is certain combined information concerning the sponsor’s entire portfolio of United States retail agricultural, construction and other equipment receivables. This information includes receivables previously sold to trusts under prior asset-backed securitizations and excludes true leases.

Delinquencies, repossessions and net losses on agricultural contracts may be affected by weather conditions such as flood and drought, commodity market prices and the level of farmers’ income. Delinquencies, repossessions and net losses on construction contracts may be affected by interest rates, housing starts and consumer confidence. There can be no assurance that the delinquency, repossession and net loss experience on the receivables of the trust will be comparable to that set forth below.

At [ ],
	[ ]		[ ]
	Number of Contracts	Dollars	Number of Contracts	Dollars
(Dollars in Millions)
Number of Contracts and Loans/Principal Amount Outstanding		$		$
Delinquencies(1)
31-60 days
61 days or more
TOTAL		$		$
Delinquencies(2)
31-60 days	%	%	%	%
61 days or more	%	%	%	%
TOTAL(3)%		%	%	%

At December 31,
	[ ]		[ ]		[ ]		[ ]
	Number of Contracts	Dollars	Number of Contracts	Dollars	Number of Contracts	Dollars	Number of Contracts	Dollars
(Dollars in Millions)
Number of Contracts and Loans/Principal Amount Outstanding		$		$		$		$
Delinquencies(1)
31-60 days
61 days or more
TOTAL		$		$		$		$
Delinquencies(2)
31-60 days	%	%	%	%	%	%	%	%
61 days or more	%	%	%	%	%	%	%	%
TOTAL(3)%		%	%	%	%	%	%	%

(1)                                  The “Dollars” column numbers are calculated using the aggregate principal balance of all receivables (excluding repossessions) with respect to which any amounts are delinquent (as further described in the paragraph below) for the specified period.

(2)                                  As a percent of the number of receivables or principal amount outstanding, as applicable.

(3)                                  The percentages are rounded to the nearest one hundredth of one percent.

A receivable is considered delinquent if a payment of more than an inconsequential amount is more than one day past due. Payments of $50 or more are generally considered consequential. No explicit grace period is offered for payments on receivables, but in most cases, late charges are assessed when a payment is 11 days past due. Delinquent accounts are generally reported to credit bureaus at 31 days past due. Receivables are generally not reaged.

Historical Credit Loss/Repossession Experience

Year Ended December 31,
[ ]	[ ]	[ ]	[ ]
(Dollars in Millions)
Average Net Portfolio Outstanding During the Period(1) $	$	$	$
Repossessions as a Percent of Average Net Portfolio Outstanding(1)(3)%	%	%	%
Net Losses as a Percent of Liquidations(3)(4)(5)%	%	%	%
Net Losses as a Percent of Average Net Portfolio Outstanding(1)(3)(4)%	%	%	%

(1)           The Average Net Portfolio Outstanding is the average of the year end principal balances for the prior and current year.

(2)           Repossessions represent proceeds realized in the current period from the sale of equipment repossessed in the current or prior periods.

(3)           A portion of the sponsor’s contracts originated through dealers provide for recourse back to the dealers. Approximately [     ]%, [     ]%, [     ]%, [     ]%, [    ]% and [     ]% of the aggregate amounts scheduled to be paid on the sponsor’s portfolios of contracts originated by or through dealers during the years ended December 31, [     ], [     ], [     ] and [     ], respectively, provide for recourse to the dealers. In the event of defaults by the obligor under any such contract, the dealer is required to repurchase the contract for an amount generally equal to all amounts due and unpaid thereunder. As a result, any losses under any such contract are structured to be incurred by the dealer, but there is no certainty that a dealer will be able to make such repurchase even if so required.

(4)           Net losses are equal to the aggregate of the principal balances of all contracts plus any costs incurred to repossess, sell or recondition the equipment which have been charged to the contract, less any recoveries on contracts charged off in the period or prior periods.

(5)           Liquidations represent a reduction in the outstanding balances of the contracts as a result of cash payments and charge-offs.

The sponsor has recourse to dealers on a portion of the contracts. In the event of a dealer’s bankruptcy, a bankruptcy trustee, a creditor or the dealer as debtor in possession might attempt to characterize recourse sales of contracts as loans to the dealer secured by the contracts. Such an attempt, if successful, could result in payment delays or losses on the affected receivables.

The losses shown above have been determined in accordance with the policies of CNH Capital America LLC and New Holland Credit Company, LLC. Generally, it is the policy of the sponsor to treat each receivable that is over 120 days past due as nonperforming and nonaccruing and to review each receivable on a case-by-case basis. For receivables that are in repossession status, it is the policy of the sponsor to recognize an estimated loss at the time of repossession. Once the receivable is liquidated that estimated loss is adjusted to reflect the actual loss on the receivable. For purposes of the trust, losses are recognized when a receivable is initially put in repossession status (subject to subsequent adjustment as described in the preceding sentence), if any, or when the servicer has, after using all reasonable efforts to realize upon the related equipment, determined to charge-off the receivable without realizing upon the related equipment.

[Historical Residual Value Realization and Turn-In Rate Experience

	[ ]		[ ]		[ ]
	Dollars	Percent of Stated Residual Values	Dollars	Percent of Stated Residual Values	Dollars	Percent of Stated Residual Values
Stated residual values of equipment subject to leases expiring during period
Residual value realized during such period
Stated residual value of equipment turned in at termination of lease							]

Weighted Average Life of the Notes

As the rate of payment of principal of your notes depends primarily on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of each class of offered notes could occur significantly earlier than the scheduled final maturity date for that class. You will bear the risk of being able to reinvest principal payments on your notes at yields at least equal to the yield on your notes.

Prepayments on [retail installment sale contracts] [ and retail installment loans] [consumer installment loans] [equipment leases] can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is based on a constant prepayment rate (“CPR”). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either a historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

The tables on pages S-28 through S-30 have been prepared on the basis of certain assumptions, including that: (a) the receivables prepay in full at the specified CPR during such Collection Period and neither we nor the servicer are required to purchase any receivables from the trust, (b) each payment on the receivables is made on the last day of each Collection Period, (c) distributions are made on the 15th day of each month (beginning [               ]) in respect of the notes in accordance with the description set forth under “Servicing Matters—Distributions,” (d) the balance in the spread account on any day is equal to the required spread account balance, (e) the closing date occurs on [               ], (f) CNH Capital America LLC exercises its option to purchase the receivables on the earliest permitted payment date [and] (g) the Specified Discount Factor is [           ]% [and (h) the full residual value of the equipment underlying each equipment lease is realized upon the termination of the lease]. The tables indicate the projected weighted average life of each class of offered notes and sets forth the percent of the initial principal balance of each class of offered notes that is projected to be outstanding after each of the payment dates shown at various CPR percentages.

The tables also assume that the receivables have been aggregated into [a pool][three hypothetical pools] with all of the receivables within [the][each] pool having the following characteristics:

Pool	Aggregate Contract Value	Weighted Average APR	Assumed Cutoff Date
1	$	%
[2
3				]
$

[Hypothetical pool 1 has the same Contract Value and cashflow characteristics as the initial receivables. Hypothetical pools [2 and 3] have a Contract Value equal in the aggregate to the amount deposited in the trust’s pre-funding account. The cash flow characteristics of hypothetical pools [2 and 3] are proportionately identical to those of the receivables in hypothetical pool 1.]

The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on pages S-28 through S-30. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is highly unlikely that the receivables will prepay at a constant CPR until maturity or that all of the receivables will prepay at the same CPR.  [Similarly, the aggregate Contract Value of additional receivables may be less than the amount deposited in the trust’s pre-funding account.]

Moreover, the diverse terms of receivables within [each of ] the [three hypothetical] pool[s] could produce slower or faster principal distributions than indicated in the tables at the various CPR specified. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the offered notes.

Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	A-1 Notes						A-2 Notes
Payment Date	0% CPR	8% CPR	13% CPR	15% CPR	17% CPR	19% CPR	0% CPR	8% CPR	13% CPR	15% CPR	17% CPR	19% CPR
Closing Date
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WAL (yrs)(1)
WAL to Maturity (yrs)(1)

[Any applicable effect of prepayments on yield will be disclosed in each CPR table.]

(1)                                  The weighted average life of an A-1 Note or A-2 Note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of such note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

This table has been prepared based on the [actual final terms and the] assumptions described on pages S-26 and S-27 (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	A-3 Notes						A-4 Notes
Payment Date	0% CPR	8% CPR	13% CPR	15% CPR	17% CPR	19% CPR	0% CPR	8% CPR	13% CPR	15% CPR	17% CPR	19% CPR
Closing Date
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WAL (yrs)(1)
WAL to Maturity (yrs)(1)

(1)                                  The weighted average life of an A-3 Note or A-4 Note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of such note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

This table has been prepared based on the [actual final terms and the] assumptions described on pages S-26 and S-27 (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Principal Amount of the Notes at Various CPR Percentages

B Notes
Payment Date	0% CPR	8% CPR	13% CPR	15% CPR	17% CPR	19% CPR
Closing Date
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WAL (yrs)(1)
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(1)                                  The weighted average life of a B Note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of such note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

This table has been prepared based on the [actual final terms and the] assumptions described on pages S-26 and S-27 (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Description of the Notes

General

The following summarizes the material terms of the notes offered hereby and the indenture pursuant to which they will be issued. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the prospectus.

Payments of Interest

Interest on the notes will be payable monthly on the 15th day of each calendar month (or, if not a business day, the next business day), commencing [              ], except that interest on the A-1 Notes will also be payable on [          ], if any A-1 Notes remain outstanding after the [                 ] payment date. Interest will accrue for each class of notes during each interest period at the applicable interest rate. The interest period applicable to any payment date will be the period from and including the preceding payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding that payment date. Interest on the A-1 and A-4b Notes will be calculated on the basis of actual days elapsed of a 360-day year. Interest on the A-2, A-3, A-4a and B Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

The A-1, A-2, A-3, A-4a and Class B Notes are fixed rate notes, and the A-4b Notes are floating rate notes.  The interest rate payable on the A-4b Notes will equal One Month LIBOR plus the applicable spread amount set forth under “Summary of Terms - Offered Securities.”

The A-4b interest rate swap counterparty will be the calculation agent for the A-4b Notes and will determine (using, for so long as the interest rate swap is outstanding, the rate provided by such interest rate swap counterparty) One-Month LIBOR for each interest period on the second London Banking Day prior to the beginning of that interest period.

“One-Month LIBOR” means, for the A-4b Notes and for each interest period, the rate for deposits in U.S. dollars for a period of one month corresponding to such interest period which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London Time, on the related LIBOR Determination Date. If such rate does not appear on the Reuters Screen LIBOR01 Page, the rate for that interest period will be determined as if “USD-LIBOR Reference Banks Rate” had been specified as the applicable rate.

“USD-LIBOR Reference Banks Rate” means, for each interest period, the rate determined on the basis of the rates at which deposits in U.S. dollars are offered by the four major banks in the London interbank market selected by the relevant interest rate swap counterparty at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month commencing on the first day of the interest period for which such rate is being determined and in a Representative Amount. The interest rate swap counterparty (in its capacity as calculation agent under the interest rate swap) will request the principal London office of each of four major banks in the London interbank market selected by such interest rate swap counterparty to provide a quotation of its rate. If at least two such quotations are provided, the rate for that interest period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that interest period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by such interest rate swap counterparty, at approximately 11:00 a.m., New York City time, on the related LIBOR Determination Date for loans in U.S. dollars to leading European banks for a period of one month commencing on the first day of the interest period for which such rate is being determined and in a Representative Amount.

“LIBOR Determination Date” means the day that is two London Banking Days preceding the first day of an interest period and with respect to the first LIBOR Determination Date, the day that is two London Banking Days preceding the closing date.

“London Banking Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Representative Amount” means, on any LIBOR Determination Date, an amount equal to the outstanding principal amount of the A-4b Notes on the immediately preceding payment date or the closing date.

“Reuters Screen LIBOR01 Page” means the display page currently so designated on the “Reuters Monitor Money Rates Service” (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

If the trust does not pay the full amount of interest due on any class of notes on any payment date, the amount of interest not paid will be due on the next payment date and will itself accrue interest, to the extent permitted by law, at a rate per annum equal to the interest rate on that class of notes from that payment date to but excluding the payment date on which that interest is paid.

If the amount of interest on the Class A Notes payable on any payment date exceeds the amounts available on that date, the holders of Class A Notes will receive their ratable share (based upon the total amount of interest due to each of them) of the amount available to be distributed in respect of interest on the Class A Notes.

Interest on the Class B Notes will not be paid on any payment date until interest on the Class A Notes has been paid in full (or, if the notes have been accelerated following an event of default, until the Class A Notes have been repaid in full).

Interest on the Class B Notes will also be subordinated to principal payments on the Class A Notes if either (a) the maturity of the notes has been accelerated after an event of default or (b) credit losses erode the aggregate assets of the trust below the then-outstanding principal balance of the Class A Notes. See “Description of the Notes—Payments of Principal” and “Servicing Matters—Distributions” for details of the priority rules that would apply in these circumstances.

In the event the interest rate swap agreement terminates and is not replaced or the interest rate swap counterparty fails to provide a calculation of One-Month LIBOR for the A-4b Notes, the indenture trustee will become the calculation agent for the A-4b Notes and will determine One-Month LIBOR itself, using the methods described above.

Payments of Principal

Principal payments will be made to the noteholders on each payment date, to the extent of available amounts as described under “Servicing Matters—Distributions,” in an amount generally equal to the decrease in the [sum of (i) the] Pool Balance [and (ii) the amount on deposit in the trust’s pre-funding account], in each case from the beginning of the prior Collection Period to the beginning of the current Collection Period. For this purpose, “Pool Balance” means, at any time, the sum of the aggregate Contract Values of the receivables at the beginning of a Collection Period (after giving effect to all payments received from obligors and any amounts to be remitted by the servicer, CNH Capital America LLC or us, as the case may be, with respect to the preceding Collection Period and all losses realized on receivables liquidated during that preceding Collection Period), less the aggregate Write Down Amount as of the last day of the preceding Collection Period. [In addition, on each payment date to the extent of available amounts as described under “Servicing Matters—Distributions,” principal payments will also be made on the Class A-1 Notes until paid in full.]

These principal payments will be made on a fully sequential basis, meaning that no principal payments will be made on any class of notes until each more senior class of notes has been paid in full. Within the Class A Notes, no principal will be paid on any class of Class A Notes until each class of Class A Notes with a lower numerical designation has been paid in full.  For purposes of principal payments, the A-4a Notes and the A-4b Notes will be treated as a single class.  Specifically, principal payments will be made on the notes in the following order: A-1 Notes; A-2 Notes; A-3 Notes; A-4a Notes and A-4b Notes, pro rata based on their respective outstanding principal balances; and Class B Notes. In addition, if any A-1 Notes remain outstanding after the [           ] payment date, then a special distribution of principal on those notes will also be made on [       ].

[The Class A-1 Notes will benefit from a “turbo” feature that applies the aggregate available funds on a payment date (after payment of backup servicer fees, servicer fees, trust administrator’s fees, interest on the notes, replenishing the spread account and more senior allocations to repay principal on such notes on such payment date) to pay principal on the Class A-1 Notes until paid in full. See “Servicing Matters—Distributions.”]

However, after an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the final scheduled maturity date for the last of the notes, as specified below), principal payments will be made in the following order of priority: first to the holders of each class of Class A Notes ratably according to the amounts due and payable on the Class A Notes for principal until paid in full; and second, to the Class B noteholders until the outstanding principal amount of the Class B Notes has been paid in full.

Principal distributions on the notes generally are not required to the extent funds are not available for this purpose. The exception to this general rule is that the outstanding principal amount, together with all accrued and unpaid interest, with respect to each class of notes is due and payable not later than the payment date specified for that class below:

Class	Final Maturity Date
A-1	[ ]
A-2	[ ]
A-3	[ ]
A-4a	[ ]
A-4b	[ ]
B	[ ]

Upon any prepayment in full of a receivable, the Contract Value of that receivable will be reduced to zero. This results in an increase to the targeted principal distribution amount for the related payment date equal to the full Contract Value of the prepaid receivable. However, in circumstances where the Contract Value of the prepaid receivable exceeded its outstanding principal balance, the principal collected through the prepayment will be less than the resulting increase to the targeted principal distribution amount by an amount roughly equal to the excess of the receivable’s Contract Value over its outstanding principal balance immediately prior to the prepayment. This will generally happen when the annual percentage rate of the prepaid receivable was greater than the specified discount rate used to calculate its Contract Value. It may also result from early payments on simple interest receivables. See “The Receivables Pool.”

[To the extent necessary to maintain the initial credit ratings on the notes, funds will be deposited in the trust’s principal supplement account each time the trust buys any additional receivables during the pre-funding period. Any such funds are intended to cover shortfalls that could result from prepayments of this type. On each payment date, funds will be withdrawn from the principal supplement account (to the extent available) and included in the funds distributed on that payment date to cover shortfalls in distributions of interest and principal on the notes and swap payments (after giving effect to any withdrawal to be made from the spread account on that payment date). However, no funds may be required to be deposited into the principal supplement account, and in any event any required deposit is expected to be less than the maximum aggregate shortfall that might result if all receivables of this type prepaid. Therefore, if a significant number of those receivables prepay, even if funds are deposited in the trust’s principal supplemental account, there may be insufficient funds available in the principal supplement account to cover the resulting shortfall.]

Subordination

The rights of the Class B noteholders to receive payments of principal and interest are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of Class A Notes to receive principal and interest, respectively, so long as the Class A Notes are outstanding.

The rights of the certificateholders to receive [payments of interest and principal] [distributions] are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A and the Class B Notes to receive interest [and principal][, and certificateholders are not entitled to receive payments of principal until the Class A and the Class B Notes are paid in full].

Subordination is a credit enhancement mechanism by which payments are allocated first to more senior classes or subclasses, thereby increasing the likelihood of payment on such classes or subclasses. If there are not enough funds to pay interest and/or principal payments on a subordinated class or subclass, noteholders of such subordinated notes may not receive those payments in a timely manner or may experience a loss.

Payment Dates and Collection Periods

Payments on the notes will be payable on the 15th day of each calendar month (or, if not a business day, the next business day), beginning [              ], except that interest and principal on the A-1 Notes will also be payable on [         ], if any A-1 Notes remain outstanding after the [            ] payment date.

“Collection Period” means, with respect to any payment date, the period from the end of the preceding Collection Period (or, if for the first payment date, from the beginning of the day after the [initial] cutoff date) to and including the last day of the calendar month preceding the calendar month in which such payment date occurs.

Cutoff Dates

A number of important calculations relating to the receivables will be made by reference to “cutoff dates” and “calendar months.” For instance, the Contract Value of the [initial] receivables [and each set of additional receivables that we sell to the trust] will be determined as of a related cutoff date. A cutoff date will be the last day of the calendar month prior to the month during which the sale takes place. The cutoff date used in preparing the statistical information presented in this prospectus supplement is [            ].

Record Dates

Payments on the notes will be made on each payment date to holders of record as of the fourteenth day of the calendar month in which the payment date occurs or, if definitive notes are issued, the close of business on the last day of the prior calendar month. A special record date of [              ] will apply for the special payment date of [             ] relating to the A-1 Notes.

[Mandatory Redemption

On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any receivables purchased on that date) will be applied to redeem the notes then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the targeted principal distribution amount on that payment date.]

Optional Redemption

Any notes that remain outstanding on any payment date on which CNH Capital America LLC, which is an affiliate of the servicer and the depositor, exercises its option to purchase the receivables will be prepaid in whole at the applicable redemption price on that payment date. Such option cannot be exercised until the Pool Balance declines to 10% or less of the [sum of (i) the] Pool Balance as of the [initial] cutoff date [and (ii) the aggregate Contract Value of all additional receivables sold to the trust as of their respective cutoff dates].  The redemption price for any class of notes in connection with any optional redemption will equal the unpaid principal balance of that class of notes, plus accrued and unpaid interest thereon. CNH Capital America LLC must deposit the redemption price into the collection account by the business day preceding the 15th day of the calendar month in which such clean-up call will occur. Notice of a clean-up call will be given by the indenture trustee by first-class mail, postage prepaid, mailed not less than five business days prior to the applicable redemption date to each holder of notes, as of the close of business on the record date preceding the applicable payment date on which the clean-up call will occur, at such holder’s address appearing in the note register. The notice will identify the payment date on which the clean-up call will occur, the redemption price, the place where notes are to be surrendered for payment, and the CUSIP numbers of the affected notes.

Clearing of Notes and Denominations

The offered notes will be cleared through DTC in minimum denominations of $1,000 and in greater whole-dollar denominations. You may hold your notes through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are a participant in those systems.

Description of the Certificates

On the closing date, the trust will issue certificates representing the beneficial ownership interest in the trust. We will initially retain the certificates. No amounts will be paid with respect to the certificates on any payment date until all principal and interest payable on the notes on that payment date have been paid in full.

[Pre-Funding Period

In addition to the initial receivables, we expect to sell to the trust additional receivables having an aggregate Contract Value approximately equal to $[     ], the amount we will deposit in the trust’s pre-funding account. We expect to sell additional receivables to the trust monthly on dates specified by us during the pre-funding period. The pre-funding period will begin on the closing date and end on the earliest of: (a) the day on which the amount on deposit in the trust’s pre-funding account is reduced to less than $200,000, (b) the date on which an event of default or a servicer default occurs, (c) the date on which an insolvency event occurs with respect to us or the servicer and (d) the close of business on the [                  ] payment date.

Assuming the entire amount on deposit in the pre-funding account is used to purchase receivables, the portion of receivables in the asset pool purchased during the pre-funding period would equal [         ]% of the initial Pool Balance and [         ]% of the initial outstanding balance of the notes. Since some of the initial receivables will have amortized by the end of the pre-funding period, if additional receivables are purchased during the prefunding period, the pre-funded receivables are expected to be a larger portion of the Pool Balance as of the end of the pre-funding period than the percentage set forth in the preceding sentence.

Any funds remaining in the pre-funding account at the end of the pre-funding period will be applied to make principal payments on the notes in the same order of priority that applies to principal payments made from other sources.

Upon any sale of additional receivables to the trust:

(1)                                the Pool Balance will increase in an amount equal to the aggregate Contract Value of the additional receivables;

(2)                                an amount equal to [           ]% of the aggregate Contract Value of the additional receivables will be withdrawn from the pre-funding account and deposited in the spread account;

(3)                                if any deposit into the principal supplement account is required, the necessary funds will be withdrawn from the pre-funding account and deposited in the principal supplement account; and

(4)                                an amount equal to the excess of the aggregate Contract Value of the additional receivables over the sum of the amounts described in clauses (2) and (3) will be withdrawn from the pre-funding account and paid to us.]

Servicing Matters

Fees

The servicing fee payable to the servicer will accrue at a rate of 1.00% per annum on the Pool Balance as of the first day of each Collection Period. The servicing fee will be paid solely to the extent that there are funds available to pay it as described under “—Distributions” below.

The servicing fee payable to a successor servicer each Collection Period will be the greater of (a) 1/12 of 1.00% of the Pool Balance as of the first day of the preceding Collection Period, (b) $8.50 per contract in the trust as of the first day of the applicable Collection Period, and (c) $5,000. The successor servicer’s servicing fee will be paid solely to the extent that there are funds available to pay it as described under “—Distributions” below.

Backup Servicer and Backup Servicer Account

The backup servicer under the sale and servicing agreement will be [Systems & Services Technologies, Inc. (“SST”)].[ SST, a Delaware corporation, is located at 4315 Pickett Road, St. Joseph, Missouri 64503 (telephone: 816-671-2400)].

In addition to the servicer defaults described in the prospectus under the heading “Servicer—Servicer Default”, there will also be a servicer default under the sale and servicing agreement if the servicer fails to engage a replacement backup servicer within 180 days after [SST] is terminated as backup servicer (if a backup servicer is required).

A backup servicer will no longer be required, and the backup servicing arrangement will be terminated if (a) CNH Global N.V.’s long-term unsecured debt credit rating by Moody’s rises to “Ba2” or higher or (b) Moody’s has been given at least 10 business days’ prior notice thereof and has not notified the issuing entity and the indenture trustee that such action will result in a reduction or withdrawal of its then current rating of any of the notes, if Moody’s is a hired NRSRO at such time. In addition, the backup servicing agreement with [SST] may be terminated if the servicer has engaged a replacement backup servicer or a successor servicer, the agreement with such replacement backup servicer or successor servicer, as the case may be, is reasonably satisfactory to the trust in form and substance and the identity of such replacement backup servicer or successor servicer, as the case may be, is acceptable to the trust in its sole discretion.

The backup servicing fee payable to the backup servicer each Collection Period is the greater of (a) 1/12 of [0.015]% of the Pool Balance as of the first day of the applicable Collection Period and (b) $4,000. The backup servicing fee will be paid solely to the extent that there are funds available to pay it as described under “—Distributions” below.

We will establish and maintain a backup servicer account as an account in the name of the indenture trustee for the benefit of the indenture trustee on behalf of the noteholders and the backup servicer, which will initially be established and maintained with the indenture trustee. On the closing date, we will make a deposit into the backup servicer account in the amount of $[      ].

The amounts on deposit in the backup servicer account will be available to pay expenses associated with the transitioning of the backup servicer from the role of backup servicer to that of successor servicer and any reimbursable expenses due to the backup servicer. In addition, if the servicer is required to obtain another backup servicer (due to [SST] no longer serving as backup servicer while New Holland Credit Company, LLC is the servicer), then the amounts on deposit in the backup servicer account will be available to the servicer or the indenture trustee for expenses associated with obtaining a replacement backup servicer. Any amounts remaining in the backup servicer account after all of the notes have been fully paid to the extent required and any accrued and unpaid reimbursable expenses due to the backup servicer have been paid, will be withdrawn and available for use by us for our general corporate purposes. If the $[       ] on deposit in the backup servicer account is insufficient to cover all expenses associated with obtaining a replacement backup servicer or to cover expenses associated with the transitioning of the backup servicer from the role of backup servicer to that of successor servicer, we will have no obligation to deposit additional amounts into the backup servicer account or to otherwise pay for any such expenses. However, the servicer is obligated to pay out of its servicing compensation any remaining expenses of obtaining a replacement backup servicer and with the transitioning of the backup servicer from the role of backup servicer to that of successor servicer if the amounts on deposit in the backup servicer account are insufficient. If the servicer does not pay any such remaining expenses of obtaining a replacement backup servicer or any of the above transitioning expenses, the only recourse would be a servicer default. If the amounts on deposit in the backup servicer account are insufficient to cover all reimbursable expenses of the backup servicer, we will have no obligation to deposit additional amounts into the backup servicer account or to otherwise pay for any such expenses, and the backup servicer’s accrued and unpaid reimbursable expenses, to the extent not paid out of the backup servicer account, will be paid solely to the extent that there are funds available to pay it as described under “—Distributions” below.

If the amount on deposit in the backup servicer account on any payment date (after giving effect to all withdrawals therefrom on that payment date) is greater than $[      ] and any accrued and unpaid reimbursable expenses due to the backup servicer have been paid, the excess will be withdrawn and available for use by us for our general corporate purposes so long as no servicer default has occurred and is continuing. We will be entitled to reduce the amount required to be on deposit in the backup servicer account or eliminate the backup servicer account entirely if: Moody’s has been given at least 10 business days’ prior notice thereof and has not notified the issuing entity and the indenture trustee that such action will result in a reduction or withdrawal of its then current rating of any of the notes (if Moody’s is a hired NRSRO at such time and is then rating the notes); [SST] is no longer acting as backup servicer, or has otherwise consented to that reduction or elimination; and [SST] as backup servicer has been paid any accrued and unpaid amounts due to it.

Distributions

On each payment date, the servicer will cause payments on the notes and other trust liabilities to be made from the following sources:

•                  the aggregate collections on the receivables during the prior Collection Period, including proceeds of liquidated receivables obtained through the sale or other disposition of the related equipment, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the related obligor; however, no other monies collected on any liquidated receivable during any Collection Period after the Collection Period in which it became a liquidated receivable will be included in the funds available for distribution;

•                  [any amounts withdrawn from the negative carry account and the principal supplement account for that payment date;]

•                  earnings from investment of funds held in the trust’s bank accounts;

•                  any Net Swap Receipts [and any swap termination payments received pursuant to the interest rate swap agreement]; and

•                  the aggregate purchase prices for any receivables repurchased by us or CNH Capital America LLC or purchased by the servicer.

The aggregate funds available from these sources will be applied in the following order of priority:

(1)                                  to pay the backup servicer its accrued and unpaid backup servicing fee;

(2)                                  to pay the servicer its accrued and unpaid servicing fee;

(3)                                  to pay to the trust’s administrator, all accrued and unpaid administration fees;

(4)                                  to make Net Swap Payments (including interest on any overdue Net Swap Payments, if any) to the interest rate swap counterparty;

(5)                                  to pay, with the same priority and ratably in proportion to the principal balance of the Class A Notes and the amount of any Priority Swap Termination Payments due and payable by the trust to the interest rate swap counterparty:

(a)                                        to the Class A noteholders, the amount of interest accrued on each class of Class A Notes during the prior interest period, plus any amount of interest on the Class A Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount); and

(b)                                       to the interest rate swap counterparty, the amount of any Priority Swap Termination Payments;

provided that if any funds allocated to make payments pursuant to the preceding clause 5(a) or 5(b) remain after making the payments required by clause 5(a) or 5(b), respectively, such funds shall be used to pay any remaining amounts due payable under clause (5) before any such funds are distributed pursuant to clauses (6) through (12);

(6)                                  to pay principal on the Class A Notes in an amount equal to the excess of (x) the outstanding principal balances of the Class A Notes over (y) the Asset Balance;

(7)                                  to pay the amount of interest accrued on the Class B Notes during the prior interest period, plus any amount of interest on the Class B Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);

(8)                                  to pay principal on the notes in an amount equal to the Note Monthly Principal Distributable Amount;

(9)                                  to deposit in the spread account, to the extent necessary so that the balance in that account will not be less than the required balance;

(10)                            [to pay principal on the Class A-1 Notes in an amount equal to the lesser of (a) the amount remaining after giving effect to the preceding clauses (1) through (9), and (b) the outstanding principal amount of the Class A-1 Notes as of the end of the preceding payment date minus the amount of payments of principal on the Class A-1 Notes to be made pursuant to clause (6) and clause (8) above on that payment date;]

(11)                            to the interest rate swap counterparty, the amount of any swap termination payments to the extent not paid under clause (5); and

(12)                            (a) first, to cover reimbursable expenses of the backup servicer that remain unpaid after the application, when applicable, of amounts in the backup servicer account and (b) second, to cover reimbursable expenses of the servicer.

Any remaining funds will be paid to the certificateholders, which will initially be us.

All amounts available for principal payments on the notes as described in clauses (6), (8) [and (10)] above will be applied to the notes sequentially, as more fully explained in “Description of the Notes—Payments of Principal.”

As used herein, with respect to any payment date:

“Asset Balance” means, for any payment date, the [sum of the] Pool Balance [and any amounts on deposit in the pre-funding account, in each case] as of the beginning of the current Collection Period.  [For purposes of the calculation of any amount on deposit in the pre-funding account, any amount in the pre-funding account that is to be paid as principal on the notes on the payment date falling in that Collection Period in connection with the end of the pre-funding period shall be deemed to have been withdrawn from the pre-funding account as of the end of the prior Collection Period.]

“Note Monthly Principal Distributable Amount” means, for any payment date, the amount necessary to be paid on the notes to reduce the outstanding principal amount of the notes (after giving effect to payments on the Class A Notes to be made pursuant to clause (6) above on that payment date) to an amount equal to the Asset Balance for that payment date, less the amount of the excess, if any, of the Asset Balance as of the beginning of the prior Collection Period over the outstanding principal amount of the notes as of, and after giving effect to the distributions on, the previous payment date, except that (a) the Note Monthly Principal Distributable Amount will not exceed the aggregate outstanding principal balance of the notes and (b) on the final maturity date for each class of notes, the Note Monthly Principal Distributable Amount will at least equal the amount necessary to repay the outstanding principal balance of that class of notes and any other class of notes payable prior to that class of notes.

“Priority Swap Termination Payment” means any swap termination payment payable by the issuing entity relating to (i) an early termination of the interest rate swap agreement following an “event of default” or “termination event” arising under such interest rate swap agreement for which the interest rate swap counterparty is not the “defaulting party” or sole “affected party” or (ii) an early termination of the interest rate swap agreement as a result of certain “tax events” or “illegality” under such interest rate swap agreement.

After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the final scheduled maturity date for the last of the notes), aggregate funds available will instead be applied in the following order of priority:

(1)                                  to pay the backup servicer its accrued and unpaid backup servicing fee;

(2)                                  to pay the servicer its accrued and unpaid servicing fee;

(3)                                  to pay to the trust administrator, all accrued and unpaid administration fees;

(4)                                  to make Net Swap Payments (including interest on any overdue Net Swap Payments), if any, to the interest rate swap counterparty;

(5)                                  to pay, with the same priority and ratably in proportion to the principal balance of the Class A Notes and the amount of any Priority Swap Termination Payments due and payable by the trust to the interest rate swap counterparty:

(a)                                        to the Class A noteholders, the amount of interest accrued on each class of Class A Notes during the prior interest period, plus any amount of interest on the Class A Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount); and

(b)                                       to the interest rate swap counterparty, the amount of any Priority Swap Termination Payments;

provided that if any funds allocated to make payments pursuant to the preceding clause 5(a) or 5(b) remain after making the payments required by clause 5(a) or 5(b), respectively, such funds shall be used to pay any remaining amounts due payable under clause (5) before any such funds are distributed pursuant to clauses (6) through (10);

(6)                                  to pay principal to the Class A noteholders ratably according to the amounts due on the Class A Notes for principal until paid in full;

(7)                                  to pay the amount of interest accrued on the Class B Notes during the prior interest period, plus any amount of interest on the Class B Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);

(8)                                  to pay principal to the Class B noteholders until the outstanding principal amount of the Class B Notes has been paid in full; and

(9)                                  to the interest rate swap counterparty, any swap termination payments not paid under clause (5); and

(10)                            (a) first, to cover reimbursable expenses of the backup servicer that remain unpaid after the application, when applicable, of amounts in the backup servicer account and (b) second, to cover reimbursable expenses of the servicer.

Any remaining funds will be paid to the certificateholders, which will initially be us.

If there has been an optional redemption of the notes, then the amounts paid by CNH Capital America LLC in connection with such redemption would be applied in the preceding order of priority, except that amounts due to the indenture trustee under the indenture would be paid prior to paying the amounts described under clause (3) through (10).

However, if an event of default has occurred and the indenture trustee has collected any money or property through (a) proceedings to collect amounts due, (b) foreclosing on trust property, (c) exercising remedies as a secured party, or (d) selling related receivables, then such money or property will be applied in the order of priority as set forth in the second preceding paragraph, except that:

•                  amounts due to the indenture trustee under the indenture and amounts due to the trustee with respect to its compensation and expenses would be paid prior to paying the amounts described under clauses (3) through (10); and

•                  amounts due to the trustee under the trust agreement, to the extent not paid under the preceding clause, would be paid prior to paying the remaining funds to the certificateholders as described above following amounts applied pursuant to clause (10).

You should note that, until the final scheduled maturity date for any class of notes, the amount of principal due to noteholders will generally be limited to amounts available for that purpose. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final scheduled maturity date for that class of notes.

For more information on:

•                  the backup servicer, backup servicing fees and reimbursable expenses of the backup servicer, see “—Backup Servicer and Backup Servicer Account” above, “Fees and Expenses Payable Out of Cash Flows” below and “The Servicer—Backup Servicer” in the accompanying prospectus;

•                  the servicer, servicing fees and reimbursable expenses of the servicer, see “—Fees” above, “Fees and Expenses Payable Out of Cash Flows” below, and “Servicer” and “Servicer—Servicing Compensation” in the accompanying prospectus;

•                  the trust administrator and related administration fees, see “Issuing Entities” and “Servicer” in the accompanying prospectus;

•                  the interest rate swap agreement and the related Net Swap Payments and swap termination payments, see “Interest Rate Swap Agreement” below; and

•                  the spread account, its required balance and the use of funds on deposit in the spread account, see “—Spread Account” below.

Fees and Expenses Payable Out of Cash Flows(1)

Fee or Expense	Amount of Fee or Expense(2)	Party Receiving Fee or Expense Amount	General Purpose of Fee or Expense	Source of Funds to Pay Fee or Expense(3)	Distribution Priority(4)
Backup servicing fee(5)	The greater of (a) 1/12 of [0.015]% of the Pool Balance as of first day of each Collection Period, and (b) $4,000.	Backup servicer	Provide for backup servicer	—	Clause (1)

Servicing fee(6)	Accrues at a rate of 1.00% per annum on the Pool Balance as of the first day of each Collection Period.(7)	Servicer	Provide for a servicer as required	—	Clause (2)

Administration fee(8)	$500 per quarter	Administrator	Provide for trust administrator	—	Clause (3)

Reimbursable expenses of the backup servicer

Includes expenses of backup servicer relating to the engagement of the backup servicer or transitioning the backup servicer to the role of successor servicer, including any engagement fees, travel expenses or due diligence costs and other reasonable expenses, and all indemnification payments payable to the backup servicer. These expenses will fluctuate from time to time depending on the related expenses actually incurred, and noteholders will not be notified of (or asked to approve) the increase or decrease in each expense from time to time, other than to the extent such information is disclosed in the monthly report.

		Backup servicer	To cover expenses of backup servicer	First, the backup servicer account(9), second, the servicer out of its servicing fee and third, as provided under “Distribution Priority” in this row.	Clause (12)(a)

Reimbursable expenses of the servicer	Includes a successor servicer’s expenses incurred in the course of re-perfecting security interests. These expenses will fluctuate from time to time depending on the related expenses actually incurred, and noteholders will not be notified of (or asked to approve) the increase or decrease in each expense from time to time, other than to the extent such information is disclosed in the monthly report.	Servicer	To cover expenses of servicer	—	Clause (12)(b)

Fee or Expense	Amount of Fee or Expense(2)	Party Receiving Fee or Expense Amount	General Purpose of Fee or Expense	Source of Funds to Pay Fee or Expense(3)	Distribution Priority(4)
Servicer’s liquidation expenses

These expenses will fluctuate from time to time depending on the related expenses actually incurred, and noteholders will not be notified of (or asked to approve) the increase or decrease in each expense from time to time, other than to the extent such information is disclosed in the monthly report.

		Servicer	To cover expenses incurred by servicer in the process of converting financed equipment into cash proceeds	From amounts received with respect to the liquidated receivable	Out of collections from the disposition of the equipment prior to deposit into collection account

Trustee fees(10) and expenses	Trustee fee: $[ ] annually and one time acceptance fee of $[ ].(11) Trustee expenses: These expenses will fluctuate from time to time depending on the related expenses actually incurred, and noteholders will not be notified of (or asked to approve) the increase or decrease in each expense from time to time, other than to the extent such information is disclosed in the monthly report.	Trustee	To cover expenses of trustee	The depositor is obligated to pay these amounts	—

Indenture trustee fees(10) and expenses	Indenture trustee fee: $[ ] annually and one time acceptance fee of $[ ]. Indenture trustee expenses: These expenses will fluctuate from time to time depending on the related expenses actually incurred, and noteholders will not be notified of (or asked to approve) the increase or decrease in each expense from time to time, other than to the extent such information is disclosed in the monthly report.	Indenture trustee	To cover expenses of indenture trustee	The trust will, or will cause the servicer to, pay these amounts	—

(1)

The amount, priority and other terms of these fees and expenses may be changed by amendment to the related transaction agreements, as described in “Amendments” and “Description of the Notes—The Indenture” in the accompanying prospectus.

(2)

Unless otherwise provided in this chart, payments will be made with respect to these fees and expenses as provided under “Servicing Matters—Distributions”; provided however, that the trustee fee and indenture trustee fees and expenses will be paid to the related trustee as that party agrees with the depositor, in the case of the trustee fee, or with the trust or the servicer, in the case of the indenture trustee fee.

(3)

If different from other fees or expenses that are to be paid from the pre-event of default and acceleration of the notes waterfall under “Servicing Matters—Distributions” or if such fees or expenses are to be paid from a specified portion of cash flows.

(4)

The distribution priority in this table is for distributions prior to an event of default and acceleration of the notes and prior to an optional redemption and the references are to clauses in the pre-event of default and acceleration of the notes waterfall of payments and deposits on each payment date as set forth under “Servicing Matters—Distributions” in this prospectus supplement. For distribution priority after an event of default and acceleration of the notes or after an optional redemption, see the waterfall for distributions and deposits following an event of default and acceleration of the notes or in connection with an optional redemption, as applicable, under “Servicing Matters—Distributions” in this prospectus supplement. For the distribution priority after an event of default and sale of the receivables, also see “Servicing Matters—Distributions” in this prospectus supplement.

(5)	An amendment to the backup servicing agreement would be required to increase the backup servicing fee.

(6)	An amendment to the sale and servicing agreement would be required to increase the servicing fee.

(7)	See also “Servicing Matters—Fees” for additional information regarding the servicing fee, including a description of the higher servicing fee payable to successor servicers.

(8)	An amendment to the administration agreement would be required to increase the administration fee.

(9)	Amounts in the backup servicer account are also available to cover any other reasonable costs and expenses of the backup servicer (including attorney’s fees).

(10)	The trustee fee and indenture trustee fee may be changed without notice to, or approval by, the securityholders.

(11)

The trustee will also be entitled to interest on all fees and expenses that are due and unpaid for more than 60 days after they have been billed to the party responsible for the payment of such amounts at a rate equal to the rate publicly announced by the trustee as its prime rate from time to time.

Negative Carry Account

The servicer will establish and maintain the negative carry account as a trust bank account in the name of the indenture trustee for the benefit of the noteholders, the interest rate swap counterparty and the certificateholders. The negative carry account is designed to provide a source of funds to cover any shortfall in amounts needed to pay interest on the notes during the pre-funding period, which may arise since the weighted average interest rate earned by the trust on the investment of funds in the pre-funding account may be less than the weighted average interest on the notes. On the closing date, we will make an initial deposit of $[       ] into the negative carry account. The amount on deposit on any payment date thereafter will not be greater than the “Maximum Negative Carry Amount” calculated as of such payment date.

The “Maximum Negative Carry Amount” equals, for any payment date, the product of:

(a)                                the weighted average of the interest rate on each class of the notes (assuming One-Month LIBOR is equal to the stated fixed interest swap rate for the A-4b Notes as set forth in “The Interest Rate Swap Agreement” below) minus [        ]%; multiplied by

(b)                               the amount on deposit in the pre-funding account as of such payment date; multiplied by

(c)                                the fraction of a year represented by the number of days until the expected end of the pre-funding period, calculated on the basis of a 360-day year of twelve 30-day months.

On each payment date, the servicer will instruct the indenture trustee to withdraw from the negative carry account and deposit into the collection account and include in the funds available for distribution on that payment date an amount equal to the excess, if any, of

(1)                                the product of (A) the aggregate interest payable on all of the notes, multiplied by (B) the Pre-Funded Percentage, as of the immediately prior payment date, or in the case of the first payment date, the closing date, minus

(2)                                investment earnings on the pre-funding account for the related period.

The “Pre-Funded Percentage” for each payment date is the percentage derived from the fraction the numerator of which is the balance on deposit in the pre-funding account as of such payment date and the denominator of which is the sum of the Pool Balance and the balance on deposit in the pre-funding account, each as of such payment date, after taking into account all transfers of additional receivables during the related Collection Period.

If the amount on deposit in the negative carry account on any payment date, after giving effect to the withdrawal referred to above is greater than the Maximum Negative Carry Amount, the excess will be released to us. All amounts remaining on deposit in the negative carry account at the end of the payment date on or immediately following the last day of the pre-funding period will also be released to us.

Spread Account

The servicer will establish and maintain the spread account as a trust bank account in the name of the indenture trustee for the benefit of the noteholders, the certificateholders and the interest rate swap counterparty. On the closing date, we will make an initial deposit into the spread account of $[          ], which is [          ]% of the aggregate Contract Value of the [initial] receivables as of the [initial] cutoff date.  On [each day that we sell additional receivables to the trust, cash or eligible investments having a value approximately equal to [    ]% of the aggregate Contract Value of those additional receivables as of their cutoff date will be withdrawn from the pre-funding account from amounts otherwise distributable to us in connection with the sale of additional receivables and deposited in the spread account. Finally, on] each payment date, the servicer will transfer additional amounts into the spread account to the extent that the balance in that account would otherwise be less than the Specified Spread Account Balance, and funds are available for that purpose after other higher priority distributions.

“Specified Spread Account Balance” means:

•                  on the closing date, [          ]% of the [sum of the] Pool Balance as of the [initial] cutoff date and

•                  on any payment date thereafter, the lesser of (a) [                 ]% of the [sum of (i) the] Pool Balance as of the [initial] cutoff date [plus (ii) the aggregate Contract Value of all additional receivables sold to the trust as of their respective additional cutoff dates] and (b) the outstanding principal amount of the notes; provided, however, that (A) if the Specified Spread Account Reduction Trigger is met on the payment date in [          ] or any payment date thereafter, the percentage in clause (a) will be reduced to [          ]% on such payment date and will remain at such percentage for each payment date thereafter unless further reduced on the payment dates as provided in the following clauses (B), (C) or (D); (B) if the Specified Spread Account Reduction Trigger is met on the payment date in [          ] or any payment date thereafter, the percentage in clause (a) will be reduced to [          ]% on such payment date (regardless of whether the Specified Spread Account Reduction Trigger was met on the payment date in [          ] or any payment date thereafter) and will remain at such percentage for each payment date thereafter unless further reduced on the payment date as provided in the following clauses (C) or (D); (C) if the Specified Spread Account Reduction Trigger is met on the payment date in [          ] or any payment date thereafter, the percentage in clause (a) will be reduced to [          ]% on such payment date (regardless of whether the Specified Spread Account Reduction Trigger was met on the payment dates in [                ] or any payment date thereafter or [                 ] or any payment date thereafter) and will remain at such percentage for each payment date thereafter unless further reduced on the payment date as provided in the following clause (D); and (D) if the Specified Spread Account Reduction Trigger is met on the payment date in [          ] or any payment date thereafter, the percentage in clause (a) will be reduced to [        ]% on such payment date (regardless of whether the Specified Spread Account Reduction Trigger was met on the payment dates in [        ] or any payment date thereafter, [                  ] or any payment date thereafter or [          ] or any payment date thereafter) and will remain at such percentage for each payment date thereafter. The “Specified Spread Account Balance” definition may be amended without noteholder consent in a manner that results in an increase in the amounts required to be on deposit in the spread account pursuant to such definition. In addition, the Specified Spread Account Balance may also be reduced or modified without the consent of the noteholders if the Rating Agency Condition is satisfied.

If the amount on deposit in the spread account on any payment date (after giving effect to all deposits or withdrawals therefrom on that payment date) is greater than the Specified Spread Account Balance for that payment date, the excess will be distributed to us. However, if, after giving effect to all payments made on the notes on that payment date, the [sum of the] Pool Balance [plus the balance on deposit in the pre-funding account] as of the first day of the Collection Period in which that payment date occurs is less than the aggregate outstanding principal balance of the notes [and certificates], that excess amount will not be distributed to us and will be retained in the spread account.

After we receive any amounts duly released from the spread account, the noteholders will not have any claims to those amounts.

On each payment date, funds will be withdrawn from the spread account and deposited in the note distribution account to the extent necessary (and to the extent available) to cover any shortfall on that payment date in the funds otherwise available to pay interest due on each class of notes on that payment date, including overdue interest (and, to the extent permitted by law, any interest on that unpaid amount), Net Swap Payments, Priority Swap Termination Payments and to cover any shortfall on that payment date in the funds to be allocated to pay principal payments on that payment date pursuant to clauses (6) or (8) under the second paragraph of “Servicing Matters—Distributions.” For a more detailed description of the amount of interest and principal payable on the notes, see “Description of the Notes—Payments of Interest” and “—Payments of Principal” above.  For a more detailed description of Net Swap Payments and Priority Swap Termination Payments, see “The Interest Rate Swap Agreement” below and “Servicing Matters—Distributions” above, respectively.

Funds withdrawn from the spread account and deposited in the note distribution account for distribution as described in the preceding paragraph will be applied in the same order of priority applicable to distributions from the collection account.

The “Specified Spread Account Reduction Trigger” for the payment dates in [          ], [          ], [          ] or [          ] or any payment date thereafter will be met if the Average Delinquency Ratio Test and the Cumulative Net Loss Ratio Test for such payment dates are met on such payment date or any payment date thereafter.

The “Average Delinquency Ratio Test” for the payment date occurring in, or following, a month specified below will be met if the Average Delinquency Ratio for such payment date is less than the percentage specified opposite such payment date:

Payment Date	Percentage
[ ]	%
[ ]	%
[ ]	%
[ ]	%

The “Average Delinquency Ratio” on any payment date will be the average of the Delinquency Ratios for the preceding three calendar months. The “Delinquency Ratio” for any calendar month means the ratio, expressed as a percentage, of (a) the sum, for all of the receivables, of all scheduled payments that are 60 days or more past due (other than Purchased Receivables and liquidated receivables) as of the end of such month, determined in accordance with the servicer’s then-current practices, to (b) the Pool Balance as of the last day of such month.

The “Cumulative Net Loss Ratio Test” for the payment date occurring in, or following, a month specified below will be met if the Cumulative Net Loss Ratio for such payment date is less than the percentage specified opposite such payment date:

Payment Date	Percentage
[ ]	%
[ ]	%
[ ]	%
[ ]	%

The “Cumulative Net Loss Ratio” on any payment date will be the ratio, expressed as a percentage, of (a) the aggregate Realized Losses on the receivables since their cutoff date through the last day of the related Collection Period, to (b) the [sum of (i) the] Pool Balance as of the [initial] cutoff date [and (ii) the sum of the Contract Values of all receivables purchased with amounts on deposit in the pre-funding account, each as of the related cutoff date for the related receivable].

The “Realized Losses” for any Collection Period will be the sum of (a) for each receivable that became a liquidated receivable during such Collection Period, the difference between (i) the principal balance plus accrued and unpaid interest on such receivable less the Write Down Amount for such receivable (if such receivable was a 180-Day Receivable or Repossessed Receivable at the time of liquidation), if any, and (ii) the liquidation proceeds received with respect to such receivable during such Collection Period, (b) with respect to any receivable that became a 180-Day Receivable or a Repossessed Receivable during such Collection Period, the Write Down Amount, if any, for that receivable and (c) with respect to each other 180-Day Receivable or Repossessed Receivable, the amount of the adjustment, if any, to the Write Down Amount for such receivable for the related Collection Period.

The “Write Down Amount” for any Collection Period for any 180-Day Receivable or Repossessed Receivable will be the excess of (a) the principal balance plus accrued and unpaid interest of such receivable as of the last day of the Collection Period during which the receivable became a 180-Day Receivable or Repossessed Receivable, as applicable, over (b) the estimated realizable value of the receivable, as determined by the servicer in accordance with its then-current servicing procedures for the related Collection Period, which amount may be adjusted to zero by the servicer in accordance with its normal servicing procedures if the receivable has ceased to be a 180-Day Receivable as provided in the definition of “180-Day Receivable.”

“Purchased Receivable” means a receivable purchased by the depositor, the servicer or CNH Capital America LLC from the trust as required or permitted by the sale and servicing agreement.

“180-Day Receivable” with respect to any Collection Period will be any receivable as to which a scheduled payment is 180 days or more past due by the last day of such Collection Period and which has not become a liquidated receivable or a Repossessed Receivable; provided that a receivable shall cease to be a 180-Day Receivable if the servicer subsequently receives payment in full of each scheduled payment that was previously 180 days or more past due.

“Repossessed Receivable” with respect to any Collection Period will be any receivable as to which the financed equipment securing the defaulted receivable has been repossessed by the last day of such Collection Period and which has not become a liquidated receivable.

[Principal Supplement Account

The servicer will establish and maintain in the name of the indenture trustee a principal supplement account for the benefit of the noteholders, the interest rate swap counterparty and the certificateholders. However, no deposit is required to be made into the principal supplement account on or before the closing date. After the closing date, deposits will only be required to be made into the principal supplement account on additional cutoff dates and then only if the Required Principal Supplement Account Balance determined for the subject additional cutoff date is greater than zero. On each additional cutoff date, cash or eligible investments having a value equal to any positive Required Principal Supplement Account Balance for that additional cutoff date (minus any amount then on deposit in the principal supplement account) will be withdrawn from the pre-funding account and deposited in the principal supplement account.

On each payment date, funds will be withdrawn from the principal supplement account (to the extent available) and deposited in the note distribution account to the extent necessary to cover any shortfall on that payment date (after giving effect to any withdrawals to be made on that payment date from the spread account) of the amount of interest accrued on each class of notes during the prior interest period, plus any amount of interest on the notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount), Net Swap Payments, Priority Swap Termination Payments and principal payments, in each case on that payment date. Funds withdrawn from the principal supplement account and deposited in the note distribution account for distribution as described in this paragraph will be applied in the same order of priority applicable to distributions from the collection account.

Funds on deposit in the principal supplement account may be withdrawn and paid to us on any day if the Rating Agency Condition is satisfied.

“Required Principal Supplement Account Balance” means, for any additional cutoff date, the excess, if any, of (a) an amount equal to the difference (if positive) of (x) the Contract Value of the receivables, and (y) the aggregate of the contractual payoff amount for each receivable, in each case as of the end of the prior Collection Period (or the applicable additional cutoff date for additional receivables being transferred on that additional cutoff date), over (b) the amount determined by the servicer to represent excess cash flows from the receivables that can reasonably be expected to be available to cover the amount described in clause (a) above, provided that the use of such amount determined by the servicer in calculating the Required Principal Supplement Account Balance for the applicable additional cutoff date will be subject to satisfaction of the Rating Agency Condition.]

Periodic Evidence as to Compliance

The only periodic evidence of the absences of a default or of compliance with the terms of the transaction documents that is required are:

•                  the annual officer’s certificate of the servicer and the annual servicer’s assessment of its compliance with certain servicing criteria (which will be accompanied by an accountant’s attestation to such assessment), each as described under “Servicer—Evidence as to Compliance,” in the accompanying prospectus; and

•                  the annual officer’s certificate of the trust, as described under “Description of the Notes—The Indenture—Annual Compliance Statement” in the accompanying prospectus.

If a servicer default has occurred, [SST] has replaced the initial servicer and our reporting obligations under the Exchange Act relating to the notes have been suspended, then [SST] may provide a copy of its annual SAS 70 report and its audited financial statements in lieu of providing the materials referred to in the first bullet point above.

The Interest Rate Swap Agreement

On the closing date, the trust will enter into an interest rate swap agreement with [          ], as interest rate swap counterparty to hedge its floating rate interest obligations on the A-4b Notes. The interest rate swap agreement will have a notional amount for each interest period equal to the outstanding principal amount of the A-4b Notes on the payment date on which such interest period begins (after giving effect to all payments of principal on such date), or, in the case of the first payment date, the closing date. As of the closing date, [          ] will be the sole swap counterparty, but in the future, as summarized below, other entities could become an interest rate swap counterparty to an interest rate swap agreement. As a result, when we refer to the interest rate swap counterparty throughout this prospectus supplement we are referring to [          ] as the initial interest rate swap counterparty and/or any other such entities that may become a swap counterparty from time to time. On each payment date, the interest rate swap counterparty will pay any Net Swap Receipts to the trust, and/or the trust will pay any Net Swap Payments to the interest rate swap counterparty. The obligation of the interest rate swap counterparty is limited to the specific obligations of that counterparty’s interest rate swap agreement with the trust. Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of the interest rate swap agreement is less than 10%.

The amount payable by the swap counterparty under the interest rate swap agreement will be calculated as follows:

•                   For any payment date after the first payment date:

(a)                                 the product of: (1) the actual number of days from and including the immediately preceding payment date on which the related interest period begins to but excluding that payment date, divided by 360, (2) One-Month LIBOR determined as of the related LIBOR Determination Date, and (3) the applicable notional amount; minus

(b)                                the product of: (1)1/12, (2) the A-4b stated fixed interest rate and (3) the applicable notional amount.

•                   For the first payment date:

(a)                                        the product of: (x) the actual number of days from and including the closing date to but excluding such payment date, divided by 360, (y) One-Month LIBOR determined as of the related LIBOR Determination Date, and (z) the notional amount; minus

(b)                                       the product of: (x) the number of days from and including the closing date to but excluding such payment date (assuming 30 day months) divided by 360, (y) the A-4b stated fixed interest rate, and (z) the notional amount.

The A-4b stated fixed interest rate under the interest rate swap agreement is [          ]%.

If the result of either of the above calculations is positive, it will be referred to in this prospectus supplement as a “Net Swap Receipt.” If the result is negative, the absolute value of that number will be referred to in this prospectus supplement as a “Net Swap Payment.” The payment obligations of the issuing entity to the interest rate swap counterparty under the interest rate swap agreement is secured under the indenture by the same lien in favor of the indenture trustee that secures payments to the noteholders.

Any payment received by the trust in respect of Net Swap Receipts will be deposited into the note distribution account and will be available to make distributions on the notes on the payment date on which it was received. Any payment that the trust is required to make to an interest rate swap counterparty in respect of Net Swap Payments will be made from the note distribution account (including amounts from the spread account and the principal supplement account).

Among other things, an event of default under the interest rate swap agreement includes:

•                   failure to make payments due under the interest rate swap agreement;

•                   the occurrence of certain bankruptcy events of the issuing entity or bankruptcy and insolvency events of the swap counterparty;

•                   any breach of the interest rate swap agreement or related agreements by the swap counterparty;

•                   misrepresentation by the swap counterparty; or

•                   merger by the swap counterparty without assumption of its obligations under the interest rate swap agreement.

Among other things, a termination event under the interest rate swap agreement includes:

•                   illegality of the transactions contemplated by the interest rate swap agreement;

•                   any acceleration of the notes following an event of default under the indenture;

•                   amendments to certain documents without the swap counterparty consent;

•                   failure of the swap counterparty to provide the financial information required by Regulation AB and other requested information or to assign the interest rate swap agreement to an eligible counterparty that is able to provide the information or obtain a guaranty of the swap counterparty’s obligations;

•                   certain tax events that would affect the ability of the swap counterparty to make payments without withholding taxes therefrom to the issuing entity, that occur because of a change in tax law, an action by a court or taxing authority or a merger or consolidation of the swap counterparty;

•                   a merger or consolidation of the swap counterparty into an entity with materially weaker creditworthiness;

•                   failure of the swap counterparty (or its credit support provider, if any) to maintain its credit rating at certain levels required by the interest rate swap agreement, which failure may not constitute a termination event if the swap counterparty maintains certain minimum credit ratings and, among other things:

•                                          at its own expense obtains an unconditional guarantee or similar assurance from a guarantor with the appropriate credit rating, along with a legal opinion regarding the guarantee (if required by the terms of the interest rate swap agreement);

•                                          posts collateral; or

•                                          assigns its rights and obligations under the interest rate swap agreement to a substitute interest rate swap counterparty that satisfies the eligibility criteria set forth in the interest rate swap agreement.

If the credit ratings of the swap counterparty are withdrawn or reduced below certain ratings thresholds specified in the interest rate swap agreement, such swap counterparty may be required, at its own expense and in accordance with the requirements of the interest rate swap agreement, to do one or more of the following: (1) obtain a substitute counterparty, or (2) establish any other arrangement as may be specified for such purpose in the interest rate swap agreement.

Upon the occurrence of any event of default or termination event specified in an interest rate swap agreement, the applicable non-defaulting or non-affected party may elect to terminate such interest rate swap agreement. If such interest rate swap agreement is terminated due to an event of default or a termination event, a termination payment under such interest rate swap agreement may be due to the swap counterparty by the trust as described above in “Servicing Matters—Distributions.” The amount of any such termination payment may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under such interest rate swap agreement, in each case in accordance with the procedures set forth in such interest rate swap agreement. Any such termination payment could, if market rates or other conditions have changed materially, be substantial. The amount of any Priority Swap Termination Payment will be paid by the trust out of funds pro rata with payments of interest on the Class A Notes as described above in “Servicing Matters—Distributions.” If a replacement interest rate swap agreement is entered into, any payments made by the replacement swap counterparty in consideration for replacing the swap counterparty will be applied to any termination payment owed to such swap counterparty, under such interest rate swap agreement to the extent not previously paid.

In addition, the interest rate swap counterparty may (except in the case of a transfer pursuant to the rating downgrade provisions discussed above), subject to satisfaction of the Rating Agency Condition, assign its obligations under the interest rate swap agreement (i) with the prior written consent of the trust, to an unaffiliated party or (ii) under certain circumstances as set forth in such interest rate swap agreement, without the prior written consent of the trust, to an affiliated party, that either has at least a credit rating as specified in such interest rate swap agreement or has furnished a guarantee, subject to approval by the applicable rating agencies, of its obligations under such interest rate swap agreement from a guarantor with at least equivalent credit ratings levels as specified in such interest rate swap agreement.

If any amendment or supplement to the indenture, sale and servicing agreement or other transaction document would either: (1) materially and adversely affect any of the interest rate swap counterparty’s rights or obligations under the interest rate swap agreement or any other transaction document; or (2) materially and adversely modify the obligations of, or materially and adversely impact the ability of, the trust to fully perform any of the trust’s obligations under the interest rate swap agreement, the parties to such documents will be required to first obtain the written consent of the interest rate swap counterparty (whose consent is not to be unreasonably withheld) to the affected interest rate swap agreement before entering into any such amendment or supplement. In addition, the swap counterparty has the right to receive prior notice to any amendments to any transaction document.

Legal Proceedings

[Note: Describe briefly any legal proceedings pending against the sponsor, depositor, trustee, indenture trustee, issuing entity, servicer contemplated by Item 1108(a)(3) of Regulation AB, originator contemplated by Item 1110(b) of Regulation AB, or other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to securityholders.]

Communications with Rating Agencies

The indenture trustee, the trustee and the back-up servicer will agree that any notices or requests to, or any other written communications with, a hired NRSRO, or any of its officers, directors or employees, to be given or provided to such hired NRSRO pursuant to, in connection with or related, directly or indirectly, to the transaction documents, the receivables, the related collateral or the notes, will be in each case either (i) furnished to the depositor to be forwarded to such hired NRSRO, or (ii) furnished directly to such hired NRSRO with a prior copy to the depositor. In either case, such notices, requests and communications or copies thereof will be provided to the depositor at least one business day before they are or have to be delivered to a hired NRSRO under the transaction documents. None of the indenture trustee, the trustee, the back-up servicer or any party on behalf of any of them, will engage in any oral communications with a hired NRSRO or any of its respective officers, directors or employees, without the participation of the depositor.

[Rating of the Notes

The trust will not issue the notes unless the A-1 Notes are rated in the highest short-term rating category, and the A-2 Notes, A-3 Notes, A-4a Notes and A-4b Notes are rated in the highest long-term rating category and the Class B Notes are rated at least in the “A” category or its equivalent, in each case by [                  ] and [                 ]. A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the notes pursuant to their terms. Each of [                ] and [                ] has agreed to monitor the ratings it has assigned to the notes it has rated.]

Reports to be Filed with the SEC

The filings with the SEC described in the following sentence relating to the notes (along with the prospectus and prospectus supplement for the notes offered hereunder) will be made under the name of the trust, as issuing entity. These reports to be filed with the SEC include the monthly servicer reports to be filed on Form 10-D, annual reports filed on Form 10-K and current reports filed under Form 8-K (including a report filed in connection with the issuance of the notes which will include the applicable definitive agreements). We may discontinue these periodic filings when permitted by law and applicable SEC rules. In addition, the registration statement of which this prospectus supplement is a part and all related prospectuses filed pursuant to Rule 424 under the Securities Act of 1933, as amended, will also be on file with the SEC and are filed under the name of the depositor. The SEC file number for the depositor is 333-[                ].

Reports to Noteholders

On or prior to each payment date for the securities of the trust, the servicer for the trust will prepare and provide to the trust’s indenture trustee a statement to be delivered, or otherwise made available in the manner specified under “The Indenture Trustee” in this prospectus supplement for your securities, to the related noteholders and certificateholders, or if no notes are outstanding, to the trustee a statement to be delivered to the related certificateholders on the payment date.

In addition to information that is required to be disclosed in the statements to be delivered to noteholders under “Administrative Information about the Securities—Reports to Securityholders” in the accompanying prospectus, each of these statements that are required to be delivered to Class A noteholders or Class B noteholders will include, to the extent applicable to the particular class of notes; the following information with respect to the payment date or the period since the previous payment date:

[(i)                                 the balance on deposit in the principal supplement account on the payment date, after giving effect to any changes on that date;

(ii)                                  the balance on deposit in the negative carry account on the payment date, after giving effect to any changes on that date;]

(iii)                               the amount of Net Swap Payments or Net Swap Receipts for that payment date; and

(iv)                              the amount of swap termination payments paid by the trust on that payment date.

Legal Investment

The Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended.  There are a number of other requirements under Rule 2a-7, which has recently been amended, that must be satisfied prior to the purchase of any security, and it is the responsibility solely of the fund and its advisor to determine eligibility and satisfy those requirements.

U.S. Federal Income Tax Considerations

You should consider the following discussion of certain material U.S. federal income tax consequences to investors of the purchase, ownership and disposition of the notes only in connection with “U.S. Federal Income Tax Consequences” and “State and Local Tax Consequences” in the prospectus. The discussion in this prospectus supplement and the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all U.S. federal income tax considerations applicable to all categories of investors.

Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets, may be subject to special rules. You are encouraged to consult your tax advisor to determine the particular federal, state, local and any other tax consequences of the purchase, ownership and disposition of the notes.

In the opinion of Greenberg Traurig, LLP, U.S. federal tax counsel to the trust, for U.S. federal income tax purposes at the time of initial issuance of the notes:

•                  The notes held by parties unaffiliated with the depositor will be characterized as debt; and

•                  The trust will not be classified as an association or a publicly traded partnership, taxable as a corporation.

These opinions are based on the assumption of compliance by all parties with the terms of the trust agreement and related documents. An opinion of counsel, however, is not binding on the IRS or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes.

By acceptance of the notes, each person other than the depositor or its affiliates agrees to treat the acquired notes as debt for U.S. federal, state and local income and franchise tax purposes.

The trust does not anticipate issuing the notes with original issue discount if as anticipated, the notes are sold to the public at a first price of par or at a first price representing a de minimis discount from the principal amount. See “Tax Characterization and Treatment of the Notes—Original Issue Discount” under “U.S. Federal Income Tax Consequences” in the prospectus for additional information.

If a note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and the holder’s adjusted basis in that note, as described under “U.S. Federal Income Tax Consequences—Tax characterization and Treatment of the Notes—Disposition of the Note” in the prospectus.

See “U.S. Federal Income Tax Consequences” in the prospectus for additional information concerning the application of U.S. federal tax laws.

ERISA Considerations

Although there is little guidance on the subject, at the time of their issuance, the offered notes acquired by persons other than the depositor or its affiliates should not be treated as “equity interests” in the trust under the Department of Labor’s regulation relating to plan assets. As a result, such notes may be purchased by or with the assets of an employee benefit plan or a plan, including an individual retirement account (a “Plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).

However, whether or not the offered notes are treated as equity interests for purposes of the plan asset regulation, the acquisition or holding of offered notes by or on behalf of a Plan could be considered to give rise to a “prohibited transaction” if the issuing entity, the depositor, the originator, an interest rate swap counterparty, the trust, the holder of 50% or more of the trust certificates, a servicer, a backup servicer, an underwriter or a trustee is or becomes a “party in interest” or a “disqualified person” with respect to such Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of offered notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 75-1, regarding transactions between registered broker-dealers and plans; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by “qualified professional asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; and PTCE 96-23, regarding transactions effected by in-house asset managers. In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Plan and a person or entity that is a party in interest to such Plan solely by reason of providing services to the Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There is no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the offered notes and prospective purchasers that are Plans should consult with their advisors regarding the applicability of any such exemption. By its acquisition of an offered note, each purchaser will be deemed to represent and warrant that its purchase and holding of the note will not give rise to a nonexempt prohibited transaction under ERISA, the Code or any substantially similar applicable law. Any fiduciary of a benefit plan considering an investment of plan assets in the offered notes should consider that a prohibited transaction exemption may not apply to all prohibited transactions that may arise in connection with an investment in the offered notes.

Moreover, the depositor, the originator, the issuing entity, a servicer, a backup servicer, a trustee, an interest rate swap counterparty, the holder of 50% or more of the trust certificates or an underwriter may be the sponsor or the investment advisor with respect to one or more Plans. Because they may receive certain benefits in connection with the sale of the offered notes, the purchase of offered notes using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and Section 4975 of the Code for which no exemption may be available.

Accordingly, any Plan for which the depositor, the issuing entity, a servicer, a backup servicer, a trustee, an interest rate swap counterparty, the holder of 50% or more of the trust certificates, an underwriter or any of their respective affiliates

•                  has investment or administrative discretion with respect to plan assets;

•                  has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to plan assets, and will be based on the particular investment needs for the Plan; or

•                  is an employer maintaining or contributing to the Plan

should consult with its counsel about potential prohibited transactions under ERISA and Section 4975 of the Code before investing in the offered notes.

For additional information regarding treatment of the offered notes under ERISA, see “ERISA Considerations” in the prospectus.

The sale of offered notes to a Plan is in no respect a representation by us, the servicer, CNH Capital America LLC, the trust or any underwriter of the offered notes that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Underwriting

Class A Notes

Subject to the terms and conditions set forth in an underwriting agreement relating to the Class A Notes, we have agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally, but not jointly, agreed to purchase, the principal amount of the Class A Notes set forth opposite its name below:

	A-1 Notes	A-2 Notes	A-3 Notes	A-4a Notes	A-4b Notes
[ ]	$	$	$	$	$
[ ]
[ ]
[ ]
[ ]
[ ]
Total	$	$	$	$	$

The underwriters of the Class A Notes have advised us that they propose initially to offer the Class A Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class A Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class A Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

	A-1 Notes	A-2 Notes	A-3 Notes	A-4a Notes	A-4b Notes
Concessions	%	%	%	%	%
Reallowances	%	%	%	%	%

In the ordinary course of their respective businesses, the underwriters of the Class A Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with CNH Capital America LLC and its affiliates. [The initial swap counterparty under the interest rate swap agreement is an affiliate of an underwriter.]

In connection with the offering of the Class A Notes, the underwriters of the Class A Notes may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the Class A Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Class A Notes. Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Class A Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters of the Class A Notes engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

The underwriters will be compensated as set forth in the following table:

	Underwriters’ Discounts and Commissions	Amount per $1,000 of Principal	Total Amount
Class A-1 Notes	%	$	$
Class A-2 Notes	%
Class A-3 Notes	%
Class A-4a Notes	%
Class A-4b Notes	%
Total Class A			$

Class B Notes

Subject to the terms and conditions set forth in an underwriting agreement relating to the Class B Notes, we have agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally, but not jointly, agreed to purchase, the principal amount of the Class B Notes set forth opposite its name below:

Class B Notes
[ ]	$
[ ]
Total	$

The underwriters of the Class B Notes have advised us that they propose initially to offer the Class B Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class B Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class B Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class B Notes
Concessions	%
Reallowances	%

In the ordinary course of their respective businesses, the underwriters of the Class B Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with CNH Capital America LLC and its affiliates.  [The initial swap counterparty under the interest rate swap agreement is an affiliate of an underwriter.]

In connection with the offering of the Class B Notes, the underwriters of the Class B Notes may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the Class B Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Class B Notes. Syndicate covering transactions involve purchases of the Class B Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Class B Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters of the Class B Notes engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

The underwriters will be compensated as set forth in the following table:

	Underwriters’ Discounts and Commissions	Amount per $1,000 of Principal	Total Amount
Class B Notes	%	$	$

General

Additional offering expenses, payable by CNH Capital Receivables LLC, are estimated to be $[          ].

The underwriters may act through one or more of their affiliates when selling securities outside the United States.

We and CNH Capital America LLC have agreed to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect thereof.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed with us that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)                                  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)                                 to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)                                  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)                                 in any other circumstances of the Prospectus Directive falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of notes will require us, the issuing entity, or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication to any person in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovak Republic, Slovenia, Spain, Sweden, United Kingdom, Iceland, Liechtenstein and Norway.

United Kingdom

Each underwriter has severally represented, warranted and agreed with us that:

•                  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of FSMA does not apply to us or the issuing entity; and

•                  it has complied, and will comply, with all applicable provisions of FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving or being capable of having effect in the United Kingdom.

Index of Terms

Page
180-Day Receivable	S-45
Advance Rate	S-18
Asset Balance	S-38
Average Delinquency Ratio	S-44
Average Delinquency Ratio Test	S-44
Bank	S-15
Code	S-50
Collection Period	S-34
Contract Value	S-17
CPR	S-26
Cumulative Net Loss Ratio	S-44
Cumulative Net Loss Ratio Test	S-44
Delinquency Ratio	S-44
ERISA	S-50
European Economic Area	S-53
FSMA	S-53
hired NRSRO	S-12
LIBOR Determination Date	S-31
London Banking Day	S-31
Maximum Negative Carry Amount	S-42
Net Swap Payment	S-46
Net Swap Receipt	S-46
Note Monthly Principal Distributable Amount	S-38
NRSRO	S-12
One Month LIBOR	S-31
Plan	S-50
Pre-Funded Percentage	S-42
Priority Swap Termination Payment	S-38
Pool Balance	S-32
Prospectus Directive	S-53
PTCE	S-50
Purchased Receivable	S-45
Realized Losses	S-44
Relevant Implementation Date	S-53
Relevant Member State	S-53
Repossessed Receivable	S-45
Representative Amount	S-32
Required Principal Supplement Account Balance	S-45
responsible officer	S-16
Reuters Screen LIBOR01 Page	S-32
Specified Discount Factor	S-17
Specified Spread Account Balance	S-43
Specified Spread Account Reduction Trigger	S-44
[SST]	S-35
Statistical Contract Value	S-18
USD LIBOR Reference Banks Rate	S-31

weighted average adjusted annual percentage rate	S-17
Write Down Amount	S-44

CNH Equipment Trust 20  -

Asset Backed Notes

CNH Capital Receivables LLC

Depositor

CNH Capital America LLC	New Holland Credit Company, LLC
Sponsor and Originator	Servicer

$[ ]	Class A-1 Notes
$[ ]	Class A-2 Notes
$[ ]	Class A-3 Notes
$[ ]	Class A-4a Notes
$[ ]	Class A-4b Notes
$[ ]	Class B Notes

PROSPECTUS SUPPLEMENT

Underwriters of the Class A Notes

[             ]

Underwriters of the Class B Notes

[             ]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state or jurisdiction where the offer is not permitted. Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered notes will deliver a prospectus supplement and prospectus until 90 days after the date of the prospectus.

The information in this prospectus is not complete and may be changed.  We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 23, 2010

PROSPECTUS

CNH Equipment Trusts

Asset Backed Notes

Asset Backed Certificates

CNH Capital Receivables LLC

Depositor

CNH Capital America LLC

Sponsor and Originator

New Holland Credit Company, LLC

Servicer

Consider carefully the risk factors beginning on page 2 in this prospectus and page S-7 in your prospectus supplement.

Notes in your series represent obligations only of the issuing entity that issues them.

Certificates in your series will represent beneficial interests only in the issuing entity that issues them. No one else is liable for the payments due on your securities.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

The Trusts—

•                  We (CNH Capital Receivables LLC) will form a new trust to issue each series of securities offered by this prospectus.

•                  The assets of each trust:

•                  will be those described below and will primarily be a pool of receivables of one or more of the following types:

•                  retail installment sale contracts or retail installment loans, including consumer installment loans, secured by new or used agricultural, construction or other equipment and

•                  leases of similar equipment.

•                  will also include interests in financed or leased equipment, proceeds from claims on related insurance policies (to the extent not used to purchase substitute equipment), and amounts on deposit in specified bank accounts and may also include other credit enhancements.

•                  may also include, with respect to leased equipment, proceeds from the sale of the leased equipment and any residual value insurance proceeds.

The Securities—

•                  will be asset backed securities issued periodically in designated series of one or more classes.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

, 20

Important Notice about Information Presented in this

Prospectus and the Accompanying Prospectus Supplement

We tell you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including, without limitation:

•                  the timing of any interest and principal payments;

•                  the priority of any interest and principal payments;

•                  financial and other information about the receivables;

•                  information about credit enhancement, if any, for each class; and

•                  the method for selling the offered securities.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

ii

iii

Summary: Overview of Transactions

Each series of securities will be issued by a separate trust and will include:

•                  one or more classes of notes, representing debt of the trust; and

•                  one or more classes of certificates, representing ownership interests in the trust.

Payments on the certificates issued by a trust will be junior in priority to payments on the related notes. In addition, if a series includes two or more classes of notes or two or more classes of certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, interest rates or amount of distributions in respect of principal or interest. We will disclose the details of these timing, priority and other matters, if applicable, in a prospectus supplement.

The primary assets of each trust will be a pool of receivables. Each trust will also include spread accounts or other credit enhancements for the benefit of some or all of the trust’s securities.

We will sell receivables to each trust on the issuance date for that trust’s securities. In addition, to the extent described in the related prospectus supplement, each trust may have a pre-funding period. In that case, a portion of the cash raised from the sale of the related securities will be placed in a pre-funding account. The trust will use that cash to buy additional receivables from us during a pre-funding period, which will last not more than twelve months.

A substantial majority of the receivables included in the trusts will be originated by CNH Capital America LLC indirectly by purchase from dealers. A trust may also hold receivables originated directly by CNH Capital America LLC and consumer installment loans originated indirectly by CNH Capital America LLC by purchase from one or more unaffiliated entities in programs provided to dealers. Finally, a small portion of a trust’s receivables may have been originated by New Holland Credit Company, LLC prior to May 2005, previously securitized and acquired by CNH Capital America LLC through the exercise of its cleanup call relating to the applicable prior securitization transaction. We will buy the receivables from CNH Capital America LLC.

New Holland Credit Company, LLC will service receivables that are transferred to the trusts under one of the agreements entered into by each trust, subject to removal upon specified servicer defaults. New Holland Credit Company, LLC will also act as administrator for each trust.

Risk Factors

You should consider the following risk factors in deciding whether to purchase the securities.

You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended.

The principal payment on any series of securities on any payment date will depend mostly upon the amount of collections received on that trust’s receivables during the prior calendar month or, in the case of the initial payment date, during the period from the day after the initial cutoff date to the end of the calendar month preceding the initial payment date. As a result, the rate at which payments on the receivables are received will affect the rate at which principal is paid on the related securities. Each receivable has a fixed payment schedule, but the actual rate at which payments are received may vary from that schedule for a number of reasons.

•

Receivables may be voluntarily prepaid, in full or in part, including in connection with refinancings or servicer modifications to the receivables, or obligors may be required to prepay receivables as a result of defaults, casualties to the related equipment, death of an obligor or other reasons. Based on its experience with similar receivables, the servicer expects that a substantial portion of the receivables in many trusts will be repaid prior to their contractual maturity dates. Prepayments of agricultural equipment retail installment sale contracts or retail installment loans, which will make up a substantial portion of the receivables in many trusts, have historically tended to increase during periods in which farmers have strong cash flows. A trust’s receivables may also include payments due under true leases, which have not historically experienced much prepayment. However, prepayment rates may be influenced by a variety of factors, and we cannot predict them with any certainty.

•

We, CNH Capital America LLC or the servicer of the receivables may be required to repurchase one or more receivables from a trust. In that case, the repurchase price received by the trust will be treated like a prepayment of the receivable. This would happen if we, at the time we sell receivables to the trust, or CNH Capital America LLC, at the time it sold receivables to us, made inaccurate representations about a receivable or the servicer violated specified servicing obligations or made certain modifications to a receivable.

•

Any of the depositor, the servicer or CNH Capital America LLC, if so provided in the related prospectus supplement may purchase all of a trust’s receivables after they have paid down to 10% of their aggregate balance as of the applicable cutoff date at the time they were transferred to the trust. In this case, the purchase price received by the trust will be treated like a prepayment of the remaining receivables.

Each prepayment, repurchase or purchase will shorten the average life of the related securities. On the other hand, the payment schedule under a receivable may be extended or revised by the servicer as discussed under “Servicer—Servicing Procedures”, which may lengthen the average life of the related securities.

You will bear any reinvestment risks resulting from a faster or slower rate of prepayment, repurchase or extension of receivables held by your trust. If you purchase a security at a discount, you should consider the risk that a slower than anticipated rate of principal payments on your security could result in an actual yield that is less than the anticipated yield. Conversely, if you purchase a security at a premium, you should consider the risk that a faster than anticipated rate of principal payments on your security could result in an actual yield that is less than the anticipated yield.

Bankruptcy of CNH Capital America LLC may cause payment delays or losses.

CNH Capital America LLC will sell receivables to us, directly or indirectly. We intend to structure these transfers in a manner designed to ensure that they are treated as “true sales,” rather than secured loans. However, a court could conclude that CNH Capital America LLC effectively still owns the receivables supporting any series of securities. This could happen if a court presiding over a bankruptcy were to conclude either that the transfers referred to above were not “true sales” or that the bankrupt party and the owner of the receivables should be treated as the same person for bankruptcy purposes. If this were to occur, then you could experience delays or reductions in payments as a result of:

•

the automatic stay which prevents creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral;

•

tax or government liens on CNH Capital America LLC’s property that arose prior to the transfer of a receivable to the trust having a right to be paid from collections before the collections are used to make payments on the securities;

	•	rejection by CNH Capital America LLC or its bankruptcy trustee of any lease that was deemed to be a “true lease,” which would result in the termination of scheduled payments under that lease; or

•

the fact that the trust might not have a perfected interest in (a) some equipment subject to certificate of title statutes or (b) any cash collections on the receivables held by the servicer at the time that a bankruptcy proceeding begins. See “Servicer—Collections and Accounts” for a description of the time the servicer is allowed to commingle collections with its funds.

Bankruptcy of an equipment dealer may cause payment delays or losses.

A substantial portion of the receivables may be or may have been originated by equipment dealers and purchased by CNH Capital America LLC. A portion of those receivables provide for recourse to the originating dealer for defaults by the obligors (in some cases through repurchase requirements). In addition, dealers that sell receivables to CNH Capital America LLC under many of its current dealer agreements retain the right to repurchase those receivables at any time. See “Origination of Receivables—Dealer Agreements” in this prospectus.

In the event of a dealer’s bankruptcy, a creditor, the bankruptcy trustee of the dealer or the dealer itself might assert that the sales of receivables to CNH Capital America LLC are loans to the dealer. Such an assertion could result in payment delays and, if successful, losses on the affected receivables. In those circumstances, a dealer or its bankruptcy trustee might also be able to reject any leases originated by the dealer that were deemed to be “true leases,” resulting in the termination of scheduled payments under those leases.

Possible liability for third party claims may cause payment delays or losses.

The transfers of receivables from CNH Capital America LLC to us and from us to each trust are intended to reduce the possibility that cash flows from the receivables will be subject to claims other than the rights of investors in the securities issued by the trust and of the parties to the applicable transaction agreements. However, if applicable federal or state consumer protection laws are violated, a trust could be liable to the obligor, as an assignee of any of the affected receivables. Under the related transaction agreements, we must repurchase any affected receivable from the trust. If we fail for any reason to perform our repurchase obligation, you could experience delays or reductions in payments on your securities as a result of any liabilities imposed upon your trust.

Similarly, as to any trust that holds any equipment subject to leases, state laws differ as to whether an owner of leased agricultural, construction or other equipment is liable to anyone who suffers injury to person or property in an incident involving the equipment. You could experience delays or reductions in payments on your securities if liability of this type were imposed on your trust, and the coverage provided by any available insurance is insufficient to cover that loss.

Defaults on the receivables may cause payment delays or losses and could adversely affect the price of your notes.

You will rely primarily upon collections on the receivables in your trust for payments on your securities. Your securities may have the benefit of a spread account, subordination of one or more other classes of securities and/or one or more other forms of credit enhancement specified in the related prospectus supplement. This credit enhancement will cover losses and delinquencies on the receivables up to some level. However, if the level of receivables losses and/or delinquencies exceeds the available credit enhancement, you may experience delays in payments due to you or may not ultimately receive all interest and principal due to you. Such defaults or failure of the receivables to perform as anticipated could also adversely affect any credit ratings on the notes, which could limit your ability to resell your notes and/or adversely affect the price of your notes.

The return on the offered notes could be reduced by shortfalls due to military action.

The Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a receivable during the obligor’s period of active military duty and for a limited time thereafter. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on a receivable as well as to foreclose on an affected receivable during and after the obligor’s period of active military duty. This may result in delays and losses in payments to holders of the securities. Because this legislation applies to obligors who enter military service after origination, no information can be provided as to the number of receivables that may be affected by the legislation. If an obligor’s obligation to make payments is reduced, adjusted or extended, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes and the certificates. See “Legal Aspects of the Receivables—Servicemembers Civil Relief Act” in this prospectus.

The effect of any current or future military action by or against the United States, as well as any future terrorist attacks, on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects of such occurrences on delinquency, default and prepayment experience of the receivables.

Receivables that fail to comply with consumer protection or other laws may be unenforceable, which may result in losses on your investment.

Many federal and state consumer protection laws regulate consumer contracts such as the receivables. If any of the receivables do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the receivables. Each of the depositor and CNH Capital America LLC will make representations and warranties relating to the receivables’ compliance with law and the enforceability of the related contracts. If there is a breach of any of these representations or warranties that materially and adversely affects the interests of the securityholders in the related receivable, the trust’s sole remedy will be to require the depositor and CNH Capital America LLC to repurchase the affected receivable. See “Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

The rating of an interest rate swap counterparty may affect the ratings of the notes.

If an issuing entity enters into an interest rate swap agreement, a nationally recognized statistical rating organization hired by the sponsor (a “hired NRSRO”) that rates the issuing entity’s notes will consider the provisions of the interest rate swap agreement and the rating of the interest rate swap counterparty in rating the notes. If an interest rate swap counterparty’s credit rating drops below the levels required by a hired NRSRO and a termination event occurs under the interest rate swap agreement because the interest rate swap counterparty fails to take one of the required corrective actions, that hired NRSRO may place its ratings on the notes on watch or reduce or withdraw its rating on the notes. In these circumstances, ratings on both fixed notes and floating rate notes could be adversely affected.

Sponsor

CNH Capital America LLC, a limited liability company organized under the laws of Delaware (often referred to as “CNH Capital America”), has acquired or originated or will acquire or originate and select the receivables transferred to each of the trusts and is also the sponsor for each transaction described in this prospectus and the accompanying prospectus supplement. CNH Capital America is an indirect wholly owned finance subsidiary of CNH Global N.V. Fiat S.p.A. (“Fiat”) owns a controlling majority of the common shares of CNH Global N.V. (“CNH”) through Fiat Netherlands Holding N.V., a wholly owned subsidiary of Fiat. On July 21, 2010, Fiat’s Board of Directors approved a plan to transfer certain nonautomotive Fiat businesses, including Fiat’s interest in CNH, to a new corporate entity which would be owned, as of the closing of the proposed transaction, by the Fiat shareholders (“Demerger”).  Fiat’s Board of Directors set January 1, 2011 as the expected effective date of the Demerger. The Demerger was approved by Fiat shareholders on September 16, 2010, but is still subject to certain regulatory approvals.  Prior to its conversion into a limited liability company on December 31, 2004, CNH Capital America was known as Case Credit Corporation and had been organized as a Delaware corporation since January 26, 1993.

CNH Capital America provides and administers financing for the retail purchase or lease of new and used agricultural, construction and other equipment. CNH offers various retail financing options to end-use customers through CNH Capital America and other CNH affiliates and subsidiaries to facilitate the sale of its products in North America, Western Europe, Latin America, Australia and other parts of the world. However, the trusts will include only receivables of obligors located in the United States.

CNH Capital America’s operations principally involve purchasing retail installment sale contracts and leases from dealers and originating retail installment loans and leases. CNH Capital America has also established a relationship with one or more Consumer Receivables Originators pursuant to which CNH Capital America acquires consumer installment loans relating to equipment sold by dealers. In addition, CNH Capital America, its subsidiaries and affiliates facilitate and finance the sale of insurance products and extended service plans to retail customers, provide financing for dealers’ inventory, parts and rental equipment yards, and also provide other retail financing programs for end-use customers in North America, Western Europe, Latin America, Australia and other parts of the world. CNH Capital America, its subsidiaries and affiliates also provide various financing options to dealers for a variety of purposes, including inventory, working capital, real estate acquisitions, construction and remodeling, business acquisitions, dealer systems and service and maintenance equipment.

CNH Capital America offers a broad variety of financing options through dealers to end-use customers for the retail sale of CNH’s agricultural, construction and other equipment, used equipment accepted by dealers in trade and equipment of other manufacturers stocked and sold by the dealer network.

CNH’s United States dealers and company-owned dealerships located in the United States assign and sell retail installment sale contracts and leases to CNH Capital America on a regular basis.

Since mid-2005, due to an organizational restructuring designed to maximize efficiencies, CNH Capital America has become the sole originator of receivables of the types sold to the trusts within CNH’s U.S. financial services business, except that one or more Consumer Receivables Originators originate consumer installment loans under program agreements between such Consumer Receivables Originators and CNH Capital America. New Holland Credit has become the sole servicer of those receivables. Prior to mid-2005, both CNH Capital America and New Holland Credit originated and serviced receivables.

Sponsor’s Securitization Experience

CNH Capital America has significant securitization experience and has securitized multiple asset classes, including agricultural, construction and other equipment receivables (retail installment sale contracts, loans and leases), dealer floor plan receivables and credit card receivables. The sponsor typically sponsors one to three securitizations of assets similar to the receivables each calendar year in registered U.S. transactions. The sponsor has also been active in the 144A market in the U.S. and (through affiliates) in Canada and Australia. CNH Capital America and predecessor entities have been securitizing retail installment sale contracts and loans secured by agricultural, construction and other equipment since 1992. Since September 2006, CNH Capital America has also securitized consumer installment loans originated through programs described under “Origination of Receivables—Consumer Installment Loan Program” below. CNH Capital America securitized finance leases of agricultural, construction and other equipment prior to 2001, but has not done so since that time, nor has it previously securitized true leases. For information on the size, composition and growth of the sponsor’s portfolio of assets similar to the receivables being sold to the related trust, see “Historical Delinquency Experience” and “Historical Credit Loss/Repossession Experience” in the accompanying prospectus supplement.

In 2002, CNH Capital America repurchased certain retail installment sale contracts that had been securitized in a private transaction because credit performance for these particular contracts was significantly worse than expected. The receivables financed through this private transaction were the result of a diversification strategy initiated by CNH Capital America to grow its portfolio by providing financial products and services outside of its core captive dealer network. This strategy was discontinued shortly after the execution of the private transaction, and the characteristics and performance of those receivables are not reflective of the receivables backing securities sold pursuant to this prospectus and an accompanying prospectus supplement. CNH Capital America has no right or obligation to take similar actions if receivables backing securities sold pursuant to this prospectus and an accompanying prospectus supplement do not perform as expected.

Historically, CNH Capital America has relied on securitization as a primary funding source. Because of the worldwide financial and credit crisis, CNH Capital America has recently relied less on securitization and more on various financing alternatives than was previously the case.

CNH Global N.V.

CNH is incorporated in The Netherlands under the laws of The Netherlands.

CNH combines the operations of New Holland and Case Corporation (now known as CNH America LLC) as a result of their business merger on November 12, 1999. Effective with the closing of the merger, New Holland N.V. changed its name to CNH Global N.V. When we refer to CNH in this prospectus and any prospectus supplement, we are referring to CNH Global N.V. and its consolidated subsidiaries.

CNH is a global, full-line company in both the agricultural and construction equipment industries, with strong and usually leading positions in most significant geographic and product categories in both agricultural and construction equipment. CNH’s global scope and scale includes integrated engineering, manufacturing, marketing and distribution of equipment on five continents. CNH organizes its operations into three business segments: agricultural equipment, construction equipment and financial services. CNH believes that it is, based on units sold, one of the largest manufacturers of agricultural equipment and one of the largest manufacturers of construction equipment in the world. CNH believes it is one of the industry’s largest equipment finance operations.

CNH markets its products globally through its two highly recognized brand families, Case and New Holland. Case IH (along with Steyr in Europe) and New Holland make up CNH’s agricultural brand family. Case and New Holland Construction (along with Kobelco in North America) make up CNH’s construction equipment brand family. As of December 31, 2009, CNH was manufacturing its products in 38 facilities throughout the world and distributing its products in approximately 170 countries through an extensive network of approximately 11,600 full line dealers and distributors.

In agricultural equipment, CNH believes it is one of the leading global manufacturers of agricultural tractors and combines based on units sold, and it has leading positions in hay and forage equipment and specialty harvesting equipment. In construction equipment, CNH has a leading position in backhoe loaders and a strong position in skid steer loaders in North America and crawler excavators in Western Europe. In addition, each brand provides a complete range of replacement parts and services to support its equipment. For the year ended December 31, 2009, CNH’s sales of agricultural equipment represented 76% of its revenues, sales of construction equipment represented 15% of its revenues and its worldwide finance operations represented 9% of its net revenues.

CNH believes that it is the most geographically diversified manufacturer and distributor of agricultural and construction equipment in the industry. For the year ended December 31, 2009, 41% of CNH’s net sales of equipment were generated in North America, 29% in Western Europe, 14% in Latin America and 16% in the rest of the world. CNH’s worldwide manufacturing base includes facilities in Europe, Latin America, North America, and Asia.

CNH offers a range of financial services products, including retail financing for the purchase or lease of new and used CNH equipment. To facilitate the sale of CNH’s products, it offers wholesale financing to its dealers. Wholesale financing consists primarily of floor plan financing and allows dealers to purchase and maintain a representative inventory of products. CNH’s retail financing products and services are intended to be competitive with those available from third parties. CNH offers retail financing in North America, Brazil, Australia and Europe through wholly-owned subsidiaries and in Western Europe through its joint venture with BNP Paribas Lease Group. CNH believes that these activities are a core component of its business. As of December 31, 2009, CNH’s worldwide finance operations managed a portfolio of receivables, both on- and off-book, of approximately $17.3 billion.

The address of CNH’s registered offices is World Trade Center, Amsterdam Airport, Tower B, 10th Floor, Schipol Boulevard 217, 1118 BH Amsterdam, The Netherlands and its telephone number when calling from the United States is (011-31-20) 446-0429. CNH is subject to the informational requirements of the Securities Exchange Act as a foreign private issuer. As required by that act, CNH Global N.V. files reports and other information with the SEC. You can find more information about CNH Global N.V. in the reports and other information that it files with the SEC, which are available at the same locations and web site as are described under “Where You Can Find More Information.”

Origination of Receivables

CNH Capital America originates receivables that may be sold to the trusts in several ways:

•                  It purchases retail installment sale contracts and leases from dealers in agricultural, construction and other equipment manufactured or otherwise distributed by CNH and other equipment not manufactured or distributed by CNH.

•                  It finances retail installment sale contracts and leases originated through several retail outlets wholly or partially owned by CNH America LLC, which contracts and leases are assigned to CNH Capital America.

•                  It makes retail installment loans and leases directly to its customers that are secured by agricultural, construction and other equipment, which may include refinancings of equipment in the ordinary course of CNH Capital America’s business.

•                  It acquires consumer installment loans under a program or programs established by one or more affiliated or unaffiliated entities (each a “Consumer Receivables Originator”) for CNH Capital America. See “—Consumer Installment Loan Program” below.

CNH Capital America finances, or may in the future finance, the following categories of equipment:

Agricultural equipment:

tractors, combines, cotton pickers, soil management equipment, planting, seeding and harvesting equipment, hay and forage equipment, crop care equipment (such as sprayers and irrigation equipment), small telescopic handlers and other related equipment

Construction equipment:

excavators, backhoes, wheel loaders, skid steer loaders, tractor loaders, trenchers, horizontal directional drilling equipment, telescopic handlers, forklifts, compaction equipment, crawlers, cranes and other related equipment

Consumer equipment:	primarily smaller tractors, mowing equipment and other related equipment
Other equipment:

trailers, all-terrain vehicles, snowmobiles, snow grooming equipment, marine vessels; however, receivables relating to such “other equipment” will collectively make up less than 10% of the assets of each trust

A “dealer” for purposes of this prospectus and the accompanying prospectus supplement means the dealer (which may include retail outlets owned in whole or in part by CNH America LLC) or other third-party that (a) originated and assigned the respective receivable to CNH Capital America or New Holland Credit Company, as applicable, under a dealer agreement or (b) coordinated the origination of a receivable through a program with a Consumer Receivables Originator, pursuant to which such Consumer Receivables Originator funds installment loans to consumers to enable the consumers to purchase products distributed by such party. See “—Consumer Installment Loan Program” below.

A “dealer agreement” for purposes of this prospectus and the accompanying prospectus supplement means the retail financing agreement, warranty agreement or other agreement between the applicable dealer and CNH Capital America or New Holland Credit Company, as applicable, which governs the terms of sales of receivables from that dealer to CNH Capital America or New Holland Credit Company, as applicable.

Credit Approval Process

CNH Capital America requires each prospective customer to complete a credit application that lists the applicant’s credit sources, demographic and personal information, and when appropriate the applicant’s income, expenses and net worth. This information is obtained by a dealer or CNH Capital America, and in either case is sent to the centralized finance office maintained by CNH Capital America. The finance office then processes this information and, if necessary, obtains additional information to evaluate the prospective customer’s creditworthiness. The extent of the additional information varies based primarily on the amount of financing requested. In most cases, CNH Capital America obtains a credit bureau report on the applicant from an independent credit bureau or checks credit references provided by the applicant, typically banks or finance companies or suppliers that have furnished credit to the applicant. In some cases, CNH Capital America obtains financial statements of the applicant.

As part of the credit review process, CNH Capital America analyzes data regarding the applicant and additional information using a credit scoring model. CNH Capital America uses and periodically evaluates a credit scoring model that was originally developed internally by CNH Capital America for all loans and leases. The model is based on CNH Capital America’s experience using variables that historically have been predictive of future loan performance. The credit score is not determinative. CNH Capital America also maintains at least a five-year loan history on all past and present customers it reviews.

CNH Capital America evaluates creditworthiness based on criteria established by its management or by the originating Consumer Receivables Originator, as applicable. It uses the same general credit criteria for retail installment sales contracts, retail installment loans and leases. It also uses the same credit criteria regardless of whether the related receivable will be purchased by CNH Capital America from a dealer or take the form of a direct loan by CNH Capital America to an equipment purchaser. It uses the credit criteria provided by the applicable originating Consumer Receivables Originator for the consumer installment loans it reviews as administrator for such Consumer Receivables Originator through a program described under “—Consumer Installment Loan Program” below.

In 2005, CNH Capital America implemented the “Automated Credit Approval” program for retail installment sale contracts, retail installment loans and consumer installment loans. CNH Capital America may add other types of loans and leases to the program in the future. Automated Credit Approval uses criteria established by the management of CNH Capital America or by the originating Consumer Receivables Originator, as applicable, including applicant credit quality, transaction terms, equipment type and similarity to prior approved loans to select loans for automatic approval. Where Automated Credit Approval does not apply, the final credit decision is a subjective determination based on all of the information gathered.

For approved transactions, dealers may submit electronic copies of final contracts for funding. To complete the processing of a retail installment sale contract or loan, lease contract or consumer installment loan contract, the applicable original contract is transmitted to a central operations center in New Holland, Pennsylvania, where it is electronically scanned and stored. Contracts with exceptions are identified for follow up review and/or rework.

New Holland Credit Company, LLC used substantially the same procedures as CNH Capital America in reviewing the receivables it originated prior to May 2005.

Loan/Lease-to-Value Ratio

The current maximum amount guidelines that determine the amount that CNH Capital America will finance under a retail installment sale contract, retail installment loan, consumer installment loan or lease varies based on the obligor’s credit history, the type of equipment financed, whether the equipment is new or used, the payment schedule and the payment period for the receivable. The amount financed is calculated as a percentage of the value of the related equipment, which may not exceed the applicable percentage guidelines set forth below unless an exception is specifically approved by an authorized credit underwriter.

•                  In the case of retail installment sale contracts for the purchase of agricultural, construction or consumer equipment or retail installment loans secured by agricultural, construction or consumer equipment, 80% to 125%;

•                  In the case of all finance leases and true leases, including leases of agricultural or construction equipment, 120%.

For this purpose, the value of new equipment is based on the dealer’s cost, which in the case of agricultural equipment and consumer equipment, is defined as invoiced cost less normal sales allowances, and which, in the case of construction equipment, is defined as invoiced cost. The value of used equipment is based on the equipment’s “as-is” value reported in the most recent edition of the North American Equipment Dealers Association guidebook, Iron Solutions guidebook or other comparable guidebooks.

Exceptions to the specified percentages set forth above are unusual. CNH Capital America makes exceptions only when a credit underwriter has determined that the obligor will be able to cover the excess on the basis of the obligor’s overall credit or financial condition, as opposed to the value of the equipment. There is no overall limit on the ratio that may be approved by a credit manager. The limit in each case would be based upon the credit manager’s judgment about the obligor’s overall credit or financial condition.

Any equipment securing a receivable or leased under a receivable depreciates in value over time. However, CNH Capital America’s practice is to provide for repayment schedules under the receivables that will generally result in the outstanding principal balance of a receivable as it amortizes being less than the anticipated value of the equipment at the time.

Dealer Agreements

Some of the receivables that CNH Capital America buys from dealers provide for recourse to the dealer if the obligor defaults on the receivable. CNH Capital America will assign, directly or indirectly, to us, and we will assign to the trusts any rights to proceeds from such recourse against dealers. The level of recourse to dealers varies, and in some instances a dealer’s recourse obligation is contingent upon CNH Capital America obtaining the related equipment from the obligor and presenting it to the dealer.

Even when CNH Capital America purchases a receivable without recourse to the dealer for obligor defaults, the selling dealer makes limited representations and warranties about the receivables. CNH Capital America will assign, directly or indirectly, to us, and we will assign to the trusts, any proceeds from rights against dealers arising as a result of a breach of these representations and warranties relating to the receivables acquired by such trusts.

We make no representation as to the financial condition of any of the dealers or about their abilities to perform any repurchase obligations that may arise.

In addition, dealers that sell receivables to CNH Capital America under many of its current dealer agreements retain the right to repurchase those receivables at any time.

Consumer Installment Loan Program

Since 2004, CNH Capital America has engaged unaffiliated entities to participate in programs in which such Consumer Receivables Originators make installment loans to consumers to enable the consumers to purchase products distributed by dealers and other third parties. In the programs, dealers submit applications to CNH Capital America, as administrator for the applicable Consumer Receivables Originator under the related program, for review using criteria approved by such Consumer Receivables Originator. The criteria are substantially similar to criteria that CNH Capital America uses for its non-consumer originations. If accepted for funding under such Consumer Receivables Originator’s criteria, the application is approved by CNH Capital America as administrator for such Consumer Receivables Originator under the applicable program, and the loan is funded by such Consumer Receivables Originator. Three days after funding by such Consumer Receivables Originator, CNH Capital America purchases the funded loans, without recourse to, or representations or warranties from, such Consumer Receivables Originator. The loans are then serviced by New Holland Credit on behalf of CNH Capital America. CNH Capital America may in the future originate consumer loans directly. CNH Capital America may also from time to time enter into similar programs with one or more other Consumer Receivables Originators and has previously, and may from time to time in the future, discontinue programs with one or more Consumer Receivables Originators. Loans purchased by CNH Capital America from the Consumer Receivables Originators will not equal or exceed 10% of the aggregate principal balance of the receivables of any trust.

Depositor

We, CNH Capital Receivables LLC, are the depositor and will form and sell receivables to each trust. We are a wholly-owned subsidiary of CNH Capital America and were converted into a limited liability company under the laws of the State of Delaware on December 31, 2004. Prior to that date we were known as CNH Capital Receivables, Inc. and had been organized as a Delaware corporation since May 19, 2000. We are organized for the limited purpose of buying receivables, transferring those receivables to third parties and any related activities. Our business is limited to these activities.

Since we were formed, we have been engaged in securitizing retail installment sale contracts originated or acquired by the sponsor or its affiliates. Since mid-2006, we have been engaged in securitizing consumer installment loans acquired by the sponsor as described above under “Origination of Receivables—Consumer Installment Loan Program”. Since January 2006 we have also been engaged in securitizing retail installment loans originated or acquired by the sponsor or its affiliates. We have not securitized finance leases since 2000 and we have never previously securitized true leases. During such times we have also been engaged in purchasing similar receivables under the warehouse facility described below. We acted as depositor in the 2002 private transaction from which CNH Capital America repurchased retail installment sale contracts, as described above under “Sponsor—Sponsor’s Securitization Experience.” We have on one occasion provided additional reserve support to previously issued securities transactions to maintain credit ratings assigned by a rating agency to the securities related to such transactions when loss experiences were higher than anticipated due to adverse economic conditions. Neither we nor CNH Capital America has any right or obligation to take similar actions if receivables backing securities sold pursuant to this prospectus and an accompanying prospectus supplement do not perform as expected.

Our principal executive offices are located at 6900 Veterans Boulevard, Burr Ridge, Illinois 60527, and our telephone number is (630) 887-5451. You can find more information about our legal separateness from CNH Capital America, the restrictions on our activities and possible effects on you if we were to enter bankruptcy, reorganization or other insolvency proceedings under “Legal Aspects of the Receivables—Bankruptcy Considerations Relating to CNH Capital America.”

Regular Sales of Receivables

We buy a significant portion of the receivables that we will sell to most trusts prior to the closing date for the particular trust. We finance our purchase of these receivables by selling interests in those receivables under the terms of a financing agreement with multiple purchasers. For accounting purposes, these sales are treated as loans secured by the receivables. Subject to certain limitations, on a monthly basis we generally buy from CNH Capital America receivables meeting our eligibility requirements that it originated during the preceding calendar month. Under our receivables purchase agreements with CNH Capital America, CNH Capital America must use procedures not adverse to our interests to select the receivables to be sold to us.

Under the terms of the financing agreement, we grant to the purchasers a security interest in the receivables we have purchased as described above and that have not been previously released, along with some other collateral. However, we have the right to obtain the release of the receivables from the liens granted under the financing agreement prior to transferring them to a trust that will issue securities for offer under this prospectus. In connection with these releases, we are required to pay a portion of the proceeds from the related issuance as a repurchase price.

We buy these receivables without recourse to CNH Capital America for defaults by the obligors. However, CNH Capital America represents and warrants to us on each purchase date as to the receivables being sold on that date by it, among other things, that:

(1)                                  each of the receivables meets our eligibility requirements;

(2)                                  the information that it has provided to us about the receivables is correct in all material respects;

(3)                                  the obligor on each of the receivables is required to maintain physical damage insurance covering the financed equipment and, in the case of any lease, public liability insurance relating to the use of such financed equipment, in each case in accordance with its normal requirements;

(4)                                  immediately prior to the transfers contemplated in the transaction agreements, CNH Capital America had good title to each receivable and any related true lease equipment transferred by it, free and clear of all security interests, liens, charges and encumbrances (other than (a) tax liens, mechanics’ liens and any liens that attach to the related receivable by operation of law as a result of any act or omission by the related obligor and (b) any lien against the equipment resulting from a cross-collateralization provision in the related contract), and no setoff, defenses or counterclaims have been asserted or threatened;

(5)                                  as of the purchase date, each of the receivables is or will be secured by a first priority perfected security interest in the financed equipment in favor of CNH Capital America except that (x) no security interest against the obligor is created in true lease equipment and (y) CNH Capital America makes no representation or warranty as to any such security interest granted by any dealer to secure the dealer’s obligations to make payments in respect of termination values; and

(6)                                  each of the receivables complied at the time it was originated and complies as of the purchase date with applicable federal and state laws in all material respects, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

If CNH Capital America breaches any of its representations or warranties concerning the receivables, it will be obligated to repurchase from us any receivable materially and adversely affected by the breach at a price equal to the contract’s balance (as measured for purposes of the related securitization transaction) plus an interest accrual amount on the settlement date immediately succeeding the month in which such repurchase obligation arises. This repurchase obligation is the sole remedy available to us for any such breach. If CNH Capital America fails for any reason to perform its repurchase obligation, you could experience delays or reductions in payments on your securities. In connection with any such repurchase, we will assign to CNH Capital America any interest that we have in the receivable and the related equipment.

Closing Date Sales of Receivables

In addition to the receivables that we buy from CNH Capital America on a regular basis as described above, we may also buy receivables, directly or indirectly, from CNH Capital America to transfer to one of the trusts on the closing date for that trust under a purchase agreement entered into in connection with the offering of securities by a trust. We buy those receivables on substantially the same terms as under the receivables purchase agreements described above (including substantially the same representations and warranties by CNH Capital America regarding the receivables).

We then sell receivables that we have acquired as described above to one of the trusts, pursuant to a sale and servicing agreement. These sales are also made without recourse. The related trustee will, concurrently with this sale, execute and deliver the related notes and certificates. The trust will deliver the net proceeds from the notes and certificates sold on the closing date (along with any related notes and certificates that are not offered under this prospectus and that are identified in the accompanying prospectus supplement as being transferred to us as consideration for related receivables) to us in exchange for the related receivables, and for funds to make a deposit in a pre-funding account (if any) and initial deposits in other of the trust bank accounts and the back-up servicer account. With respect to any notes or certificates that we acquire in exchange for receivables, we may retain such notes and/or certificates or we may further transfer any such notes and/or certificates to CNH Capital America or its affiliate in exchange for receivables acquired on the related closing date pursuant to a purchase agreement or in exchange for other consideration. We or our affiliate may also sell or pledge such notes and/or certificates to unaffiliated entities, provided that such transactions comply with the Securities Act.

Pre-Funding Periods

If so provided in the accompanying prospectus supplement, the trust may have a pre-funding period, during which CNH Capital America may from time to time sell additional receivables to us, and we will in turn sell them to the trust. If there is such a pre-funding period, a portion of the proceeds from issuance of the related securities will be deposited in a pre-funding account and used to pay the purchase price for these additional receivables and make any required related deposits in the trust bank accounts, all as described further in the related prospectus supplement. Among other things, the related prospectus supplement will disclose:

•                  the maximum length of any pre-funding period, which may not exceed one year;

•                  the amount of proceeds from the sale of the securities to be deposited in the pre-funding account, which will not exceed 50% of the proceeds from such sale of securities;

•                  the percentage of the asset pool and any related securities initially represented by the pre-funding account; and

•                  triggers or events that would limit or terminate the pre-funding period.

If funds remain in the pre-funding account at the end of the pre-funding period, those funds will be used to make principal payments on the related securities in the priorities set out in the related prospectus supplement.

The acquisition or underwriting criteria for additional pool assets to be acquired during the pre-funding period will be the same as applied to the initial asset pool and will be as described above and in the related prospectus supplement. CNH Capital America will determine whether additional pool assets meet the applicable criteria, and no other transaction party is required or expected to verify that determination.

Pending the application of funds in the pre-funding account to acquire additional pool assets, those funds will be invested consistent with the general rules for investment of funds held by the trusts, as described in “Servicer—Collections and Accounts” below.

Following the end of any pre-funding period in which a trust has acquired additional pool assets, if our reporting obligations under the Securities and Exchange Act relating to the applicable securities remain in effect, we will include in a report on Form 10-D updated information comparable to that contained in the pool composition tables in the related prospectus supplement. The updated tables will reflect the aggregate characteristics of the receivables in the trust, after the additions made during the pre-funding period.

Additional Terms of Receivables Sales

The net proceeds paid to us and in turn to the sponsor are the only amounts that we and the sponsor will receive as compensation for the receivables (other than any related notes or certificates of a trust which may also be conveyed as consideration for receivables, to the extent set forth in the accompanying prospectus supplement), and no additional amounts will be paid to either of us or any other party in connection with the selection and acquisition of the pool receivables. Some of the net proceeds are used to repay interim financing as described above.

If we breach any of our representations or warranties made in a sale and servicing agreement, and our breach is not cured by the last day of the second (or, if we elect, the first) month following the discovery by or notice to the trustee of the breach, we will be obligated to repurchase any receivable materially and adversely affected by our breach as of such last day at a price equal to the contract value of the receivable, as specified in the related prospectus supplement. Our obligation to purchase any receivable with respect to which any representation or warranty has been breached is subject to CNH Capital America repurchasing the receivable from us. This repurchase obligation is the only remedy available to the noteholders, the indenture trustee, the certificateholders or the trustee for any trust for any such uncured breach. The servicer will make the determination as to whether such a repurchase is required and there will not otherwise be any independent verification of the servicer’s exercise of authority or such determinations.

With respect to all receivables purchased or repurchased by, or otherwise transferred to, CNH Capital America, us, the servicer or our affiliate pursuant to the related transaction agreements: (a) the issuing entity, the depositor and the indenture trustee will sell, transfer, assign, set over and otherwise convey to CNH Capital America, us, the servicer or our affiliate, as applicable, without recourse, representation or warranty, all of the issuing entity’s, the depositor’s and the indenture trustee’s right, title and interest in, to and under such receivables, and all related equipment, and all other related assets, including all security and documents relating thereto, and (b) the issuing entity, the seller, and the indenture trustee will be deemed to have released any security interest and any other claim under the related transaction agreements in such receivables, related equipment, and all related assets, including all security and documents relating thereto, without any further act or deed, and such receivables, and all related equipment, and all other related assets, including all security and documents relating thereto will be free of the security interest contained in the indenture.

Under each sale and servicing agreement, New Holland Credit, as servicer, will continue to service the receivables held by the related trust and will receive fees for its services. In order to assure uniform quality in servicing the receivables and to reduce administrative costs, we and each trust will designate the servicer as custodian to maintain possession, as the agent for each trust and the indenture trustee, of the receivables and related documents.

The obligors on the receivables are not notified that their receivables have been transferred by CNH Capital America to us or by us to the trust. However, CNH Capital America marks its accounting records to reflect these sales, and Uniform Commercial Code financing statements reflecting the sales are filed. These UCC financing statements, along with filings perfecting the security interests created under the related indenture will result in the depositor, the related trust and the related indenture trustee each obtaining a first-priority security interest from their respective debtors under the related transaction agreement in which the security interest was created, subject to circumstances and exceptions described below under “Legal Aspects of the Receivables” and in the related transaction agreements. The related transaction agreements also require the related debtor to maintain these filings covering the receivables.

Under each sale and servicing agreement, one or more of the depositor or servicer or CNH Capital America, as specified in the prospectus supplement, has an option to purchase all of the remaining receivables held by the trust after their aggregate contract values fall below 10% of the sum of the contract values of all of the trust’s receivables, measured for each receivable as of the applicable cutoff date at the time of its sale to the trust.

Pursuant to the purchase agreements between us and CNH Capital America, we and CNH Capital America agree that the transactions contemplated thereunder are sales of the related receivables, and that in the event of a filing of a petition for relief by or against CNH Capital America under the Bankruptcy Code, (a) such receivables and any related true lease equipment would not be property of CNH Capital America’s bankruptcy estate under Section 541 of the Bankruptcy Code, (b) the bankruptcy court would not compel the turnover of such receivables or true lease equipment or collections thereon by us to CNH Capital America under Section 542 of the Bankruptcy Code, and (c) the bankruptcy court would determine that payments on such receivables or true lease equipment not in the possession of CNH Capital America would not be subject to the automatic stay provisions of Section 362(a) of the Bankruptcy Code imposed upon the commencement of CNH Capital America’s bankruptcy case. These agreements would not be binding upon any bankruptcy court that were to consider these issues.

Similarly, under the related sale and servicing agreement between us and the trust, we represent and warrant that it is our intention that the transfer and assignment of the receivables thereunder constitute a sale from us to the trust and that the beneficial interest in and title to the receivables not be a part of our estate in the event of the filing of a bankruptcy petition by or against us under any bankruptcy or similar law. These representations and warranties would not be binding upon any bankruptcy court that were to consider these issues.

Issuing Entities

Each issuing entity will be a trust formed under Delaware law pursuant to a trust agreement between us and the trustee. After its formation, the trust will not engage in any activity other than:

•                  acquiring, holding and managing the receivables, any pre-funding account, any certificate distribution account, other of the trust bank accounts and the other assets of the trust and proceeds therefrom,

•                  issuing the notes and/or certificates offered under this prospectus and the related prospectus supplement and any other notes and/or certificates identified in the related prospectus supplement,

•                  making payments on the notes and the certificates,

•                  making payments pursuant to any interest rate swap agreement(s) described in the related prospectus supplement, and

•                  engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

Each prospectus supplement will disclose whether the certificates issued by the applicable trust are initially being offered to investors by this prospectus and the accompanying prospectus supplement or sold in transactions exempt from registration under the Securities Act or retained by us or acquired by our affiliate or some combination thereof. For several years, it has been our practice to retain all of the certificates issued by similar trusts or to transfer those certificates to a bankruptcy remote affiliate. When we or one of our affiliates holds the certificates issued by a trust, that trust might be considered our affiliate.

Each trust agreement, including the preceding permitted activities, may be amended as described in “Amendments” below. Notwithstanding the preceding, the permitted activities may not be amended without the consent of the noteholders, other than us and our affiliates as noteholders, evidencing not less than a majority in principal amount of their outstanding notes held by parties exclusive of us and our affiliates.

For each trust, the trustee, each certificateholder, the indenture trustee and each noteholder, will agree that they will not at any time institute against us or the trust, or join in any institution against us or the trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law in connection with any obligations relating to the trust certificates, the notes or any of the transaction documents. However, we, the servicer and the indenture trustee are not prohibited from filing any claim or taking any action with respect to any insolvency proceeding that was instituted against the trust by any person other than such party.

The servicer will have limited discretionary authority with respect to the receivables as described under “Servicer—Servicing Procedures” below. In addition to the notes and certificates, to the extent provided in the accompanying prospectus supplement, each trust is also obligated to make net swap payments and swap termination payments pursuant to the applicable interest rate swap agreement.

New Holland Credit will enter into an administration agreement with each trust and the related indenture trustee under which New Holland Credit will act as administrator for the trust. In addition, the administrator will perform the calculations, and prepare for execution by the trust or the trustee or will cause the preparation by other appropriate persons of all documents, reports, filings, instruments, certificates and opinions, as it is the duty of the trust or the trustee to perform, prepare, file or deliver pursuant to the indenture and the other transaction agreements, and at the request of the trustee will take all appropriate action that it is the duty of the trust or the trustee to take pursuant to the indenture and the other transaction agreements. The trustee will remain responsible for timely providing us with information relating to the trustee that we are required to include in our periodic filings under the Exchange Act. The administrator will not take any action that it determines in its reasonable judgment to be non-ministerial unless within a reasonable time before the taking of such action the administrator has notified the trustee of the proposed action and the trustee has not withheld consent or provided an alternative direction. Unless otherwise specified in the prospectus supplement for any trust, as compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its related expenses, the administrator will be entitled to a quarterly administration fee in an amount equal to $500.

Pursuant to the applicable indenture and related transaction agreements, each trust will be subject to restrictions on its activities, including that it will not be permitted to:

•                  engage in any business other than as permitted in the first paragraph of “Issuing Entities” above;

•                  incur, guarantee or otherwise become liable for any indebtedness other than the applicable notes and pursuant to its transaction agreements;

•                  except as contemplated by the related transaction agreements, make any loan to any other person;

•                  except as contemplated by the related transaction agreements, guarantee or otherwise become contingently liable in connection with the obligations, stocks or dividends of any other person; or

•                  own any securities of, or any other interest in, any other person, except to the extent set forth in this prospectus, the accompanying prospectus supplement or the transaction agreements.

Servicer

New Holland Credit Company, LLC, a limited liability company organized under the laws of the state of Delaware (often referred to as “New Holland Credit”), is an indirect wholly owned finance subsidiary of CNH, and will act as the servicer of the receivables owned by, and provide administrative services to, each of the trusts.

New Holland Credit was formed on April 25, 1996 for the purpose of providing wholesale, retail and lease financing services to dealers and customers in connection with the agricultural and industrial equipment operations of New Holland North America, Inc. beginning on January 1, 1997.

Prior to January 1, 1997, the operations of New Holland Credit were performed by Ford New Holland Credit Company, a partnership between Ford Motor Credit Company and Fiat Finance USA, Inc. Effective January 1, 1997, Fiatallis North America, Inc., also a wholly owned subsidiary of CNH and the parent company of New Holland Credit, purchased all of Ford Motor Credit Company’s interest in Ford New Holland Credit Company.

In mid-2005, New Holland Credit took over all of the servicing operations of CNH Capital America, and prior to that time New Holland Credit serviced receivables that it originated. Our description of New Holland Credit’s servicing experience below includes the experience of CNH Capital America, as New Holland Credit’s predecessor in some of its servicing activities. New Holland Credit (or predecessor entities) has acted as servicer on all of the sponsor’s securitizations and has serviced receivables, whether securitized or not, through multiple economic cycles and actual or potential national or regional emergencies. New Holland Credit (including such predecessor entities) has serviced retail installment sale contracts and retail installment loans since at least 1991. It has serviced true leases since 1994 and has remarketed equipment following lease termination since at least 1998. New Holland Credit has serviced consumer installment loans since 2006.

For information on the size, composition and growth of the portfolio of assets serviced by the servicer that are similar to the receivables, see “Historical Delinquency Experience” and “Historical Credit Loss/Repossession Experience” in the accompanying prospectus supplement.

Servicing Procedures

The servicer will agree to make reasonable efforts to collect all payments on the receivables held by each trust and to follow the servicer’s then current customary standards, policies and procedures, which we will refer to as its “servicing procedures”. If a trust’s assets include rental payments under true leases, the servicer will also be responsible for remarketing the related equipment at lease termination.

When receivables become delinquent, the servicer follows a multi-stage collection process. Receivables are considered delinquent as soon as any payment is one day past due. Past due accounts are assigned to collection queues at different stages of delinquency. The collection queues are updated daily, customized and prioritized based on behavioral scoring (with the exception of operating leases, where behavioral scoring is not used), the number of days past due, the outstanding balance of the receivable and, when applicable, the originating dealer. The first collection effort is either an automated collection letter or a telephone call by internal collection personnel. Automated collection letters are used as early as four days after the due date, based on the account’s behavioral score. Normal collection procedures continue to approximately 45-90 days past due, depending upon the type of underlying equipment. At this point, further actions can include using outside cash collection agencies, repossessing and selling the financed or leased equipment and pursuing customer deficiencies. The servicer will not be required or permitted to make advances to your trust on account of delinquent payments or otherwise.

The servicer will consider a payment schedule change for a receivable when delinquencies result from temporary interruptions in the obligor’s cash flow. In connection with a payment schedule change, the servicer moves a portion of a payment or one or more payments to a future date. Interest continues to accrue on the outstanding principal balance, at the contract rate, during the period that payments are not required to be made as a result of a payment schedule change. A curtailment (partial payment) could be required to reduce accrued interest and the principal balance at the time of the payment schedule change. Any payment schedule change fees paid in connection with receivables sold to a trust will be paid to that trust, but in most cases no fee is charged.

Generally, the servicer may grant extensions, rebates, refunds, deferrals, amendments, modifications or adjustments with respect to any receivable (regardless of whether or not the receivable is a 180-Day Receivable (as defined in the related prospectus supplement), subject only to the following proviso) in accordance with its servicing procedures; provided, however, that if a receivable is not a 180-Day Receivable (as defined in the related prospectus supplement) and the servicer (i) extends the date for final payment by the obligor of any receivable beyond a final scheduled maturity date identified in the applicable prospectus supplement or (ii) reduces the contract rate on a receivable or the aggregate amount of the scheduled payments due on any receivable other than as required by applicable law (including the order of a court of competent jurisdiction), it will make such modifications to the receivable, and the servicer will purchase such receivable in the same manner as described above under “Regular Sales of Receivables—Additional Terms of Receivables Sales” with respect to repurchases upon a breach of the servicer under the sale and servicing agreement; provided, however, that the servicer will not make a modification described in the preceding clause (i) or (ii) that would trigger a purchase of the related receivable as described in this sentence for the sole purpose of purchasing a receivable from related issuing entity. The servicer or CNH Capital America will also be required to purchase or repurchase receivables in the same manner as described above under “Regular Sales of Receivables—Additional Terms of Receivables Sales” with respect to breaches of covenants of the servicer under the sale and servicing agreement which are summarized in the first sentence of this section, in this paragraph, in the following paragraph, or which relate to a failure by the servicer to maintain the perfection of the security interest in receivables or equipment related to receivables as required under the transaction agreements, but such a purchase or repurchase is only required with respect to receivables materially and adversely affected by such a breach. The purchase or repurchase required under the preceding sentence would only be required if such breach was not cured by the last day of the calendar month in which such breach occurs or is discovered. In addition, the servicer will also be required to purchase receivables in the same manner as described above under “Regular Sales of Receivables—Additional Terms of Receivables Sales,” if the servicer takes any action not in accordance with the servicer’s servicing procedures that materially impairs the rights of the related issuing entity, indenture trustee, the related certificateholders or noteholders in such receivables and which is an action relating to covenants summarized in the first sentence of this section, in this paragraph, or in the following paragraph. The servicer will make the determination as to whether a purchase or repurchase described in this paragraph is required and there will not otherwise be any independent verification of the servicer’s exercise of authority or such determinations.

The servicer may in accordance with its then current customary standards, policies and procedures waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable. The servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the related receivables so long as such practices, promotions or sales are offered to obligors of comparable equipment receivables serviced by the servicer for itself or others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables. Additionally, the servicer and its affiliates may refinance any receivable by accepting a new retail installment sale contract or loan from the related obligor and depositing the full outstanding principal balance of such receivable into the collection account. The receivable created by such refinancing shall not be property of the issuing entity, and any related financed equipment and documents relating to the receivable which was paid off will be released from all security interests under the transaction agreements and will be retransferred to CNH Capital America or its affiliate. The sale and servicing agreement provides that the parties to the agreement intend that the servicer and its affiliates will not refinance a receivable in order to provide direct or indirect assurance to us, the indenture trustee, the trustee, the related noteholders, or the related certificateholders, as applicable, against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the obligor on, or the uncollectability of, any receivable. The servicer and its affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a receivable upon the death or disability of the related obligor or any casualty with respect to the financed equipment.

Liquidated receivables will be transferred to the servicer or CNH Capital America (as the servicer determines at such time) on the business day following the day on which such receivable becomes a liquidated receivable (the “liquidated receivable transfer date”) so long as the related liquidation proceeds are deposited before the liquidated receivables are transferred to the servicer or CNH Capital America, as applicable, and as of the liquidated receivable transfer date such liquidated receivables will no longer constitute receivables of the related issuing entity for any purposes. Without limiting the generality of the foregoing, as of the applicable liquidated receivable transfer date (a) the related issuing entity, the depositor and the indenture trustee will transfer, assign, set over and otherwise convey to CNH Capital America or the servicer, as applicable, without recourse, representation or warranty, all of the related issuing entity’s, the depositor’s and the indenture trustee’s right, title and interest in, to and under such liquidated receivables and any related equipment, and all related assets, including all security and documents relating thereto, other than liquidation proceeds (the “liquidated collateral”), and (b) the issuing entity, the depositor, and the indenture trustee will be deemed to have released any security interest and any other claim in such liquidated collateral under the transaction agreements, without any further act or deed, and such liquidated collateral will be free of the security interest granted in the applicable indenture.

The servicer remarkets equipment that is returned to it upon termination of a lease by listing the equipment for sale at a remarketing website of the servicer. A lease end analyst employed by the servicer arranges to have a third party inspect the equipment upon return. The inspector provides a condition report with pictures to the remarketing technical adviser. Based on that information, the technical adviser will assess any fees due from the customer and mails the customer a letter detailing those fees. The servicer determines the sales price of the equipment and posts each item of equipment to the web site referenced above shortly after establishing its value. The servicer also has regular sales at major auction locations throughout the United States.

In accordance with the servicer’s servicing procedures, the equipment relating to a receivable may be replaced with substitute equipment, of equal or greater value (in the servicer’s reasonable determination) than the original related equipment. The only conditions to such substitution (in addition to its being in accordance with the servicer’s servicing procedures) will be the perfection of the first priority security interest in the related substitute equipment in favor of CNH Capital America and a first priority perfected security interest of the related indenture trustee in CNH Capital America’s security interest in such substitute equipment. Following such substitution, the substitute equipment shall be considered the financed equipment related to such receivable for all purposes with respect the issuing entity and under the related transaction agreements, and (i) the related issuing entity, the depositor and the indenture trustee will sell, transfer, assign, set over and otherwise convey to CNH Capital America (or its affiliate designated by it), without recourse, representation or warranty, all of the related issuing entity’s, the depositor’s and the indenture trustee’s right, title and interest in, to and under such equipment originally financed by the receivable, and all security and documents relating thereto, and (ii) the related issuing entity, the depositor, and the indenture trustee will be deemed to have released any security interest and any other claim in such equipment originally financed by the receivable, and all security and documents relating thereto, under the related transaction agreements, without any further act or deed, and such equipment originally financed by the receivable, and all security and documents relating thereto, will be free of the security interest granted in the indenture. The most common scenarios in which equipment would be substituted for the equipment originally related to a receivable are when the original equipment related to a receivable is stolen or damaged beyond repair and insurance proceeds are used to replace the stolen or damaged equipment or when the original equipment related to a receivable is faulty or nonfunctioning. The servicer will make the determinations described in this paragraph to be made by the servicer (including whether a substitution is in accordance with the servicer’s servicing procedures) and there will not otherwise be any independent verification of the servicer’s exercise of authority or such determinations.

Collections and Accounts

The servicer will establish and maintain the following bank accounts for each trust (the following accounts, other than the backup servicer account, are collectively referred to in this prospectus as the “trust bank accounts”):

•                  a collection account, into which all payments made on or with respect to the related receivables will be deposited;

•                  a note distribution account, into which amounts available for payment to the noteholders and any swap counterparties will be deposited and from which those payments will be made;

•                  if so specified in the related prospectus supplement, a certificate distribution account, into which amounts available for payment to the certificateholders will be deposited and from which those payments will be made (the certificate distribution account for a trust will only be a trust bank account as referenced in the discussion under “Collections and Accounts” to the extent a prospectus supplement so provides);

•                  if so specified in the prospectus supplement, a spread account;

•                  if so specified in the prospectus supplement, a pre-funding account; and

•                  if so specified in the prospectus supplement, a backup servicer account.

We will describe any other bank accounts to be established for a trust in the related prospectus supplement.

The servicer will deposit, or cause to be deposited, all payments received on a trust’s receivables during a calendar month into the related collection account within two business days of the date that the servicer has identified and posted such amounts (which the servicer will use its reasonable best efforts to do promptly) to the servicer’s computer system. It is therefore possible that some cash collections could then be held in the related collection account for up to 45 days or more pending distribution as required under the related prospectus supplement.

However, at any time when (a) New Holland Credit is the servicer, (b) there exists no servicer default and (c) each other condition to making deposits less frequently than daily as may be specified by a hired NRSRO or set forth in the related prospectus supplement is satisfied, the servicer will not be required to deposit payments into the collection account until on or before the business day preceding the applicable payment date. In this case, cash collections would be held in the related collection account for one day or less pending distribution as required under the related prospectus supplement. Prior to deposit into the collection account, the servicer may invest collections at its own risk and for its own benefit, and the collections will not be segregated from its own funds. If the servicer were unable to remit such funds, securityholders might incur a loss. To the extent described in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related receivables.

At any time when the servicer is permitted to remit collections once per Collection Period, the servicer will be permitted to make that deposit net of distributions to be made to the servicer with respect to the same Collection Period. The servicer, however, will account to the indenture trustee, the trustee, the noteholders and the certificateholders with respect to each trust as if all deposits, distributions and transfers were made individually. “Collection Period” means, with respect to any payment date, the period from the end of the preceding Collection Period (or, if for the first payment date, from the beginning of the day after the initial cutoff date) to and including the last day of the calendar month preceding the calendar month in which such payment date occurs.

Funds held in a trust bank account and the backup servicer account will be invested in the following types of investments:

(a)                                  direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

(b)                                 demand deposits, time deposits or certificates of deposit of any domestic depository institution or trust company or any domestic branch of a foreign bank that is subject to supervision and examination by federal or state banking or depository institution authorities, in each case, at the time of the investment or contractual commitment to invest, the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof has a credit rating from each of the applicable hired NRSROs in its highest investment category granted thereby;

(c)                                  commercial paper having, at the time of the investment or contractual commitment to invest, a rating from each of the applicable hired NRSROs in its highest investment category;

(d)                                 investments in money market funds having a rating from each of the applicable hired NRSROs in its highest investment category, including funds for which the indenture trustee or the trustee or any of their respective affiliates is investment manager or advisor;

(e)                                  bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f)                                    repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to timely payment by, the United States of America or any of its agencies or instrumentalities the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b); and

(g)                                 any other investment permitted by each of the applicable hired NRSROs in the highest investment category granted thereby as set forth in writing and delivered to the indenture trustee.

Investments described in clauses (b) through (g) will be made only so long as making such investments will not require the trust to register as an investment company, in accordance with the Investment Company Act of 1940. During any pre-funding period, no investments in money market funds will be made with funds in any account other than the collection account. Also, so long as they meet the criteria listed above, these investments may include securities issued by us or our affiliates or trusts originated by us or our affiliates. Except as described below with respect to spread accounts, the investments made in each trust bank account are limited to obligations or securities that mature on or before the business day preceding the next payment date.

Funds on deposit in a trust bank account and the backup servicer account will be invested or reinvested by an indenture trustee in eligible investments selected by and as directed in writing by the servicer or if the servicer fails to provide written direction, will be invested or reinvested by the related indenture trustee in eligible investments specified in paragraph (d) above although the indenture trustee will not be liable for the selection of, or any loss arising from such investment in, any eligible investments. All such eligible investments will be held or controlled by the indenture trustee for the benefit of the related noteholders, any related swap counterparties, any related backup servicer (with respect to the backup servicer account investments only) and the related certificateholders, as applicable.

Each indenture trustee will possess or control all right, title and interest in all funds on deposit from time to time in the related trust bank accounts and any backup servicer account and in all proceeds thereof (including all income thereon). The trust bank accounts and the backup servicer account will be under the sole dominion and control of an indenture trustee for the benefit of the related noteholders, any related swap counterparties, any related backup servicer (with respect to the backup servicer account only) and the related certificateholders (with respect to the trust bank accounts only, but excluding the note distribution account). Only the servicer and an indenture trustee will have access to the cash balances on deposit in the trust bank accounts and any backup servicer account. Each of the servicer, the depositor, the related trustee and indenture trustee will make deposits to one or more of the trust bank accounts and/or any backup servicer account. The servicer will make calculations and decisions regarding the transfer and disbursement of cash flows and there will not otherwise be any independent verification of the activity in the applicable trust bank accounts or the activity in any backup servicer account, other than to the limited extent addressed in the annual officer’s certificate of the servicer and the accountants’ report, each as described under “Servicer—Evidence as to Compliance.”

In the unlikely event of defaults on investments made in trust bank accounts or a backup servicer account, investors in the securities could experience losses or payment delays. Earnings from these investments, net of losses and investment expenses, will be deposited in the applicable collection account on each payment date and treated as collections on the related receivables.

Each trust bank account and each backup servicer account will be maintained in one of the following forms:

•                  as segregated accounts with (a) the corporate trust department of the related indenture trustee or the related trustee, or (b) a depository institution organized under the laws of the United States of America, any state or the District of Columbia (or any domestic branch of a foreign bank) (1) which has either (A) a long-term unsecured debt rating or certificate of deposit rating acceptable to the applicable hired NRSROs or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the applicable hired NRSROs and (2) whose deposits are insured by the FDIC;

•                  as segregated trust accounts with the corporate trust department of a depository institution organized under the laws of the United States of America, any state or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each applicable hired NRSRO in one of its generic rating categories which signifies investment grade; or

•                  as any other segregated account into which the deposit of funds has been approved by the applicable hired NRSROs.

Cash will be held in trust bank accounts and any backup servicer account until it is withdrawn as described in the related prospectus supplement. In the case of a pre-funding account, cash could be held in that account for up to twelve months before the amounts remaining therein at the end of the pre-funding period are distributed to noteholders. See also “Servicer—Collections and Accounts” for a discussion regarding the length of time that cash may be held in the collection account.

We will grant a security interest in the funds on deposit in a backup servicer account to the related indenture trustee on behalf of the related securityholders as specified in the related prospectus supplement and the backup servicer to secure only our obligation to make the funds in the backup servicer account available to the indenture trustee for payment of (a) expenses of obtaining a replacement backup servicer, (b) backup servicer expenses of transitioning from the role of backup servicer to that of successor servicer and (c) reimbursable expenses due to the backup servicer.

Funds on deposit in a backup servicer account will not be collateral for any securities and will not be used to cover shortfalls in any distributions to any noteholders or certificateholders.

Servicing Compensation

With respect to each trust, the servicer will be entitled to receive a servicing fee for each Collection Period in an amount equal to a percentage per annum specified in the related prospectus supplement of the aggregate contract value of the trust’s receivables as of the first day of the applicable Collection Period. The servicing fee will be paid solely from the sources, and at the priority, specified in the related prospectus supplement. If specified in the related prospectus supplement, the servicing fee may be subject to a minimum charge for each receivable in the receivable pool.

Evidence as to Compliance

Each sale and servicing agreement will require the servicer to deliver annually, on or before the 90th day of each calendar year, an assessment of its compliance with certain servicing criteria during the preceding twelve months (or in the case of the first such assessment, from the applicable closing date). In addition, each sale and servicing agreement will require that a firm of independent public accountants furnish to the related trust and indenture trustee annually, on or before the 90th day of each calendar year, an attestation report as to such servicer’s assessment of compliance during the preceding twelve months (or in the case of the first such report, from the applicable closing date). The assessment and attestation required by this paragraph must comply with the current rules and regulations of the Securities Exchange Commission; however, the assessment and attestation may be replaced by any similar assessment or attestation using standards which are in the future in use by servicers of comparable assets and which comply with any applicable rule, regulation, “no action” letter or similar guidance promulgated by the Securities and Exchange Commission.

Each sale and servicing agreement will also require that an officer of the servicer deliver to the related trust and indenture trustee, substantially simultaneously with the delivery of the accountants’ attestation, a certificate stating that the servicer has fulfilled its obligations under the sale and servicing agreement in all material respects throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date) or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of each such failure.

Securityholders may obtain copies of such assessments, attestations and certificates by written request addressed to the applicable trustee.

Appointment of Subservicers

New Holland Credit, as servicer, may at any time appoint a subservicer to perform all or any portion of its obligations as servicer. The appointment of any subservicer of a series is subject to satisfaction of the Rating Agency Condition with respect to the securities of that series. The servicer will remain obligated and be liable to the related trust, trustee, indenture trustee, certificateholders and noteholders for the servicing and administering of the receivables in accordance with the applicable sale and servicing agreement without diminution of those obligations and liabilities by virtue of the appointment of any subservicer and to the same extent and under the same terms and conditions as if the servicer itself were servicing and administering the receivables. The fees and expenses of each subservicer will be paid by the servicer and will be paid in amounts as agreed between the servicer and its subservicer from time to time and none of the related trust, trustee, indenture trustee, certificateholders or noteholders will have any responsibility therefor.

Resignation, Liability and Successors of the Servicer

New Holland Credit will not be permitted to resign from its obligations and duties as servicer for any trust, except upon determination that New Holland Credit’s performance of such duties is no longer permissible under applicable law. No resignation will become effective until the related indenture trustee or a successor servicer has assumed New Holland Credit’s servicing obligations and duties.

Neither the servicer nor any of its directors, officers, employees and agents will be under any liability to any trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under the applicable sale and servicing agreement or for errors in judgment. However, none of the listed parties will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the related sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

Upon compliance with procedural requirements specified in the related sale and servicing agreement, any of the following entities will be the successor of the servicer under that sale and servicing agreement:

•                  any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party;

•                  any entity succeeding to the business of the servicer; or

•                  any corporation or limited liability company of which 50% or more of the voting stock or membership interests, respectively, are owned, directly or indirectly, by CNH, which assumes the obligations of the servicer.

Upon any termination of, or appointment of a successor to, the servicer, the trustee will give prompt written notice thereof to the related certificateholders and the indenture trustee will give prompt written notice thereof to the related noteholders, any related swap counterparties, the backup servicer and the applicable hired NRSROs (which notice to any hired NRSROs will be given either (i) to the depositor to be forwarded to the applicable NRSROs, or (ii) directly to any hired NRSROs with a prior copy to the depositor).

Servicer Default

The following events will constitute “servicer defaults” under each sale and servicing agreement:

•                  the servicer fails to make required deposits or to direct the indenture trustee to make required distributions, subject to a three business day cure period after discovery or notice;

•                  we or the servicer breach our respective obligations under the sale and servicing agreement, subject to materiality limitations and a 60 day cure period after notice;

•                  bankruptcy or insolvency of the servicer; and

•                  any other events specified in the related prospectus supplement.

Rights Upon Servicer Default

If a servicer default under a sale and servicing agreement occurs and remains unremedied after the expiration of the applicable cure period, the related indenture trustee or holders of notes of the related series evidencing at least 25% in outstanding principal amount of such notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement) may terminate all the rights and obligations of the servicer (other than with respect to certain indemnity obligations of such servicer) under the sale and servicing agreement. In that event, all power and authority of the servicer under the sale and servicing agreement will, without further action, pass to and be vested in (a) the backup servicer, as the successor servicer or (b) if there is no longer a backup servicer, to the related indenture trustee or a successor servicer appointed by the related trust and acceptable to the indenture trustee. Any successor servicer will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the bankruptcy trustee or other official may have the power to prevent the related indenture trustee or noteholders from effecting a transfer of servicing.

Upon the servicer’s receipt of notice of termination, or the servicer’s resignation in accordance with the related sale and servicing agreement, the predecessor servicer will continue to perform its functions as servicer under the related sale and servicing agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of: (x) the date 60 days from the delivery to the related trustee, indenture trustee and any swap counterparties of written notice of such resignation (or written confirmation of such notice) in accordance with the related sale and servicing agreement and (y) the date upon which the predecessor servicer becomes unable to act as servicer, as specified in the notice of resignation and accompanying opinion of counsel. In the event that a successor servicer has not been appointed at the time when the predecessor servicer has ceased to act as servicer, the related indenture trustee will automatically become the successor servicer. However, if the indenture trustee is unable to act as successor servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of receivables that are of the same type as the receivables owned by the related trust.

An indenture trustee may make arrangements for compensation to be paid to a successor servicer, but the compensation may in no event be greater than the servicing fee provided for under the related sale and servicing agreement, which may provide for the servicing fee payable to a successor servicer to be greater than the amounts paid to New Holland Credit. All reasonable costs and expenses, including attorneys’ fees, incurred in connection with the transfer to the successor servicer of (a) all cash amounts held or thereafter received by the predecessor servicer with respect to a receivable and (b) the receivable files, including the costs of amending the related sale and servicing agreement to reflect its succession as servicer, will be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses. Other than any amounts on deposit in a backup servicer account as described under “Servicing Matters—Backup Servicer and Backup Servicer Account” in the accompanying prospectus supplement, which are to be used to cover expenses associated with the transitioning of the backup servicer from the role of backup servicer to successor servicer, there are no amounts set aside to cover servicing transfer expenses.

Waiver of Past Defaults

With respect to each trust, unless otherwise provided in the related prospectus supplement, the holders of notes evidencing at least a majority in principal amount of the then outstanding notes of the related series may, on behalf of all noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the related sale and servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust bank accounts or the backup servicer account. Therefore, a majority of the noteholders have the ability to waive defaults by the servicer which could materially adversely affect the certificateholders and the noteholders that did not vote to waive the servicer default.

In addition, unless otherwise provided in the related prospectus supplement, the holders of the related certificates evidencing at least half of the outstanding certificate balance may, on behalf of all noteholders and certificateholders, waive any servicer default that does not materially and adversely affect the related indenture trustee or noteholders. None of these waivers will impair the noteholders’ or certificateholders’ rights with respect to subsequent defaults.

Backup Servicer

We will identify the backup servicer, if any, for the receivables owned by your trust in your prospectus supplement. In exchange for performing its function as backup servicer pursuant to a backup servicer agreement and as further described in your prospectus supplement, the backup servicer, if any, will be paid a fee on each payment date in an amount specified in your prospectus supplement.

If there is a backup servicer for your trust, the backup servicer will, on a one-time basis, obtain data and systems information from the servicer’s servicing system and will confirm that such data is readable by the backup servicer and will map the data to the backup servicer’s systems. In addition, each month (beginning with the month following the initial Collection Period) the backup servicer will be provided data from the servicer’s servicing system. Within 10 business days of its receipt of the applicable information, the backup servicer will use its reasonable efforts to identify any discrepancies or to confirm that the information concerning delinquency aging, defaults and month-end receivables balance information contained in the monthly servicer report distributed by the servicer (beginning with the month following the initial Collection Period) corresponds to the monthly data provided to the backup servicer.

The Trustee and The Indenture Trustee

We will identify the trustee for your trust and the indenture trustee for your notes in your prospectus supplement. The liability of the indenture trustee and the trustee in connection with the issuance and sale of the related securities is limited solely to their respective express obligations under the related agreements.

A trustee may resign at any time, in which event the servicer must appoint a successor trustee. The administrator of a trust may also remove the trustee if the trustee ceases to be eligible to continue as trustee or if the trustee becomes insolvent. In that case, the administrator must appoint a successor trustee. If the administrator removes the trustee under the authority described in the preceding sentence, the administrator will promptly appoint a successor trustee and pay all fees owed to the outgoing trustee.

An indenture trustee may resign at any time, and will be removed by the trustee if the indenture trustee becomes insolvent or ceases to be eligible to continue as indenture trustee. If an indenture trustee resigns or is removed, the trust must appoint a successor indenture trustee. The holders of not less than a majority of the outstanding amount of the notes may also remove an indenture trustee by so notifying the indenture trustee in writing and may appoint a successor indenture trustee. If a successor indenture trustee does not take office within 60 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the applicable trust or the holders of not less than a majority of the outstanding amount of the related notes may petition any court of competent jurisdiction for the appointment of a successor indenture trustee. Expenses associated with a transfer from one indenture trustee to another will be paid by the trust or the servicer on behalf of the trust.

No resignation or removal of a trustee or an indenture trustee, as the case may be, or appointment of a successor trustee or successor indenture trustee, as the case may be, will become effective until the successor trustee or successor indenture trustee has accepted its appointment.

No recourse may be taken, directly or indirectly, with respect to the obligations of a trust, a trustee or an indenture trustee on the related notes or under the related indenture or any certificate or other writing delivered in connection therewith, against: (i) the related indenture trustee or the trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the trust or (iii) any partner, owner, beneficiary, officer, director, employee or agent of: (a) the related indenture trustee or the trustee in their individual capacities, (b) any owner of a beneficial interest in a trust, a trustee or an indenture trustee or (c) of any successor or assign of an indenture trustee or a trustee in their individual capacities, except as any such person may have expressly agreed (it being understood that each indenture trustee and the trustee have no such obligations in their individual capacities) and except that any such partner, owner or beneficiary will be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

In no event will an indenture trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid under the related indenture and the amount necessary to induce any successor servicer to act as successor servicer under the related indenture and the transactions set forth or provided for therein, or be liable for or be required to make any servicer advances. No indenture trustee will incur any liability as a result of any sale of the related trust estate or any part thereof at any sale pursuant to the related indenture which is conducted in a commercially reasonable manner.

If an event of default has occurred and is continuing, an indenture trustee must exercise the rights and powers vested in it by the related indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Except during the continuance of an event of default actually known to a responsible officer of an indenture trustee:

(a)                                  each indenture trustee undertakes to perform such duties and only such duties as are specifically set forth in the related indenture and no implied covenants or obligations will be read into the related indenture against the indenture trustee; and

(b)                                 in the absence of bad faith on its part, each indenture trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the indenture trustee and conforming to the requirements of the related indenture; provided, however, in the case of any such certificates or opinions that by any provision of the related indenture are specifically required to be furnished to an indenture trustee, that indenture trustee must examine the certificates and opinions to determine whether or not they conform to the requirements of the related indenture.

An indenture trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a)                                  this sentence does not limit the statements set forth in clauses (a) and (b) of the previous paragraph;

(b)                                 an indenture trustee will not be liable for any error of judgment made in good faith by a responsible officer of the indenture trustee unless it is conclusively determined by a court of competent jurisdiction that the indenture trustee was negligent in ascertaining the pertinent facts;

(c)                                  an indenture trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the related indenture;

(d)                                 an indenture trustee will not be charged with knowledge of an event of default or servicer default unless a responsible officer of the indenture trustee obtains actual knowledge of such event or the indenture trustee receives written notice of such event from the depositor, servicer or noteholders owning notes aggregating not less than 10% of the outstanding amount of the related notes; and

(e)                                  an indenture trustee will have no duty to monitor the performance of the related trust, trustee, the depositor or the servicer, nor will it have any liability in connection with malfeasance or nonfeasance by the related trust, trustee, the depositor or the servicer. Furthermore, an indenture trustee will have no liability in connection with compliance of the related trust, trustee, the depositor or the servicer with statutory or regulatory requirements related to the receivables held by the related trust.

An indenture trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided, that the indenture trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

Each trust will, or will cause the servicer to, indemnify the related indenture trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by them in connection with the administration of the trust contained in the related indenture and the performance of its duties thereunder. However, neither the related trust nor the servicer need reimburse any expense or indemnify against any loss, liability or expense incurred by the related indenture trustee through the indenture trustee’s own willful misconduct, negligence or bad faith.

An indenture trustee will not in any way be held liable for the selection of eligible investments or by reason of any insufficiency in any of the related trust bank accounts or any backup servicer account resulting from any loss on any eligible investment included therein, except for losses attributable to the indenture trustee’s failure to make payments on such eligible investments issued by the indenture trustee, in its commercial capacity as principal obligor and not as trustee; provided however, that the limitation to the indenture trustee’s liability does not extend to any actions constituting willful misconduct, negligence or bad faith.

The indenture trustee will not independently verify distribution calculations, access to or activity in transaction accounts, compliance with transaction covenants, use of credit enhancement, the removal or addition of receivables, the substitution of substitute equipment, or the underlying data used for such determinations.

Affiliations Among Transaction Parties

As described in the disclosure above relating to the sponsor, the servicer (which also acts as administrator) and us (the depositor), these entities are all affiliates and engage in transactions with each other involving securitizations of assets similar to the receivables, including public offerings and private placements of asset-backed securities. Also, we or one of our affiliates may hold some or all of the certificates issued by a trust, in which case that trust might be considered our affiliate and an affiliate of the sponsor and the servicer. The transactions among us and our affiliates that are material to investors relate to the securitization activities described in this prospectus and related prospectus supplements, and those transactions are described throughout this prospectus and the related prospectus supplement. The nature of the affiliations among the sponsor, the servicer and us is illustrated in the chart below.

Ownership of Transaction Parties Included in the CNH Affiliated Group

We have not in the past used indenture trustees or trustees that are affiliated with us or the sponsor or the servicer, and we do not anticipate doing so in the future. If, contrary to our current expectation, we do use an affiliated indenture trustee or trustee in an offering made pursuant to this prospectus, we will disclose the material aspects of any such affiliation in the related prospectus supplement. The parties acting as indenture trustee or trustee and their respective affiliates may, from time to time, engage in arm’s-length transactions with us, the sponsor or the servicer or our affiliates, which are distinct from their respective role as indenture trustee or trustee.

Pool Assets

We will provide information about each trust’s pool of receivables in the related prospectus supplement. The information will include, to the extent appropriate, the types and composition of the receivables, the distribution by interest rate or spread over a designated floating rate, type of equipment, payment frequency and contract value of the receivables and the geographic distribution of the receivables.

Selection Process

CNH Capital America will use several criteria to select receivables to be sold to each trust. These criteria will include that:

(1)                                  each receivable transferred to a trust must:

(a)                                  be secured by new or used agricultural, construction or other equipment, or be leases of such equipment;

(b)                                 be originated in the United States;

(c)                                  provide for payments that fully amortize the amount financed over its original term to maturity; these payments may, (i) in the case of any lease, include a single balloon payment or a termination value similar to a final balloon payment payable by either the lessee or the dealer that originated the lease or (ii) in the case of a floating rate receivable, be increased (resulting in larger subsequent scheduled payments) or decreased (by reducing the amounts of subsequent scheduled payments) if the prime rate (or other index rate, such as LIBOR) component of the contract underlying the floating rate receivable increases or decreases, respectively, from the rate in effect on the date of the contract;

(d)                                 not be a non-performing receivable and not have a payment that is more than 90 days overdue as of the end of the month prior to the day it is sold to the trust or other material default outstanding; and

(e)                                  not have an obligor that is shown in CNH Capital America’s records as currently being the subject of a bankruptcy proceeding;

(2)           delinquent receivables must constitute less than 20% of the aggregate statistical contract value of the receivables pool as of the initial cut-off date and as of each cut-off date during any prefunding period; and

(3)           the portion of the securitized pool balance for any trust attributable to the residual value of physical property underlying the leases, as determined in accordance with the applicable transaction agreements and described in the related prospectus supplement, must be less than 20% (as measured by dollar volume) of the securitized pool balance at each applicable cutoff date.

Additional criteria for any particular trust’s receivables may be listed in the related prospectus supplement. CNH Capital America will not use selection procedures that CNH Capital America believes to be adverse to you in selecting the receivables for your trust.

Each trust’s receivables may include receivables with respect to which the required initial payment has not been made. They may also include interest waiver receivables, under which interest does not begin to accrue for a designated time period or at all, as well as receivables originated through special interest rate financing programs.

Interest and Amortization Types

A trust’s receivables may include fixed rate, floating rate and non-interest bearing receivables, as well as receivables that provide for different fixed or floating interest rates or different formulae to calculate the floating interest rate at different times during the life of the receivable. Receivables that are retail installment loans, retail installment sale contracts or consumer installment loans have an explicit interest rate that is usually named in the contract that evidences the receivable. Other receivables, including leases, may not disclose an explicit interest rate, but they have an implicit interest rate that CNH Capital America uses to calculate the periodic rental payments in a way similar to the way that it calculates periodic installment payments under a retail installment sale contract, retail installment loan or consumer installment loan.

All of the receivables in each trust which are interest bearing will be simple interest receivables. Under a simple interest receivable, each installment payment is divided between interest and principal based on the actual date on which a payment is received. The interest component equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by the fraction of a calendar year that has elapsed since the preceding payment of interest was made.

Under a simple interest receivable, if an obligor pays a fixed periodic installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed periodic installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. The final installment on a simple interest receivable is increased or decreased as necessary to adjust for variations in the amounts of prior installments applied to principal, based upon the date on which they were made. If a simple interest receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

Additional Terms of Floating Rate Receivables

As stated under “Pool Assets—Interest and Amortization Types”, a trust’s receivables may include floating rate receivables. Generally, the interest rate on a floating rate receivable will be based on the prime rate as published in the Wall Street Journal or another index rate (such as LIBOR), will be recalculated on a regular basis and may increase, subject to an interest rate cap, or decrease, subject to an interest rate floor. Equal installment payments of principal and interest are calculated and fixed on the date of the contract underlying a floating rate receivable based on the applicable prime or such other index rate set forth in the contract and price of the equipment financed. Changes in the prime or such other index rate may result in an increase or decrease of the total amount due and collectible under a floating rate receivable. If the prime or such other index rate increases from the prime or such other index rate set forth in a contract underlying a floating rate receivable, the subsequent scheduled payments will be adjusted upwards. Similarly, if the prime or such other index rate decreases from the prime or such other index rate set forth in the contract underlying a floating rate receivable, the subsequent scheduled payments will be adjusted downwards. As a result of these cumulative increases and decreases, the actual payments may be significantly higher or lower than the payments originally set forth in the contract underlying a floating rate receivable.

Payment Terms

The receivables have a variety of repayment or rental schedules tailored to the applicant’s anticipated cash flows, such as annual, semi-annual, quarterly, monthly and irregular payment schedules. Receivables secured by construction equipment are normally financed with equal monthly payments. However, obligors can select a “skip payment” schedule, under which payments in up to six predetermined consecutive months are “skipped” to coincide with slow work periods. For example, contractors in areas with colder winters normally elect to skip payments in January, February and March, in which case the normal twelve payments are amortized over a nine-month period. Obligors can only make this election at the time the receivable is originated.

Insurance

Obligors are required to obtain and maintain physical damage insurance with respect to the financed or leased equipment and, in the case of a lease, liability insurance with respect to the leased equipment.

Dealers that sell receivables to CNH Capital America under their current retail and lease agreements are responsible for verifying insurance coverage on the equipment at the time the receivable is originated. If a dealer fails to verify insurance coverage and the obligor did not obtain insurance coverage at the time the receivable was originated, the dealer will be responsible for any resulting loss.

At the time the receivable is originated, CNH Capital America allows a customer’s physical damage insurance and life insurance to be financed under the receivable.

Terms of Leases

Any leases transferred to the trusts will be closed end leases that call for rental payments that are due periodically during the term of the lease. To the extent set forth (which may be none, as well) in the related prospectus supplement, any equipment leases that we transfer to any trust that are classified as operating leases for accounting purposes will have residual value insurance in an amount sufficient to convert the payments receivable under that equipment lease into a financial asset for accounting purposes. The benefits of any such residual value insurance will be transferred to the applicable trust. In no event will the portion of the securitized pool balance for any trust attributable to residual values for such leases equal or exceed 20%, as measured by dollar volume.

Once the term of a lease expires, the lessee generally has three alternatives. The lessee may purchase, re-lease or return the equipment. Notices are sent to lessees 120 days and 45 days prior to the expiration of the lease term notifying them of these options. Additional letters are sent if the lessee does not respond.

If a lessee elects to purchase the leased equipment, the purchase price (which may be a stated dollar amount or then fair market value) is stated in the purchase option in the expiring lease. The lessee may pay the purchase price in cash or, upon receipt of the necessary credit approval, may purchase the unit by executing a retail installment sale contract. If the lessee pays by executing a retail installment sale contract, then CNH Capital America, as the originator of that contract, will be required to remit the purchase price to any trust that held the expiring equipment lease, on behalf of the lessee/purchaser. Similarly, if the lessee elects to re-lease the equipment, CNH Capital America will be required to repurchase the equipment in order to enter into the lease, for a purchase price equal to the stated purchase price, which CNH Capital America will remit to the trust that held the expiring equipment lease.

If a lessee elects to return the equipment, then the originating dealer may have the option to purchase the equipment by drawing under its wholesale financing arrangements with CNH Capital America. Like the proceeds of a retail installment sale contract described above, the proceeds of any such draw will be paid to any trust that held the expiring equipment lease. If the lessee elects to return the equipment, and the related dealer does not elect to purchase the equipment, then the servicer will be responsible for remarketing the equipment, as described under “Servicer—Servicing Procedures” above.

Your securities will rely for their payment on the residual value of the leased equipment and/or residual value insurance policies to the extent set forth in the accompanying prospectus supplement.

Consumer Installment Loans

Under the terms of the consumer installment loans, the obligor grants the applicable originating Consumer Receivables Originator a security interest in the financed property and agrees to make payments of principal and interest calculated according to a schedule contained in the loan contract. A breach of a loan contract will occur if the related obligor fails to make a required payment when due or breaches any agreement contained in the loan contract or if the property securing the loan suffers damage in whole or in part or is impounded.

Delinquencies, Repossessions and Net Losses

In the related prospectus supplement for your securities, we provide you with, or will direct you to a website containing, historical information concerning delinquencies, repossessions, prepayments and net losses on certain prior securitized pools of receivables. This information may exclude any category of receivables not included in your trust.

Use of Proceeds

Each trust will apply the offering proceeds from the sale of its securities remaining after payment of the expenses of offering identified in the “Underwriting” section of the related prospectus supplement to buy receivables from us and to make deposits in various trust bank accounts, including any pre-funding account for that trust, as well as in any backup servicer account. We will use that portion of the offering proceeds paid to us to repay outstanding indebtedness under our financing agreements, to purchase related receivables from CNH Capital America and/or for general corporate purposes.

Description of the Notes

Each trust will issue one or more classes (which may include sub-classes) of notes pursuant to an indenture between the trust and an indenture trustee. We have filed a form of the indenture to be used as an exhibit to the registration statement of which this prospectus is a part. In addition to the notes offered by this prospectus, each trust may issue additional notes of such offered class or classes or sub-class or subclasses and/or one or more additional class or classes or sub-class or sub-classes of notes that may be sold in transactions exempt from registration under the Securities Act or retained by or acquired by us or our affiliates. Those additional notes or class or classes or sub-class or sub-classes of notes may be issued under the related indenture or under a separate agreement. We summarize the material terms of the notes and indentures below. This summary does not include all of the terms of the notes and the indentures and is qualified by reference to the actual notes and indentures.

Principal and Interest on the Notes

We will describe the timing and priority of payment, seniority, redeemability, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series in the related prospectus supplement. The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of the same series. Each series may include one or more classes of notes of a type known as “strip notes.” Strip notes are entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed or floating rate and may be zero for strip notes.

The Indenture

Modification of Indenture.  The indenture for each trust may be amended with the consent of the holders of at least a majority of the outstanding principal amount of notes of the related series, the trust and the indenture trustee, with prior written notice to the hired NRSROs. However, the following changes may not be made to any indenture without the consent of each affected noteholder:

(1)                                  delay the final scheduled maturity date of any note, or reduce the principal amount of any note, the interest rate for any note or the redemption price for any note, or any change to the place for or currency of any payment on any note;

(2)                                  any change that impairs the right of a noteholder to take legal action to enforce payment under the provisions of the indenture;

(3)                                  any reduction in the percentage of noteholders, by aggregate principal balance, that is required to consent to any amendment or to any waiver of defaults or compliance with provisions of the indenture;

(4)                                  any modification of the provisions of the indenture regarding the voting of notes held by us, the applicable trust, any other obligor on the notes, or any of our respective affiliates;

(5)                                  any reduction in the percentage of noteholders, by aggregate principal balance, that is required to direct the indenture trustee to sell or liquidate the receivables if the proceeds of sale would be insufficient to pay the notes in full, with interest; or

(6)                                  any change that adversely affects the status or priority of the lien of the indenture on any collateral.

Also, unless otherwise provided in the applicable prospectus supplement, a trust and the applicable indenture trustee may enter into supplemental indentures without obtaining the consent of the noteholders of the related series, but with prior written notice to the hired NRSROs, for the purpose of:

(a)                                  changing the related indenture or the rights of noteholders, if the change will not adversely affect in any material respect the interests of any noteholder; or

(b)                                 substituting credit enhancement for any class of notes, if the Rating Agency Condition is satisfied with respect to the securities of that series.

A supplemental indenture will not be deemed to adversely affect in any material respect the interests of any class of notes if the Rating Agency Condition is satisfied with respect to such supplemental indenture for such class of notes.

The “Rating Agency Condition” means, with respect to any action, that (with respect to each of the following rating agencies to the extent the following rating agency is a hired NRSRO to rate rated securities and such rating agency is still rating such rated securities) (a) Standard & Poor’s shall have notified us, the servicer, the trustee and the indenture trustee in writing that such action will not result in a reduction or withdrawal of its then current rating of any rated securities, and (b) Fitch and Moody’s have been given at least 10 business days’ prior notice thereof and Moody’s has not notified the applicable issuing entity and the indenture trustee that such action will result in a reduction or withdrawal of its then current rating of any rated securities. For purposes of the previous sentence, “rated securities” mean each class of notes of a series rated by a hired NRSRO, and if so specified in the prospectus supplement relating to a series, the certificates of that series rated by a hired NRSRO.

For so long as there is a backup servicer, the applicable trust and indenture trustee may not, without the consent of the backup servicer (such consent is not to be unreasonably withheld), make, execute, acknowledge or deliver amendments to an indenture or enter into any supplemental indentures thereto or otherwise waive or amend any provision of an indenture if such action will have, or it is expected may have, a material adverse effect on the backup servicer or any successor servicer.

Events of Default; Rights upon Event of Default.  Any one of the following events will be an event of default for the notes in your series, unless otherwise specified in your prospectus supplement:

•                  the trust fails to pay any interest on any note within five days after its due date;

•                  the trust fails to pay any installment of the principal of any note on its due date;

•                  the trust breaches any of its other covenants in the indenture and such breach continues for 30 days after written notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series;

•                  the trust fails to correct a breach of a representation or warranty it made in the indenture, or in any certificate delivered in connection with the indenture, that was incorrect in a material respect at the time it was made, for 30 days after written notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series; or

•                  the trust becomes bankrupt or insolvent or is liquidated, provided however, that if such event arises due to an order or decree in an involuntary case, such order or decree remains unstayed and in effect for a period of 60 consecutive days or the trust consents to such order.

If an event that, with notice or the lapse of time or both would become an event of default occurs and is continuing and is known to a responsible officer of the indenture trustee, the indenture trustee will mail to any related swap counterparties and each related noteholder notice of that default within 90 days after it occurs. Except in the case of a default in payment of principal of or interest on any note, including payments pursuant to the mandatory redemption provisions of such note, the indenture trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of the related noteholders and any related swap counterparties.

You should note, however, that until the final scheduled maturity date for any class of notes, the amount of principal due to noteholders in your series generally will be limited to amounts available for that purpose. Also, if specified in the applicable prospectus supplement, the amount of interest due to noteholders of any class may be limited to amounts available for that purpose. Therefore, the failure to pay principal or, when applicable, interest on a class of notes generally will not result in the occurrence of an event of default until the final scheduled maturity date for that class of notes.

If an event of default with respect to the notes of any series occurs and is not remedied as provided in the applicable indenture, then the principal of the notes of that series may be declared to be immediately due and payable by the related indenture trustee, holders of a majority in principal amount of those notes or, if so specified in the applicable prospectus supplement, holders of a majority in principal amount of one or more particular classes of those notes. Unless otherwise specified in your prospectus supplement, that declaration may be rescinded by holders of a majority of the outstanding principal amount of the notes of that series, but only after payment of any past due amounts and cure or waiver of all other events of default. Noteholders’ voting rights may vary by class.

If the notes of any series have been declared due and payable following an event of default, the indenture trustee for that series may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party, sell the related receivables or elect to have the applicable trust maintain possession of those receivables and continue to collect on them as if there had been no declaration of acceleration. Unless otherwise specified in the related prospectus supplement, however, the indenture trustee is prohibited from selling the related receivables following an event of default, other than a default in the payment of any principal of or a default in the payment of any interest on any note that continues for five days or more, unless (i) the holders of all the outstanding notes of that series consent to the sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on those notes at the date of such sale or (iii) the indenture trustee for that series determines that the proceeds of receivables would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the outstanding principal amount of those notes.

Each indenture will provide that, subject to the duty of the related indenture trustee to act with the required standard of care if an event of default occurs, the indenture trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to the provision of adequate indemnification of the indenture trustee, the holders of a majority of the outstanding principal amount of the notes of a series (or of one or more classes of those notes, if so specified in the applicable prospectus supplement) will have the right to direct the time, method and place for any remedy available to the indenture trustee.

Unless otherwise specified in the related prospectus supplement, no noteholder will have the right to take legal action under the related indenture, unless:

•                  the noteholder gives the indenture trustee written notice of an event of default;

•                  the holders of at least 25% of the outstanding principal amount of notes of that series have requested in writing that the indenture trustee take legal action and have offered reasonable indemnity to the indenture trustee;

•                  the indenture trustee has not received a direction not to take legal action from the holders of a majority of the outstanding principal amount of the notes in that series; and

•                  the indenture trustee has failed to take legal action within 60 days.

In addition, each indenture trustee and the related noteholders, by accepting their notes, will covenant that they will not at any time institute any bankruptcy or insolvency proceeding against their trust.

None of the trustee for any trust, the related indenture trustee in its individual capacity, any holder of a certificate representing an ownership interest in a trust or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of such issuing entity contained in the applicable indenture.

If an event of default has occurred and is continuing, the related indenture trustee may, and at the direction of the holders of not less than 66 2/3% of the outstanding amount of the notes of the related series will, exercise all rights, remedies, powers, privileges and claims of the related trust against the depositor or the servicer under or in connection with the related sale and servicing agreement, including the right or power to take any action to compel or secure performance or observance by the depositor or the servicer of each of their obligations to the trust thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the related sale and servicing agreement, and any right of the applicable trust to take such action will be suspended. In addition, if an event of default has occurred and is continuing, an indenture trustee may, and at the direction of the holders of not less than 66 2/3% of the outstanding amount of the related notes will, exercise all rights, remedies, powers, privileges and claims of the depositor against the sponsor, under or in connection with the purchase agreement or purchase agreements, as applicable, between it and the depositor, including the right or power to take any action to compel or secure performance or observance by the sponsor, of its obligations to the depositor thereunder and to give any consent, request, notice, direction, approval, extension or waiver under such purchase agreement or purchase agreements, as applicable, and any right of the depositor to take such action will be suspended.

Certain Covenants.  In its indenture, each trust will agree not to consolidate with or merge into any other entity, unless:

•                  the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state,

•                  that entity expressly assumes the trust’s obligations relating to the notes,

•                  immediately after the transaction, no event of default would have occurred and not have been remedied,

•                  the trust has been advised that, with respect to such transaction, the Rating Agency Condition has been satisfied with respect to the securities of the related series, and

•                  the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder.

Each trust will also agree not to take the following actions:

•                  sell or otherwise dispose of any of its assets, except as permitted by its transaction agreements,

•                  claim any credit on or make any deduction from the principal and interest payable in respect of its notes, other than amounts withheld under the Internal Revenue Code or applicable state law,

•                  assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the trust,

•                  dissolve or liquidate in whole or in part, except as contemplated by its transaction agreements,

•                  permit the validity or effectiveness of its indenture to be impaired or permit any person to be released from any obligations with respect to the notes under its indenture, except as may be expressly permitted by its indenture,

•                  permit any lien, claim or other encumbrance to affect its assets or any part of the trust, any interest in its assets or the trust or any related proceeds, or

•                  incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to its notes and its other transaction agreements.

Each trust may engage in only the activities described in this prospectus and the related prospectus supplement.

Annual Compliance Statement.  Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under its indenture.

Indenture Trustee’s Annual Report.  The indenture trustee for each trust will be required to prepare and to mail each year, within 60 days after each December 31, to all of that trust’s noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee, any amounts advanced by it under the indenture, information about indebtedness owing by the trust to the indenture trustee in its individual capacity, any property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture.  An indenture may be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the related notes or upon deposit with the indenture trustee of funds sufficient for the payment in full of the notes.

Description of the Certificates

Each trust will issue one or more classes of certificates pursuant to a trust agreement between us and a trustee. We have filed a form of the trust agreement to be used as an exhibit to the registration statement of which this prospectus is a part. A trust’s certificates may be offered by this prospectus and an accompanying prospectus supplement or may be sold in transactions exempt from registration under the Securities Act or retained by or acquired by us or our affiliates. We summarize the material terms of the certificates below. This summary does not include all of the terms of the certificates and is qualified by reference to the actual certificates.

We will describe the timing and priority of payment and, to the extent applicable, the seniority, redeemability, allocations of losses, interest rate and amount of or method of determining payments of principal and interest or other distributions on each class of certificates of a series in the related prospectus supplement. Certificateholders’ rights to receive payments on their certificates will be junior to the payment rights of noteholders in the same series to the extent described in the applicable prospectus supplement. In addition, the right of holders of any class of certificates to receive payments of principal and interest or other distributions may be senior or subordinate to the rights of holders of any other class or classes of certificates of the same series. Each series may include one or more classes of certificates of a type known as “strip certificates.” Strip certificates are entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments. Each class of certificates may have a different interest rate, which may be a fixed or floating interest rate and may be zero.

Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders will succeed to all the rights of the noteholders, under the related sale and servicing agreement, except as otherwise provided in the sale and servicing agreement.

Administrative Information About the Securities

Denominations

We will identify minimum denominations for purchase of securities in the related prospectus supplement. If we do not specify any denomination, then the securities will be available for purchase in minimum denominations of $1,000 and in greater whole-dollar denominations.

Fixed Rate Securities

Each class of securities may bear interest at a fixed or floating rate per annum or may bear no interest. We will identify the applicable interest rate for each class of fixed rate securities in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months, unless we specify a different computation basis in the applicable prospectus supplement.

Floating Rate Securities

Each class of floating rate securities will bear interest for interest periods specified in the applicable prospectus supplement at a rate per annum equal to:

•                  a specified base interest rate, which will be based upon the London interbank offered rate (commonly known as “LIBOR”), commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another index rate we specify in the applicable prospectus supplement;

•                  plus or minus a “spread” of a number of basis points (i.e., one-hundredths of a percentage point) we will specify in the applicable prospectus supplement;

•                  or multiplied by a “spread multiplier,” which is a percentage that we will specify in the applicable prospectus supplement.

In the prospectus supplement for any floating rate securities we may also specify either or both of the following for any class:

•                  a maximum, or ceiling, on the rate at which interest may accrue during any interest period, and

•                  a minimum, or floor, on the rate at which interest may accrue during any interest period.

In addition to any maximum interest rate specified in the applicable prospectus supplement, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law.

Each trust that issues floating rate securities will appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The applicable prospectus supplement will identify the calculation agent for each class of floating rate securities in the offered series. Determinations of interest by a calculation agent will be binding on the holders of the related floating rate securities, in the absence of manifest error. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, unless we specify a different rounding rule in the related prospectus supplement.

Book-Entry Registration

The Clearing Organizations.  We will specify in the related prospectus supplement whether or not investors may hold their securities in book-entry form, directly or indirectly, through one of three major securities clearing organizations:

•                  in the United States, The Depository Trust Company (commonly known as “DTC”); or

•                  in Europe, either Clearstream Banking, société anonyme, Luxembourg or Euroclear (also known as the “Euroclear System”).

Each of these entities holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in the participants’ accounts. This eliminates the need for physical movement of certificates representing the securities.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act.

DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream Banking, Luxembourg.  Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank (“Clearstream, Luxembourg”), is incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with 45 domestic securities markets in many countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Since February 12, 2001, Clearstream, Luxembourg has also been supervised by the Central Bank of Luxembourg according to the Settlement Finality Directive Implementation of January 12, 2001, following the official notification to the regulators of the Clearstream, Luxembourg role as a payment system provider operating a securities settlement system. Clearstream, Luxembourg’s customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Currently, Clearstream, Luxembourg has around 2,500 customers located across over 110 locations, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear Bank S.A./N.V.

Euroclear.  Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities for such transactions. It settles transactions in a number of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing. Euroclear interfaces with domestic markets in many countries. Euroclear is operated by Euroclear Bank S.A./N.V. The Euroclear System is owned by Euroclear PLC, an English company. Euroclear Bank S.A./N.V. conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./N.V. Euroclear Bank S.A./N.V. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant.

Euroclear Bank S.A./N.V. has advised that it is a regulated and licensed financial institution. It is regulated by the Belgian Banking, Finance and Insurance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These Terms and Conditions and laws govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Book-Entry Clearance Mechanics.  If book-entry arrangements are made, then a nominee for DTC will hold global certificates representing the securities. Euroclear will hold an omnibus account with its depositary, which in turn will hold an omnibus account in DTC. Clearstream, Luxembourg or its depositary will hold an omnibus account in DTC.

Transfers between DTC’s participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg’s participants and Euroclear’s participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their respective depositaries.

The timing of credits of securities or cash as a result of a transaction with a DTC participant in Euroclear or Clearstream, Luxembourg depends on when the settlement in DTC takes place. Credits of securities in Euroclear as a result of a transaction with a DTC participant, which were credited during the morning of that day (New York time), such credits will be reflected during the same settlement day in the Euroclear System. Euroclear participants receive several reportings each day of credits and other transactions in securities settled during any processing.

Clearstream, Luxembourg is an International Central Securities Depository (ICSD) providing, as its core services, the clearance and settlement of transactions in global and international securities and domestic securities traded across borders. These services are carried out by means of a computer-based book-entry system operated from Luxembourg on behalf of Clearstream, Luxembourg by Clearstream Services.

Custody management services are available to customers for securities held by Clearstream, Luxembourg. They include collection of coupon and dividend payments, collection of principal, exercise of rights and warrants as instructed by the customer, tax reclaim assistance and proxy voting services.

In order to provide customers with access to a broad range of markets and products, Clearstream, Luxembourg has developed a network of service providers. These, together with Clearstream, Luxembourg itself, comprise the “service network”. Clearstream, Luxembourg has also established interfaces with other “external” institutions to enable customers to settle transactions with counterparties who hold accounts in other clearing systems, and also for information or reporting purposes.

Purchases of securities under the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual securityholder is in turn to be recorded on the DTC participants’ and indirect participants’ records.

Securityholders will not receive written confirmation from DTC of their purchase, but securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the securityholder entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of DTC participants and indirect participants acting on behalf of securityholders. Securityholders will not receive certificates representing their ownership interest in securities, unless the book-entry system for the securities is discontinued. Because of this, unless and until definitive securities for such series are issued, securityholders will not be recognized by the applicable indenture trustee or trustee as “noteholders,” “certificateholders” or “securityholders,” as the case may be. Hence, unless and until definitive securities are issued, securityholders will only be able to exercise their rights as securityholders indirectly through DTC and its participating organizations.

To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC’s nominee. The deposit of securities with DTC and their registration in the name of its nominee effects no change in beneficial ownership. DTC has no knowledge of the actual securityholders of the securities. Its records reflect only the identity of the DTC participants to whose accounts such securities are credited, which may or may not be the securityholders. The DTC participants and indirect participants are responsible for keeping account of their holdings on behalf of their customers.

Notices and other communications conveyed by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to securityholders are governed by arrangements among them and any statutory or regulatory requirements that are in effect from time to time.

Neither DTC nor its nominee will consent or vote with respect to securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns DTC’s nominee’s consenting or voting rights to those DTC participants to whose accounts the securities are credited on the record date (identified in a listing attached thereto).

Principal and interest payments on securities cleared through DTC will be made to DTC’s nominee. DTC’s practice is to credit participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by DTC participants to securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the DTC participant and not of DTC, the trustee, the issuing entity, or us, subject to any statutory or regulatory requirements that are in effect from time to time. Payment of principal and interest to DTC’s nominee is the responsibility of the applicable indenture trustee, disbursement of those payments to DTC participants is the responsibility of DTC, and disbursement of the payments to securityholders is the responsibility of DTC participants and indirect participants.

Principal and interest payments on securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations, as described below in “U.S. Federal Income Tax Consequences.” Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under a related agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect such actions on its behalf through DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Noteholders and certificateholders should review the procedures of DTC, Clearstream, Luxembourg and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of notes or certificates.

Definitive Securities

Notes or certificates that are initially cleared through DTC may be issued in definitive, fully registered, certificated form to investors or their respective nominees, rather than to DTC or its nominee, if requested by the DTC participants to whom the notes are credited and in accordance with DTC’s rules and procedures.

Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the applicable trustee will reissue the securities to the securityholders as definitive securities.

Principal and interest payments on all definitive securities will be made by the applicable trustee in accordance with the procedures set forth in the related indenture or the related trust agreement, as applicable, directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified for the securities in the related prospectus supplement. Those payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the applicable securityholders.

Definitive securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a transfer or exchange.

List of Securityholders

Three or more holders of the notes of any series or one or more holders of notes evidencing at least 25% of the aggregate outstanding principal balance of the notes of a series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of their series.

Three or more holders of the certificates of any series or one or more holders of certificates evidencing at least 25% of the aggregate outstanding balance of the certificates of a series may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or the certificates.

Reports to Securityholders

On or prior to each payment date for the securities of a trust, the servicer for the trust will prepare and provide to the trust’s indenture trustee a statement to be delivered, or otherwise made available in the manner specified under “The Indenture Trustee” in the prospectus supplement for your securities, to the related noteholders and certificateholders, or if no notes are outstanding and no amounts are due to any related interest rate swap counterparties, to the trustee a statement to be delivered to the related certificateholders on the payment date. Each of these statements will include, to the extent applicable to the particular series or class of securities, the following information (and any other information specified in the related prospectus supplement) with respect to the payment date or the period since the previous payment date:

(1)                                  the amount of any principal payment on each class of securities;

(2)                                  the amount of any interest payment on each class of securities;

(3)                                  the aggregate balance of receivables in the trust at the end of the prior Collection Period;

(4)                                  the aggregate outstanding principal balance and the note pool factor for each class of notes, and the aggregate outstanding balance and the certificate pool factor for each class of certificates, each after giving effect to all payments reported under clause (1) above;

(5)                                  the amount of the servicing fee paid to the servicer for the prior Collection Period;

(6)                                  the interest rate for the next period for any floating rate securities;

(7)                                  the amount of the administration fee paid to the administrator for the prior Collection Period;

(8)                                  the amount of the backup servicing fee paid to the backup servicer for the prior Collection Period;

(9)                                  the amount of the net losses on receivables, if any, during the prior Collection Period;

(10)                            the aggregate purchase price paid for receivables, if any, that were purchased or repurchased by us, CNH Capital America or the servicer during the prior Collection Period;

(11)                            the balance on deposit in any spread account or the amount available under any other credit enhancement on the payment date, after giving effect to any changes on that date;

(12)                            for each payment date during a pre-funding period, the remaining balance in the pre-funding account; and

(13)                            for the first payment date that is on or immediately following the end of a pre-funding period, the amount of any remaining balance in the pre-funding account that has not been used to fund the purchase of receivables and is being paid as principal on the securities.

Each amount described in subclauses (1), (2), (5), (7) and (8) will be expressed as a dollar amount per $1,000 of the initial principal balance of the related notes or certificates.

The note pool factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal balance of such class of notes, as of each payment date (after giving effect to payments to be made on such payment date), as a percentage of the initial outstanding principal balance of such class of notes. Similarly, the certificate pool factor for each class of certificates will be a seven-digit decimal indicating the remaining balance of such class of certificates, as of each payment date (after giving effect to distributions to be made on such payment date), as a fraction of the initial outstanding balance of such class of certificates. Each note pool factor and each certificate pool factor will initially be 1.0000000 and will decline over time to reflect reductions in the outstanding balance of the applicable class of notes or certificates.

A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes is the product of (i) the original denomination of the noteholder’s note and (ii) the then applicable note pool factor. A certificateholder’s portion of the aggregate outstanding balance of the related class of certificates is the product of (a) the original denomination of such certificateholder’s certificate and (b) the then applicable certificate pool factor.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will mail to each person who at any time during such calendar year has been a securityholder with respect to such trust and received any payment thereon, a statement containing certain information for the purposes of such securityholder’s preparation of federal income tax returns.

Amendments

The trust agreement, backup servicing agreement, administration agreement, sale and servicing agreement and the purchase agreement generally may be amended by the parties thereto without the consent of the noteholders or any other person (other than, with respect to the backup servicing agreement, the indenture trustee, and with respect to the sale and servicing agreement, the backup servicer (such backup servicer’s consent is not to be unreasonably withheld)), in each case if one of the following documents is delivered to the indenture trustee by the depositor, servicer, backup servicer or administrator as applicable:

(a)                                  an opinion of counsel to the effect that such amendment will not materially and adversely affect the interests of the noteholders (and, with respect to a trust agreement, the administration agreement, the purchase agreement and the sale and servicing agreement, the interests of the certificateholders); or

(b)                                 officer’s certificate to the effect that such amendment will not materially and adversely affect the interests of the noteholders (and, with respect to a trust agreement, the administration agreement, the purchase agreement and the sale and servicing agreement, the interests of the certificateholders).

An amendment will be deemed not to adversely affect in any material respect the interests of any noteholder of a class of notes if the Rating Agency Condition is satisfied with respect to the notes of such class. Prior to the execution of any amendment to the trust agreement, the backup servicing agreement, the administration agreement, the sale and servicing agreement, or the purchase agreement, pursuant to each such agreement any hired NRSRO then rating the notes of the related issuing entity is to receive a written notification of the substance of such amendment.

In addition, each of a trust’s transaction agreements may be amended without the consent of the related noteholders or certificateholders, to add, modify or eliminate any provisions as may be necessary or advisable in order to comply with or obtain more favorable treatment for the issuing entity, the depositor or any of their affiliates under or with respect to any law or regulation or any accounting rule or principle (whether now or in the future in effect), so long as the Rating Agency Condition is satisfied with respect to the securities in the related series, and with respect to such an amendment to the sale and servicing agreement, the consent of the backup servicer is obtained (such consent not to be unreasonably withheld).

Each trust’s sale and servicing agreement may be amended by the depositor, the servicer and the trust, with the written consent of the indenture trustee, but without the consent of any of the noteholders or the certificateholders, to: (x) replace the spread account with another form of credit enhancement as long as the Rating Agency Condition is satisfied with respect to the securities of the related series or (y) add credit enhancement for the benefit of any class of the notes or the certificates. Similarly, each indenture may be amended to replace the spread account with another form of credit enhancement as long as the Rating Agency Condition is satisfied with respect to the securities of the related series without the consent of the noteholders, but with prior written notice to the hired NRSROs, the issuing entity, any related swap counterparties and the indenture trustee.

Each of a trust’s transaction agreements may be amended by the parties to the agreement, with prior written notice to the hired NRSROs, with the consent of the indenture trustee, the holders of notes evidencing at least a majority in principal amount of then outstanding notes of the related series and the holders of certificates of such series evidencing at least a majority of the certificate balance, and with respect to an amendment to the sale and servicing agreement, with the consent of the backup servicer (such backup servicer’s consent not to be unreasonably withheld). However, no such amendment may (a) reduce the interest rate or principal of any note or certificate or delay the final scheduled maturity date of any note or (b) reduce the required percentage of the notes or certificates of that are required to consent to any such amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of such series.

Credit and Cash Flow Enhancement

We will describe the amounts and types of credit enhancement arrangements and/or other derivative arrangements and the provider of the credit enhancements and/or other derivative counterparties, if applicable, with respect to each class of securities of a given series in the related prospectus supplement. Credit enhancement may be in the form of subordination of one or more classes of securities, spread accounts, surety bonds, swaps or other interest rate protection agreements or any combination of two or more of the foregoing. Credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities. Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities Act unless exempt from such registration.

The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of the full amount of principal and interest due on their securities and to decrease the likelihood that the securityholders will experience losses. The credit enhancement for a class or series of securities generally will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance, with interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of any one class or series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes or series.

We may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, if the Rating Agency Condition is satisfied with respect to the securities of the related series.

Subordination

If so provided in the accompanying prospectus supplement, one or more classes of securities in any series will be subordinated as described in the related prospectus supplement to fund payments with respect to the senior class or classes. The rights of the holders of these subordinated securities to receive distributions of principal and/or interest on any payment date for that series will be subordinate in right and priority to the rights of the holders of senior notes, but only to the extent set forth in the related prospectus supplement. If so provided in the related prospectus supplement, subordination may apply only in the event that a specified type of loss is not covered by another credit enhancement.

The accompanying prospectus supplement will also set forth information concerning:

•                  the amount of subordination of a class or classes of subordinated securities in a series;

•                  the circumstances in which that subordination will be applicable;

•                  the manner, if any, in which the amount of subordination will decrease over time; and

•                  the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated securities will be distributed to holders of senior securities.

Spread Account

If so provided in the related prospectus supplement, the servicer will establish for a series or class of securities a spread account, which will be maintained in the name of the applicable indenture trustee. We may initially fund any spread account by a deposit on the applicable closing date in an amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the spread account may be increased on each payment date up to a balance specified in the related prospectus supplement by the deposit of collections on the related receivables remaining after all higher priority payments on that payment date. We will describe in the related prospectus supplement the circumstances and manner under which distributions may be made out of the spread account to holders of securities, to any interest rate swap counterparties, to us or to any of our transferees or assignees. We will also describe in the related prospectus supplement the circumstances under which any amount required to be on deposit in the spread account may be reduced.

To the extent permitted by the applicable hired NRSROs, funds in a trust’s spread account may be invested in securities that will not mature prior to the next payment date. As a result, the amount of cash in a spread account at any time may be less than the balance of the spread account. If the amount required to be withdrawn from any spread account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the spread account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related securities.

We may at any time, without consent of the securityholders, sell or otherwise transfer our rights to any spread account, if the Rating Agency Condition is satisfied with respect to the securities of the related series. In addition, we may at any time, without consent of the securityholders, sell or otherwise transfer our rights to any certificates, if the transferee represents and warrants to the applicable trust that the transfer will not cause the trust to be treated as a publicly traded partnership taxable as a corporation for federal income tax purposes and that the transferee will not take any action that would cause the trust to be treated as a publicly traded partnership for federal income tax purposes.

Surety Bond

If so provided in the related prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class or classes of that series to assure distributions of interest or principal with respect to that series or class or classes of notes in the manner and amount provided in the related prospectus supplement.

If a surety bond is provided for any series or class or classes, the provider of the surety bond will be permitted to exercise the voting rights of the noteholders of the applicable series or class or classes to the extent described in the prospectus supplement for that series. For example, if specified in the related prospectus supplement, the provider of the insurance policy or surety bond, rather than the holders of the insured securities, may have the sole right to:

•                  consent to amendments to the applicable transaction documents;

•                  if an event of default occurs, accelerate the notes of that series or direct the indenture trustee to exercise any remedy available to the noteholders; or

•                  waive any event of default or servicer default for that series.

Derivative Agreements

If so provided in the related prospectus supplement, a series or one or more classes may have the benefits of one or more derivative agreements, which may be a currency or interest rate swap, an interest rate cap (obligating a derivative counterparty to pay all interest in excess of a specified percentage rate), an interest rate collar (obligating a derivative counterparty to pay all interest below a specified percentage rate and above a higher specified percentage rate) or a guaranteed investment contract (obligating a derivative counterparty to pay a guaranteed rate of return over a specified period) with various counterparties. In general, the issuing entity will receive payments from counterparties to the derivative agreements in exchange for the issuing entity’s payments to them, to the extent required under the derivative agreements. The specific terms of a derivative agreement applicable to a series or one or more classes of notes and a description of the related counterparty will be included in the related prospectus supplement.

Legal Aspects of the Receivables

Bankruptcy Considerations Relating to CNH Capital America and New Holland Credit

We and CNH Capital America will take steps in structuring the transactions described in this prospectus that are intended to provide that the voluntary or involuntary application for relief by CNH Capital America or New Holland Credit under the U.S. Bankruptcy Code or other insolvency laws will not result in consolidation of our assets and liabilities with those of CNH Capital America or New Holland Credit. These steps include our maintenance as a separate, limited-purpose subsidiary pursuant to a limited liability company agreement containing restrictions on the nature of our business and a restriction on our ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all our directors. However, there is no assurance that our activities would not result in a court concluding that our assets and liabilities should be consolidated with those of CNH Capital America or New Holland Credit in a proceeding under any insolvency law.

In addition, the indenture trustee, the trustee, all noteholders and all certificateholders will covenant that they will not at any time institute against us, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

CNH Capital America will warrant that each sale of receivables by it to us is a valid sale. If CNH Capital America were to become a debtor in a bankruptcy case, and a creditor or bankruptcy trustee or the debtor itself were to take the position that the transfer of receivables should instead be treated as a pledge of receivables to secure a borrowing, then delays in payments of collections of receivables to the relevant issuing entity (and in payments on the notes and certificates) could occur. If the court ruled in favor of the creditor, bankruptcy trustee or CNH Capital America, reductions in the amount of such payments could result. Also, under these circumstances, a bankruptcy trustee of CNH Capital America or CNH Capital America itself as debtor-in-possession, will, for a period of time, have the opportunity to reject any lease that is deemed a true lease, which would result in a cancellation of the remaining scheduled payments under the lease.

If any transfer of receivables referred to above, or any of our transfers of receivables to the trust, were treated as a pledge instead of a sale, a tax or government lien on the property of the transferor arising before the sale of the receivable may have priority over the trust’s interest in the receivable. If those transfers are treated as sales, the receivables would not be part of the transferor’s bankruptcy estate and would not be available to the transferor’s creditors, except under limited circumstances. In addition, while New Holland Credit is the servicer, cash collections on the receivables may, under some circumstances, be commingled with the funds of New Holland Credit and its affiliates, as applicable, and, in the event of the bankruptcy of New Holland Credit or an affiliate, a trust may not have a perfected security interest in those collections.

The U.S. Bankruptcy Code provides for the recovery of certain preferential pre-bankruptcy transfers and these provisions may apply to the repurchase of receivables by CNH Capital America or New Holland Credit. If CNH Capital America or New Holland Credit were to become a debtor in a bankruptcy case, the bankruptcy trustee or the debtor itself might be able to recover monies paid to the trust for the repurchase of receivables during the 90-day period prior to the bankruptcy filing, or for a period of one year prior to the bankruptcy filing if a trust or the depositor, as applicable, receiving such payments were deemed to be an “insider” of CNH Capital America or New Holland Credit, as applicable.

Bankruptcy Considerations Relating to Dealers and Consumer Receivables Originators

A substantial portion of the receivables may be or may have been originated by CNH dealers and/or Consumer Receivables Originators and purchased by CNH Capital America. A portion of the receivables originated by CNH dealers provide for recourse to the originating dealer for defaults by the obligors. In addition, CNH dealers that sell receivables to CNH Capital America under many of its current dealer agreements retain the right to repurchase those receivables at any time. See “Origination of Receivables—Dealer Agreements” in this prospectus. In the event of a dealer’s or a Consumer Receivables Originator’s bankruptcy or receivership, respectively, a creditor, receiver or bankruptcy trustee, as applicable, of the dealer or such Consumer Receivables Originator or the dealer or such Consumer Receivables Originator itself might attempt to characterize the sales of receivables to CNH Capital America as loans to the dealer or such Consumer Receivables Originator, as applicable, secured by the receivables. Such an attempt, if successful, could result in payment delays or losses on the affected receivables. However, in connection with any sale of receivables, directly or indirectly, by CNH Capital America to us or by CNH Capital America to one of its subsidiaries and ultimately to us, CNH Capital America has warranted that at the time of such sale it had good title to the receivables. Furthermore, in the event of a dealer’s bankruptcy, a dealer or its bankruptcy trustee might also be able to reject any leases originated by the dealer that were deemed to be “true leases” resulting in the termination of scheduled payments under those leases. In addition, the U.S. Bankruptcy Code provides for the recovery of certain preferential pre-bankruptcy transfers and these provisions may apply to the repurchase of receivables by CNH dealers. If a CNH dealer were to become a debtor in a bankruptcy case, the bankruptcy trustee or the debtor itself might be able to recover monies paid to the applicable trust for the repurchase of receivables during the 90-day period prior to the bankruptcy filing, or for a period of one year prior to the bankruptcy filing if the applicable trust, CNH Capital America or the depositor, as applicable, were deemed to be an “insider” of such CNH dealer.

Perfection and Priority With Respect to Receivables

A purchaser of retail installment sale contracts, retail installment loans, consumer installment loans or leases who in good faith gives new value and takes possession of the chattel paper that evidences the retail installment sale contracts, retail installment loans, consumer installment loans or leases in the ordinary course of the purchaser’s business may have priority over the interest of the related trust in the retail installment sale contracts, retail installment loans, consumer installment loans or leases. Any sale of, or grant of a security interest in, retail installment sale contracts, retail installment loans, consumer installment loans or leases that had been sold to a trust would be a violation of CNH Capital America’s contractual obligations, unless CNH Capital America has repurchased the receivable as described above under “Depositor—Regular Sales of Receivables”.

Security Interests in Financed Equipment

The retail installment sale contracts, retail installment loans and consumer installment loans included in your trust may include grants of security interests in the equipment under the applicable Uniform Commercial Code. Perfection of security interests in the equipment is generally governed by the Uniform Commercial Code. However, depending on applicable state law and the nature of the equipment financed, perfection of security interests may be governed by certificate of title registration laws of the state that has issued a certificate of title covering the equipment.

CNH Capital America takes or requires the applicable dealer or Consumer Receivables Originator to take appropriate action under applicable state laws to perfect CNH Capital America’s security interest in the equipment. We are required to purchase from each trust any retail installment sale contract or retail installment loan and may be required to repurchase any consumer installment loan as to which necessary perfection actions have not been taken prior to the time of sale to the trust, if the failure to take those actions will materially and adversely affect the interest of the trust in the receivable and the failure is not cured within a specified grace period. Similarly, CNH Capital America is required to purchase any such receivable if the failure occurred prior to its transfer of the receivable to us. In addition, the servicer is required to take appropriate steps to maintain perfection of security interests in the financed equipment (including substitute equipment, but excluding equipment related to receivables that have been, or are designated or identified to be, purchased by, repurchased by or otherwise transferred to us, the servicer, CNH Capital America or our affiliates pursuant to the related transaction agreements (so long as the amounts required to be paid or deposited, if any, by such party for the receivables, are paid or deposited as required in the transaction agreements)) and it is obligated to purchase, or to require an affiliate to purchase, the related receivable if it fails to do so.

Due to administrative burden and expense, no action will be taken to record the transfer of security interests in the financed equipment from a Consumer Receivables Originator to CNH Capital America, or from CNH Capital America to us or from CNH Capital America to one of its subsidiaries and ultimately to us or, in any case, from us to the trust. In most states, an assignment like the transfers referred to above is effective to convey a secured party’s interest in equipment, without any action to record the transfer of record. In those states, the proper initial filing of the financing statement relating to the equipment, or, if applicable, the notation of the applicable originating Consumer Receivables Originator’s or CNH Capital America’s lien on the certificates of title, will be sufficient to protect the related trust against the rights of subsequent purchasers of financed equipment or subsequent lenders who take a security interest in financed equipment. However, by not identifying a trust as the secured party on the financing statement or certificate of title, the security interest of the trust in financed equipment could be defeated through fraud or negligence. Moreover, the security interest of a Consumer Receivables Originator in equipment which constitutes “consumer goods” under the applicable UCC and is not titled equipment will be automatically perfected as a purchase money security interest, with no financing statement filings necessary, and an assignment like the transfers referred to above is effective to convey a secured party’s interest in such equipment, without any action to record the transfer (and no such action is in fact taken).

In addition, under the laws of most states, liens for repairs performed on the equipment and liens for unpaid taxes take priority over even a perfected security interest in equipment. We will represent to each trust that, as of the date the related receivable is sold to such trust, each security interest in any related financed equipment is or will be prior to all other present liens on and security interests in the financed equipment (other than (a) tax liens, mechanics’ liens and any liens that attach to the related receivable by operation of law as a result of any act or omission by the related obligor and (b) any lien against the equipment resulting from a cross-collateralization provision in the related contract). However, liens for repairs or taxes could arise at any time during the term of a receivable. Also, error, fraud or forgery by the equipment owner or the servicer or administrative error by state or local agencies could impair a trust’s security interest. If a single obligor finances or has financed multiple equipment purchases through CNH Capital America, each piece of related equipment may serve as collateral for multiple receivables. CNH Capital America has agreed to subordinate its rights under any such cross-collateralization arrangement in any equipment financed by a receivable that is included in a trust and has agreed to obtain a similar subordination from any third-party or other securitization vehicle to which they may sell any interest in any equipment related to a receivable that has been sold to such trust. Neither we nor the servicer must repurchase a receivable if any of the occurrences described above, other than any action by the servicer, result in the trust losing the priority of its security interest or its security interest in the financed equipment after the date the security interest was assigned to the trust.

A security interest in equipment perfected by filing a financing statement pursuant to the Uniform Commercial Code would continue to be perfected for four months after the debtor changes its location to a state other than the state in which a financing statement was filed initially to perfect the security interest. A perfected security interest in equipment covered by a certificate of title would continue to be perfected for four months after the equipment becomes covered by a certificate of title issued by a different state. If a certificate of title is issued for equipment that does not show that the equipment is subject to the security interest, a buyer or conflicting security interest arising after the issuance of the certificate of title may have priority over the security interest even during the four month period from relocation or issuance of a certificate of title, as applicable. With respect to any equipment that is subject to a certificate of title, a majority of states generally require a surrender of a certificate of title to re-register the equipment. Accordingly, a secured party must surrender possession if it holds the certificate of title to the equipment, or, in the case of equipment registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, with respect to any equipment that is subject to such certificate of title laws, the secured party would have the opportunity to re-perfect its security interest in the equipment in the state issuing the certificate of title. Issuance of a certificate of title that does not list the security interest could defeat perfection.

Within the four-month period subsequent to a debtor changing its location to a state other than the state in which a financing statement was filed initially to perfect the security interest, as discussed in the preceding paragraph, the secured party must file a financing statement in the state where the debtor is then located in order to maintain perfection.

Security Interests in Leased Equipment

When we sell leases to a trust, we also assign to the trust any security or ownership interest that we hold in the leased equipment. Each lease is either a “true lease” or a lease intended for security (often referred to as a “finance lease”). Whether we are deemed to hold a security interest or an ownership interest in particular leased equipment depends in part upon whether the related lease is a “true lease” or not.

“true lease” = the lessor (i.e., the originating dealer and its assigns) is deemed to be the beneficial owner of the leased equipment.

“finance lease” (not a true lease) = the lessee is deemed to be the beneficial owner, and the lessor (or its assignee) is deemed to hold a security interest in the leased equipment.

Under applicable state law standards, any lease transferred to a trust that has a nominal termination value should be deemed to be a finance lease. While the term “nominal” is not clearly defined for this purpose, it is clear that any lease with a $1 termination value should be treated as a finance lease. The treatment of other leases as finance leases or true leases under applicable state law is less certain, and the applicable prospectus supplement will specify the extent to which any leases included in the property of the related trust are thought to be finance leases or true leases or are of uncertain classification.

CNH Capital America requires dealers that originate leases to obtain a precautionary first priority perfected security interest in the leased equipment, in case the leases are deemed to be finance leases. In the case of leases of titled vehicles, CNH Capital America requires dealers to have the lessees named as the owner on the certificates of title and to have CNH Capital America named as holder of a security interest. These security interests are transferred to CNH Capital America when it purchases the related leases. When CNH Capital America originates a lease directly, it also obtains a precautionary first priority perfected security interest in the leased equipment and, in the case of titled vehicles leases, causes the lessee to be named as owner and itself to be named as holder of a security interest. As a result of these actions, for leases that are deemed to be finance leases, CNH Capital America and its assigns will have a very similar position to the one described above with respect to retail installment sale contracts, and the same repurchase obligations apply if there is no first priority perfected security interest.

CNH Capital America generally also obtains a perfected security interest in leased equipment against originating dealers in case the leased equipment is deemed to be owned by the dealer, which would be the case for any lease that is deemed to be a true lease, and the transfer of the leased equipment from the dealer to CNH Capital America is not deemed to be a true sale. However, that security interest may not in all cases have first priority status. Also CNH Capital America does not obtain a perfected security interest in leased equipment against originating dealers in all cases. Competing liens arising in favor of creditors of the originating dealer could take priority over the interests of the applicable trust in that leased equipment if the originating dealer were not deemed to have made a true sale and any security interest in the leased equipment granted to CNH Capital America was not perfected or did not have first priority status.

Bankruptcy Considerations Relating to a Lessee

If the lessee under any lease included in the property of a trust becomes a debtor in a bankruptcy case or any similar applicable state law proceedings, the trust may be delayed or prevented from enforcing some of its rights under the leases and obtaining possession of the leased equipment from the lessee. The precise treatment of a lease in bankruptcy proceedings generally will depend upon whether the bankruptcy court finds the lease to be a true lease or a finance lease.

If a given lease is a “finance lease,” its treatment in bankruptcy will be similar to the treatment of a retail installment sale contract. The trust will have a bankruptcy claim equal to the outstanding amount of the deemed “loan” to the lessee, which claim will generally have the benefit of a perfected security interest in the leased equipment, subject to the qualifications set out under “—Security Interests in Financed Equipment” above. If a given lease is a true lease, the lessee’s bankruptcy trustee or the lessee will, for a period of time, have the opportunity to either assume or reject the lease. The precise length of this period of time will be difficult to predict in any given case, and the bankruptcy trustee or the lessee will have possession of the leased equipment during such period.

If a lease is assumed, the bankruptcy trustee or the lessee must:

•                  cure any default, other than a default based on the lessee’s bankruptcy or financial condition, and possibly other non-monetary defaults; or provide adequate assurance of a prompt cure; and

•                  if there has been a prepetition default, provide adequate assurance of future performance under the lease.

If a lease is rejected:

•                  the scheduled payments due thereafter under the lease will be canceled;

•                  the trust will generally be able to obtain possession of the leased equipment; and

•                  the trust will be entitled to assert an unsecured claim for damages resulting from the rejection of the lease.

Repossession

Upon a default by an equipment purchaser, the holder of a retail installment sale contract, retail installment loan, consumer installment loan or a lease that is treated as a personal property security interest, has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Under those remedies, the secured party may perform self-help repossession unless it would constitute a breach of the peace. Self-help is the method employed by the servicer in most cases and is accomplished simply by retaking possession of the financed or leased equipment. Some jurisdictions may require that the obligor be notified of the default and be given time to cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

The Uniform Commercial Code and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees, or, in some states, redemption by payment of delinquent installments or the unpaid balance may be permitted.

Uniform Commercial Code Considerations

Many states have adopted a version of Article 2A of the Uniform Commercial Code that purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit the enforceability of any “unconscionable” lease or “unconscionable” provision in a lease, provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults, and may add to or modify the terms of “consumer leases” and leases where the lessee is a “merchant lessee.” However, when CNH Capital America sells a lease it will represent that, to the best of its knowledge, each lessee has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified it of any defects. Article 2A does, however, recognize typical commercial lease “hell or high water” rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

Vicarious Tort Liability

Although each trust may own the leased equipment related to any lease purchased by that trust that is treated as a true lease, the leased equipment will be operated by the related lessees and their respective invitees. State laws differ as to whether anyone suffering injury to person or property involving leased agricultural, construction or other equipment may recover damages from the owner of the equipment by virtue of that ownership. To the extent applicable law permits such an action and such an action is successful, the related trust and its assets may be subject to liability to the injured party.

If vicarious liability were imposed on a trust as owner of leased equipment, and the coverage provided by any available insurance is insufficient to cover the loss, you could incur a loss on your investment.

Lessees are required to obtain and maintain physical damage insurance and liability insurance. Dealers that sell receivables to CNH Capital America under its current dealer agreements are responsible for verifying physical damage or liability insurance on the leased equipment at the time the lease is originated. If a dealer fails to verify physical damage insurance coverage and the lessee did not obtain insurance coverage at the time the lease was originated, the dealer is required to repurchase the lease and is responsible for any damages or losses incurred by CNH Capital America as a result thereof. See “Origination of Receivables—Dealer Agreements” in this prospectus.

In any case, if insurance has lapsed or has not been maintained in full force and effect subsequent to the time the lease was originated, the dealers will not be obligated to repurchase the lease.

Deficiency Judgments and Excess Proceeds; Other Limitations

The proceeds of resale of equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. Some states may impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness. In other states, a deficiency judgment against the debtor can be sought for the shortfall. However, because a defaulting obligor may have very little capital or sources of income available following repossession, in many cases it may not be useful to seek a deficiency judgment. If one is obtained, it may be uncollectible or settled at a significant discount.

Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the equipment or, if no such lienholder exists, to the former owner of the equipment.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers. As to leases, some jurisdictions may require that a lessee be notified of a default and given a time period within which to cure the default prior to repossession of leased equipment.

In addition to any laws that may limit or prohibit deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the periodic payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Consumer Protection Laws

The receivables in your trust may include consumer finance contracts. Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Reserve Board’s Regulations B and Z, the Gramm-Leach-Bliley Act, the “Talent Amendment” and related Department of Defense regulations, the Consumer Financial Protection Act of 2010, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, and other similar state laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce any consumer finance contracts included in the receivables.

When CNH Capital America sells receivables to us, it will warrant upon each sale of those receivables that each receivable transferred complies with all requirements of law in all material respects. We make similar warranties to each trust. Accordingly, if an obligor has a claim against the related trust for violation of any law and such claim materially and adversely affects the trust’s interest in a receivable, the violation would be a breach of our warranties and would create an obligation on our part to purchase the receivable unless the breach is cured. Our obligation to purchase any receivables in these circumstances is subject to CNH Capital America repurchasing the affected receivable. If the claim existed at the time CNH Capital America sold the receivable to us, the violation would also be a breach of CNH Capital America’s warranties, and CNH Capital America would be required to repurchase the receivable unless the breach were cured.

Servicemembers Civil Relief Act

The Servicemembers Civil Relief Act (the “Relief Act”) and similar state laws apply to obligors who are members of the military on active duty, including members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the Oceanic and Atmospheric Administration assigned to duty with the military and certain other persons as specified in the Relief Act. Under the Relief Act, a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. In addition to adjusting the rate of interest, the lender must forgive any such interest in excess of 6% during the period of such obligor’s active duty status and for one year thereafter, unless a court orders otherwise.

Application of the Relief Act or similar state laws would also adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. In addition, the Relief Act and similar state laws impose limitations that would impair the ability of the servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional nine month period thereafter. Thus, if a receivable goes into default, there may be delays and losses arising from the inability to exercise the trust’s rights with respect to the receivable and related equipment in a timely fashion.

U.S. Federal Income Tax Consequences

The following is a summary of the material anticipated U.S. federal income tax consequences of the purchase, ownership and disposition of the notes and certificates. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, called the “Code”, proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively, and subject to differing interpretation. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Greenberg Traurig, LLP, tax counsel for each trust, as qualified in this summary. Greenberg Traurig, LLP has prepared or reviewed the statements in this prospectus under the heading “U.S. Federal Income Tax Consequences,” and is of the opinion that, to the extent such statements relate to matters of law or legal conclusions, they are correct in all material respects.

The following summary does not furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes and certificates by investors that are subject to special treatment under the federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes or certificates as a position in a “straddle” for tax purposes or as a part of a “synthetic security” or “conversion transaction” or other integrated investment comprised of the notes or certificates and one or more other investments, trusts and estates and pass-through entities, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes and certificates is limited to the federal income tax consequences of the initial investors and not a purchaser in the secondary market and to investors who have purchased notes and who hold those notes as capital assets within the meaning of Section 1221 of the Code. Furthermore, the following discussion regarding the notes only applies to notes that are offered in a related prospectus supplement and acquired by persons other than the depositor or its affiliates.

Tax Characterization of the Trust

Greenberg Traurig, LLP is of the opinion that the trust will not be an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the trust agreement and related documents. An opinion of counsel, however, is not binding on the Internal Revenue Service, called the “IRS,” or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents refer, unless otherwise specified, to each trust and the notes, certificates and related terms, parties and documents applicable to that trust.

If the trust were taxable as a corporation for U.S. federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust’s taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any corporate income tax imposed on the trust could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the trust.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness.  We will agree, and if you (other than the depositor or its affiliates) purchase notes, you will agree by your purchase of the notes, to treat the notes as debt for federal, state and local income and franchise tax purposes. Greenberg Traurig, LLP is of the opinion that the notes (other than notes acquired by the depositor or its affiliates) will be classified as debt for U.S. federal income tax purposes. The discussion below assumes the notes are classified as debt for federal income tax purposes.

Original Issue Discount.  The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations, called the “OID Regulations,” relating to original issue discount, or “OID.” This discussion also assumes that any OID on the notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the notes will have OID if the “stated redemption price at maturity” of the notes (the stated redemption price at maturity of the notes is the sum of all payments required to be made on the notes other than payments of “qualified stated interest”) exceeds the “issue price” of the notes. Further, if the notes have any OID, it will be de minimis if it is less than 1/4% stated redemption price at maturity of the note multiplied by the number of complete years to maturity from the issue date. If these conditions are not satisfied for any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations for these notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes.  Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. If you buy notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

If you have purchased a note that has a fixed maturity date of not more than one year from the issue date of the note, called a “Short-Term Note,” you may be subject to special rules. If you are an accrual basis holder of a Short-Term Note or a cash basis holder specified in Section 1281 of the Code, including regulated investment companies, you will generally be required to report interest income as interest accrues on a straight-line basis or under a constant yield method over the term of each interest period. If you are a cash basis holder of a Short-Term Note other than those specified in Section 1281, you will, in general, be required to report interest income as interest is paid (or, if earlier, upon the sale or exchange of the Short-Term Note). However, if you are a cash basis holder of a Short-Term Note reporting interest income as it is paid, you may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition of the Short-Term Note. If you are a cash basis taxpayer, you may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less. If you have so elected, you would include OID on the Short-Term Note in income as it accrues, but you would not be subject to the interest expense deferral rule. Special rules that apply to a Short-Term Note purchased for more or less than its redemption price at maturity (as defined in the OID Regulations) will be discussed in the applicable prospectus supplement.

Sale or Other Disposition.  If you sell a note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the note. The adjusted tax basis of a note will equal your cost for the note, increased by any market discount, OID and gain previously included in your income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments you have previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. If you are a cash basis holder of a Short-Term Note not specified in Section 1281 of the Code, any gain or loss on the sale or exchange of the Short-Term Note will be treated as ordinary income or loss. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a note held for more than 12 months will be taxed at a long-term capital gains rate (which is currently less than the maximum ordinary income tax rate).

Net Investment Income.  Recently enacted legislation generally imposes a tax of 3.8% on the “net investment income” of certain U.S. individuals, trusts and estates for taxable years beginning after December 31, 2012. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less deductions. U.S. noteholders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Foreign Holders.  The following information describes the U.S. federal income tax treatment of investors that are not U.S. persons (each, a “foreign person”). The term “foreign person” means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source or (iv) a trust treated as a U.S. Person under Section 7701(a) of the Code. If you are a foreign person, interest paid or accrued to you will generally be considered “portfolio interest,” and generally will not be subject to U.S. federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by you and you:

•                  are not actually or constructively a “10 percent shareholder” of the trust or us, including a holder of 10% of the outstanding certificates, or a “controlled foreign corporation” with respect to which we or the trust are a “related person” within the meaning of the Code; and

•                  satisfy the statement requirement set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder.

To satisfy this statement requirement, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the trust with a statement to the effect that you are not a U.S. person. If you are an individual or a corporation holding the notes on its own behalf, these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN), or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement. If you are not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf you may have substantially increased reporting requirements and are encouraged to consult your tax advisor. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information. Under applicable Treasury regulations the statement requirement may also be satisfied with other documentary evidence with respect to an offshore account or through some foreign intermediaries. We recommend that you consult your own tax advisors regarding the application of the withholding regulations to your particular circumstances.

If you are a foreign person and interest paid or accrued to you is not “portfolio interest,” then it will be subject to a 30% withholding tax unless you provide the trust or its paying agent, as the case may be, with a properly executed:

•                  IRS Form W-8BEN, claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty, or

•                  IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

If you are a foreign person engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of the trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to U.S. federal income tax on your interest on a net income basis in the same manner as if you were a U.S. person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.

If you are a foreign person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from U.S. federal income and withholding tax; provided that:

•                  the gain is not effectively connected with your conduct of a trade or business in the United States, and

•                  if you are an individual foreign person, you have not been present in the United States for 183 days or more in the taxable year.

Information Reporting and Backup Withholding.  The paying agent will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and any amount of interest withheld for federal income taxes, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or nonresident aliens who provide certification of status). If you are not an exempt holder, you will be required to provide, under penalties of perjury, a certificate (Form W-9) containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and you fail to provide the required certification, the trust or a paying agent on the trust’s behalf will be required to withhold a portion of the amount otherwise payable to you at the applicable withholding rate, and remit the withheld amount to the IRS as a credit against your federal income tax liability. We recommend that you consult your own tax advisors regarding the backup withholding and information reporting rules.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of Greenberg Traurig, LLP, the IRS successfully asserted that one or more of the notes acquired by persons other than the depositor or its affiliates did not represent debt for U.S. federal income tax purposes, the notes might be treated as equity interests in the trust. In this case, the trust could be treated as a publicly traded partnership. This publicly traded partnership would not, however, be taxable as a corporation if it meets certain qualifying income tests. Based on the nature of the trust’s income, it is possible that the trust might not meet the criteria of these tests. Nonetheless, even if this publicly traded partnership is not taxable as a corporation, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to you. For example, if you are a tax-exempt entity (including a pension fund), income to you may be “unrelated business taxable income,” if you are a foreign person, income to you might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and if you are an individual holder, you might be subject to certain limitations on your ability to deduct your share of trust expenses.

Tax Consequences to Holders of the Certificates

The following discussion applies only to the extent certificates are offered in a related prospectus supplement. Until that time, because the certificates will be held solely by us or one of our affiliates, under current Treasury regulations, the trust will be disregarded as an entity separate from us or one of our affiliates, for federal income tax purposes.

Treatment of the Trust as a Partnership.  We and the servicer will agree, and you will agree by your purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income. The assets of the partnership will be the assets held by the trust, the partners of the partnership will be the certificateholders, including us or our affiliate in our or its capacity as recipient of distributions from any account specified in the related prospectus supplement in which we have or it has an interest, and the notes will be debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, us, any such of our affiliates and the servicer is not clear because there is no authority on transactions closely comparable to this arrangement.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered our debt or debt of the trust. This characterization should not result in materially adverse tax consequences to certificateholders compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc.  The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are indexed securities or strip certificates and a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations for those certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation.  As a partnership, the trust will not be subject to U.S. federal income tax. Rather, you will be required to separately take into account your accruals of guaranteed payments, if any, from the trust and your allocated share of other income, gains, losses, deductions and credits of the trust. The trust’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, OID and premium, and any gain upon collection or disposition of receivables. The trust’s deductions will consist primarily of interest accruing on the notes, guaranteed payments on the certificates, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

Under the trust agreement, interest payments on the certificates, including interest on amounts previously due on the certificates but not yet distributed, will be treated as “guaranteed payments” under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the trust and as ordinary income to you. The trust will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. If you use a calendar year tax year, you will be required to include the accruals of guaranteed payments in income in your taxable year that corresponds to the year in which the trust deducts the payments. If you use a taxable year other than a calendar year, you will be required to include the payments in income in your taxable year that includes the December 31 of the trust year in which the trust deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

In addition, the trust agreement will provide, in general, that you will be allocated taxable income of the trust for each calendar month equal to the sum of:

•                  any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

•                  prepayment premium, if any, payable to you for such month; and

•                  any other amounts of income payable to you for the month.

This allocation will be reduced by any amortization by the trust of premium on receivables corresponding to any excess of the issue price of certificates over their principal amount. All remaining items of income, gain, loss and deduction of the trust will be allocated to us.

Based upon the economic arrangement of the parties, this approach for accruing guaranteed payments and allocating trust income should be permissible under applicable Treasury regulations. However, no assurance can be given that the IRS would not require a greater amount of income to be allocated to you. Moreover, even under the method of allocation described above, you may be subject to tax on income equal to the interest rate on the certificates plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of this amount. Thus, if you are a cash basis taxpayer, you will in effect be required to report income from the certificates on the accrual basis and you may become liable for taxes on trust income even if you have not received cash from the trust to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, you may be required to report on your tax returns taxable income that is greater or less than the amount reported to you by the trust.

Guaranteed payments and taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, may constitute “unrelated debt-financed income,” which is generally taxable to the holder under the Code.

Your share of expenses of the trust, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. These deductions might be disallowed to you in whole or in part and, as a result, you might be taxed on an amount of income that exceeds the amount of cash actually distributed to you over the life of the trust. It is not clear if these rules would apply to a certificateholder who receives guaranteed payments.

The trust intends to make all tax calculations for income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each receivable, the trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect to you.

Discount and Premium.  The purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, respectively. As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

If the trust acquires the receivables at a market discount or premium, the trust will elect to include any discount in income currently as it accrues over the life of the receivables or to offset any premium against interest income on the receivables. As indicated above, a portion of any market discount income or premium deduction may be allocated to you.

Section 708 Termination.  Under Section 708 of the Code, the trust will be deemed to terminate for U.S. federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under current Treasury regulations, if a termination occurs, the trust will be considered to have contributed the assets of the trust, constituting the old partnership, to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof. The trust may not comply with certain technical requirements that might apply if a constructive termination occurs. As a result, the trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to lack of data.

Disposition of Certificates.  Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and your tax basis in the certificates sold. Your tax basis in a certificate will generally equal your cost for the certificate increased by your share of trust income and accruals of guaranteed payments (includible in income) and decreased by any distributions received by you with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include your share of the notes and other liabilities of the trust. If you acquire certificates at different prices, you may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of the aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

Any gain on the sale of a certificate attributable to your share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to you and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

If you are required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions paid to you on the certificates, this excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees.  In general, the trust’s taxable income and losses will be determined monthly and the tax items and accruals of guaranteed payments for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, you may be allocated tax items and accruals of guaranteed payments, which will affect your tax liability and tax basis, attributable to periods before you purchased your certificates.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses and accruals of guaranteed payments of the trust might be reallocated among the certificateholders. We are authorized to revise the trust’s method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

Section 754 Election.  If a certificateholder sells its certificates at a profit, the purchasing certificateholder will have a higher basis in the certificates than the selling certificateholder had. The tax basis of the trust’s assets will not be adjusted to reflect that higher basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make this election. As a result, you might be allocated a greater amount of trust income than would be appropriate based upon your own purchase price for certificates. If a certificateholder sells its certificates at a loss, under certain circumstances an adjustment would be required to be made.

Administrative Matters.  The trustee is required to keep or have kept complete and accurate books of the trust. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file, if applicable, a partnership information return on IRS Form 1065 with the IRS for each taxable year of the trust and will report each certificateholder’s accruals of guaranteed payments and allocable share of items of trust income and expense to certificateholders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and these nominees will be required to forward such information to the beneficial owners of the certificates. Generally, you must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless you notify the IRS of all inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes the name, address and taxpayer identification number of the nominee, and, as to each beneficial owner:

•                  the name, address and taxpayer identification number of that person,

•                  whether that person is a U.S. person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of a foreign government or an international organization, and

•                  certain information on certificates that were held, bought or sold on behalf of that person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information regarding themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act is not required to furnish this information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

In the event the trust is characterized as a partnership, we will be designated as the tax matters partner in the trust agreement and, therefore, will be responsible for representing you in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of your tax returns, and, under certain circumstances, you may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of your tax returns and adjustments of items not related to the income and losses of the trust.

Tax Consequences to Foreign Certificateholders.  It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes on non-U.S. persons because there is no clear authority dealing with this issue under facts substantially similar to ours. Although it is not expected that the trust would be engaged in a trade or business in the United States for these purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold pursuant to Section 1446 of the Code, on the portion of its taxable income allocable to foreign certificateholders as if this income were effectively connected to a U.S. trade or business, at the highest rate of tax applicable to their domestic counterparts in the case of foreign corporations, partnerships, trusts, estates and nonresident alien individuals, respectively. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a certificateholder’s status, the trust may rely on IRS Form W-8BEN, IRS Form W-8ECI, IRS Form W-9 or the certificateholder’s certification of status signed under penalties of perjury.

Each foreign certificateholder which is an individual or a corporation holding the certificates on its own behalf might be required to file a U.S. federal individual or corporate income tax return and pay U.S. federal income tax on the amount computed therein, including, in the case of a corporation, the branch profits tax, on its share of accruals of guaranteed payments and the trust’s income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the trust on IRS Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign certificateholder who is not an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the certificates on its own behalf may have substantially increased reporting requirements and should consult their tax advisor. A foreign certificateholder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, you fail to comply with certain identification procedures, unless you are an exempt recipient under applicable provisions of the Code. We recommend that you consult your own tax advisors regarding the backup withholding and information reporting rules. See “—Tax Consequences to Holders of the Notes—Backup Withholding.”

Reportable Transactions.  A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex, but include (and are not limited to) transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

State and Local Tax Consequences

The above discussion of material U.S. federal income tax consequences does not address any state or local tax matters. Prospective investors are urged to consult with their tax advisors regarding the state and local tax consequences to them of purchasing, holding and disposing of notes and/or certificates.

ERISA Considerations

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, individual retirement accounts, Keogh Plans and other plans covered by Section 4975 of the Code and entities deemed to hold plan assets of any of the foregoing (each a “Benefit Plan”), from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of the Benefit Plan.

Certain transactions involving the related trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes or certificates if assets of the related trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor relating to plan assets, the assets of the related trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the related trust and none of the exceptions contained in the plan assets regulation was applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of offered notes and certificates of a given series will be discussed in the related prospectus supplement.

ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans that are subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Benefit Plan’s investments be made in accordance with the documents governing the Benefit Plan. Under ERISA, any person who exercises any authority or control over the management or disposition of assets of a Benefit Plan is a fiduciary of that Benefit Plan, and is subject to additional prohibited transaction provisions concerning transactions involving self-dealing or a conflict of interest.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to comparable state or local law restrictions, which may to a material extent, be similar to the provisions of ERISA or Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and availability of any exemptive relief under any such similar laws.

A plan fiduciary considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Plan of Distribution

We will enter into one or more underwriting agreements with respect to the notes of each series and an underwriting agreement with respect to the certificates of a given series, in each case if offered under this prospectus. In each underwriting agreement, we will agree to cause the related trust to sell to the underwriters, and each of the underwriters will severally, but not jointly, agree to purchase, the principal amount of each class of offered notes and certificates, as the case may be, of the related series set forth in the related underwriting agreement and in the related prospectus supplement. In each underwriting agreement with respect to any given series of securities, the several underwriters will agree, subject to terms and conditions specified therein, to purchase all the notes and certificates, as the case may be, which are described therein and are offered hereby and by the related prospectus supplement if any of such notes and certificates, as the case may be, are purchased. In addition, we may offer notes of any series by direct placement with investors or by direct placement with investors through dealers.

Each prospectus supplement will either set forth the price at which each class of notes and certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in that offering, or specify that the related notes and certificates are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any notes and certificates the public offering prices and concessions may be changed.

Each underwriting agreement will provide that we and CNH Capital America will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

Each trust may, from time to time, invest the funds in its trust bank accounts and in any backup servicer account in eligible investments acquired from underwriters.

Pursuant to each of the underwriting agreements with respect to a given series of securities, the closing of the sale of each class of securities subject to any of those agreements will be conditioned on the closing of the sale of all other classes subject to any of those agreements. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

Legal Opinions

Certain legal matters relating to the securities of any series will be passed upon for the related trust, us and the servicer by Greenberg Traurig, LLP, New York, New York. Certain legal matters relating to the securities of any series will be passed upon for the underwriters by Sidley Austin LLP, New York, New York. Certain federal income tax and other matters will be passed upon for each trust by Greenberg Traurig, LLP. Sidley Austin LLP from time to time renders legal services to CNH Global N.V. and certain of its affiliates on other matters.

Where You Can Find More Information

We filed a registration statement relating to the offered securities with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

We will file with the SEC all required annual, monthly and special SEC reports and other information about any trust we originate.

You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC that is incorporated by reference will automatically update the information in this prospectus. In all cases, you should rely on the later information that is incorporated by reference over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future monthly reports on Form 10-D and Current Reports on Form 8-K filed by, on behalf of, or with respect to any trust until we terminate offering the securities.

We have not been, nor are we currently, required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, except for annual reports on Form 10-K, the filing of Current Reports on Form 8-K and monthly distribution reports on Form 10-D in connection with the trusts we originate. These monthly reports on Form 10-D and Current Reports on Form 8-K are also incorporated into this prospectus by reference and made a part hereof until we terminate offering the securities.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: CNH Capital Receivables LLC, 6900 Veterans Boulevard, Burr Ridge, Illinois 60527, Attention: Assistant Treasurer (Telephone (630) 887-5451).

Index of Terms

Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found herein.

Benefit Plan	53
Clearstream, Luxembourg	34
CNH	5
CNH Capital America	5
Code	46
Collection Period	18
Consumer Receivables Originator	8
dealer	8
dealer agreement	8
Demerger	5
DTC	33
DTCC	34
ERISA	53
Euroclear System	33
Fiat	5
finance lease	43
foreign person	48
hired NRSRO	4
IRS	47
LIBOR	33
liquidated collateral	16
liquidated receivable transfer date	16
New Holland Credit	15
OID	47
OID Regulations	47
Rating Agency Condition	29
Relief Act	46
servicer defaults	21
servicing procedures	15
Short-Term Note	48
true lease	43
trust bank accounts	17

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14                  Other Expenses of Issuance and Distribution.

Estimated expenses in connection with the offering of the Securities being registered herein are as follows:

SEC filing fee	$433,437.55
Legal fees and expenses	*
Accounting fees and expenses	*
Rating agency fees	*
Trustee fees and expenses	*
Indenture Trustee fees and expenses	*
Blue Sky expenses	*
Printing and engraving	*
Miscellaneous	*
Total	$ *

* To be filed by amendment

Item 15                  Indemnification of Directors and Officers

Section 18-108 of the Limited Liability Company Act of Delaware empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Section 19 of the Limited Liability Company Agreement (the “Agreement”) of CNH Capital Receivables LLC (the “Company”) provides as follows:

Section 19 Exculpation and Indemnification.   Neither CNH Capital America LLC (the “Economic Member”) nor any independent director of the Company (collectively the “Special Members”) nor any Officer, Director, employee or agent of the Company nor any employee, representative, agent or any individual or organization that controls, is controlled by, or is under common control (an “Affiliate”) with the Economic Member or the Special Members (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, that any indemnity under this Section 19 by the Company shall be provided out of and to the extent of Company assets only, and the Economic Member and the Special Members shall not have personal liability on account thereof; provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 19 shall be payable from amounts allocable to any other person pursuant to the Agreement, the directors agreement or all other documents, instruments and certificates delivered in connection with the acquisition, creation, funding or financing of receivables.

To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 19.

A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Economic Member might properly be paid.

To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Economic Member and the Special Members to replace such other duties and liabilities of such Covered Person.

The foregoing provisions of this Section 19 shall survive any termination of this Agreement.

In addition, pursuant to the form purchase agreement and sale and servicing agreement filed as a part of Exhibit 99(c) and Exhibit 99(a), respectively, to this registration statement, CNH Capital America LLC and New Holland Credit Company, LLC, respectively, agree to indemnify the registrant and its directors and officers in connection with certain liabilities.

The registrant also maintains insurance providing for payment, subject to certain exceptions, on behalf of officers and directors of the registrant of money damages incurred as a result of legal actions instituted against them in their capacities as such officers or directors (whether or not such person could be indemnified against such liabilities under the Delaware Limited Liability Company Act).

Under the terms of the forms of underwriting agreements filed as a part of Exhibit 1(a) and Exhibit 1(b), respectively, to this registration statement, the underwriters have undertaken in certain circumstances to indemnify certain controlling persons of the registrant, including its officers and directors, against liabilities incurred under the Securities Act of 1933, as amended. The registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16	Exhibits.

1(a)*	Form of Underwriting Agreement for Notes
1(b)*	Form of Underwriting Agreement for Certificates
3(a)*	Certificate of Formation of CNH Capital Receivables LLC
3(b)*	Limited Liability Company Agreement of CNH Capital Receivables LLC
3(c)*	Form of Certificate of Trust of CNH Equipment Trusts (included as part of Exhibit 4(b))
4(a)*	Form of Indenture between the Trust and the Indenture Trustee

4(b)*	Form of Trust Agreement between CNH Capital Receivables LLC and the Trustee
4(c)*	Form of Class A-1 Note (included as part of Exhibit 4(a))
4(d)*	Form of Class A-2 Note (included as part of Exhibit 4(a))
4(e)*	Form of Class A-3 Note (included as part of Exhibit 4(a))
4(f)*	Form of Class A-4a Note (included as part of Exhibit 4(a))
4(g)*	Form of Class A-4b Note (included as part of Exhibit 4(a))
4(h)*	Form of Class B Note (included as part of Exhibit 4(a))
4(i)*	Form of Certificate (included as part of Exhibit 4(b))
5*	Opinion of Greenberg Traurig LLP with respect to legality
8*	Opinion of Greenberg Traurig LLP with respect to Federal income tax matters
23(a)*	Consent of Greenberg Traurig LLP (to be included as part of Exhibit 5)
23(b)*	Consent of Greenberg Traurig LLP (to be included as part of Exhibit 8)
25**	Form T-1 Statement of Eligibility
99(a)*	Form of Sale and Servicing Agreement between CNH Capital Receivables LLC, the Trust and New Holland Credit Company, LLC
99(b)*	Form of Administration Agreement between the Trust, New Holland Credit Company, LLC, the Trustee and the Indenture Trustee
99(c)*	Form of Purchase Agreement between CNH Capital America LLC and CNH Capital Receivables LLC
99(d)*	Form of Backup Servicing Agreement between CNH Capital Receivables LLC, New Holland Credit Company LLC, the Trust and the Backup Servicer
99(e)*	Form of Interest Rate Swap Agreement between Trust and the Swap Counterparty

*	Previously filed.

**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17	Undertakings

(a) As to Rule 415: The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if this registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) As to documents subsequently filed that are incorporated by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) As to the Equity Offerings of Nonreporting Registrants: The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d) As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) As to Rule 430A:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of the prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)  As to qualification of Trust Indentures under the Trust Indenture Act of 1939 for delayed offerings: The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(g) As to Item 1100(c) of Regulation AB (§17 CFR 229.1100(c)): The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) As to Item 1105 of Regulation AB (§17 CFR 229.1105) and Rule 312 of Regulation S-T (17 CFR 232.312): The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement for the asset-backed securities being registered on this form will be met by the time of the sale and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, Illinois, on the date of December 23, 2010.

CNH CAPITAL RECEIVABLES LLC
By:	*/s/ Steven Bierman
Steven Bierman
Chairman and President

By:	*/s/ Marco Casalino
Marco Casalino
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*/s/ Steven Bierman	Chairman, President (Principal Executive Officer) and Director	December 23, 2010
Steven Bierman

*/s/ Harold Boyanovsky	Director	December 23, 2010
Harold Boyanovsky

*/s/ John R. Power, Jr.	Director	December 23, 2010
John R. Power, Jr.

*/s/ Donald Puglisi	Director	December 23, 2010
Donald Puglisi

*/s/ Marco Casalino	Treasurer (Principal Financial Officer and Principal Accounting Officer) and Director	December 23, 2010
Marco Casalino

* The undersigned, by signing his name hereto, does hereby sign this Amendment No. 1 to Registration Statement on behalf of the above-indicated officer or director of the Registrant pursuant to the Power of Attorney signed by such officer or director.

By:	/s/ Thomas N. Beckmann
Thomas N. Beckmann
Assistant Treasurer